                          CONVERSION VALUATION REPORT

                       =================================


                          Valued as of August 28, 1998


                               CITIZENS BANK, FSB



                           SALISBURY, NORTH CAROLINA



                                  Prepared By:

                               Ferguson & Company
                                   Suite 305
                            860 West Airport Freeway
                                Hurst, TX  76054
                                  817-577-9558

                               September 9, 1998



Board of Directors
Citizens Bank, FSB
401 West Innes Street
Salisbury, North Carolina 28144

Dear Directors:

  We have completed and hereby provide, as of August 28, 1998, an independent appraisal of the estimated pro forma market value of Citizens Bank, FSB ("Citizens" or the "Bank"), Salisbury, North Carolina, in connection with the conversion of Citizens from the mutual form to the stock form of organization ("Conversion"). This appraisal report is furnished pursuant to the regulatory filing of the Bank's Application for Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

  Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal and assisting with Citizens' business plan, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

  In preparing our appraisal, we have reviewed Citizens' Application for Approval of Conversion, including the Proxy Statement as filed with the OTS. We conducted an analysis of Citizens that included discussions with Ernst & Young, LLP, the Bank's independent auditors, and with Brooks, Pierce, McLendon, Humphrey & Leonard, L. L. P., the Bank's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

  We also reviewed the economy in Citizens' primary market area (assessment area) and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stock in particular.

  Our appraisal is based on Citizens' representation that the information contained in the Form AC and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by Citizens and its auditors, nor did we independently value the Bank's assets or liabilities. The valuation considers Citizens only as a going concern and should not be considered an indication of its liquidation value

  It is our opinion that, as of August 28, 1998, the estimated pro forma market value of Citizens was $21,000,000, or 700,000 shares at $30.00 per share. The resultant valuation range was $17,850,000 at the minimum (595,000 shares at $30.00 per share) to $24,150,000 at the maximum (805,000 shares at $30.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $27,772,500 (925,750 shares at $30.00 per share).

Board of Directors
September 9, 1998
Page 2

  Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

  Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of Citizens, could materially affect the assumptions used in preparing this appraisal.

  The valuation reported herein will be updated as provided in the OTS conversion regulations and guidelines. All updates will consider, among other things, any developments or changes in Citizens' financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                               Respectfully,
                                               Ferguson & Company

                                               /s/ Charles M. Hebert

                                               Charles M. Hebert
                                               Principal

                     STATEMENT OF APPRAISER'S INDEPENDENCE
                              CITIZENS BANK, FSB
                              ------------------
                           Salisbury, North Carolina
                           -------------------------

     We are the appraiser for Citizens Bank, FSB, Salisbury, North Carolina, in connection with its conversion, reorganization and issuance of Public Shares. We are submitting our independent estimate of the pro forma market value of the Citizens Bank's stock to be issued in the conversion and reorganization. In connection with our appraisal of the to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by Citizens Bank, its conversion counsel, its selling agent, or any other party connected with the conversion.

     Citizens Bank has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal except to the extent such liabilities are determined to have arisen because of our negligence or willful conduct.

                                               Ferguson & Company

                                               /s/ Charles M. Hebert

                                               Charles M. Hebert
                                               Principal

September 9, 1998

FERGUSON & COMPANY
------------------

                               TABLE OF CONTENTS

                             Citizens Savings Bank
                           Salisbury, North Carolina

                                                                 PAGE
                                                                 ----
INTRODUCTION                                                        1

SECTION I. - FINANCIAL CHARACTERISTICS                              3

PAST & PROJECTED ECONOMIC CONDITIONS                                3

FINANCIAL CONDITION OF INSTITUTION                                  4

     Balance Sheet Trends                                           4
     Asset/liability Management                                     5
     Income And Expense Trends                                     10
     Regulatory Capital Requirements                               11
     Lending                                                       11
     Nonperforming Assets                                          17
     Loan Loss Allowance                                           18
     Mortgage Backed Securities And Investments                    20
     Savings Deposits                                              22
     Borrowings                                                    22
     Subsidiaries                                                  22
     Legal Proceedings                                             23

EARNINGS CAPACITY OF THE INSTITUTION                               23

     Asset-size-efficiency Of Asset Utilization                    23
     Intangible Values                                             23
     Effect Of Government Regulations                              23
     Office Facilities                                             24

                                       i
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                         TABLE OF CONTENTS - CONTINUED

                             Citizens Savings Bank
                           Salisbury, North Carolina

                                                                  PAGE
                                                                  ----

SECTION II - MARKET AREA                                             1

DEMOGRAPHICS                                                         1

Employment By Industry                                               4
Market Area Deposits                                                 5

SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS                1

COMPARATIVE DISCUSSION                                               1

     Selection Criteria                                              1
     Profitability                                                   2
     Balance Sheet Characteristics                                   2
     Risk Factors                                                    3
     Summary Of Financial Comparison                                 3

FUTURE PLANS                                                         3

SECTION IV - CORRELATION OF MARKET VALUE                             1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED                      1

     Financial Aspects                                               1
     Market Area                                                     3
     Management                                                      3
     Dividends                                                       3
     Liquidity                                                       3
     Thrift Equity Market Conditions                                 4

EFFECT OF INTEREST RATES ON THRIFT STOCK                             4

                                       ii
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FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                             Citizens Savings Bank
                           Salisbury, North Carolina

                                                                   PAGE
                                                                   ----

SECTION IV - CORRELATION OF MARKET VALUE - continued

NORTH CAROLINA ACQUISITIONS                                           6

     Adjustments Conclusion                                           7
     Valuation Approach                                               7
     Valuation Conclusion                                             8

                                      iii
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FERGUSON & COMPANY
------------------

                                LIST OF TABLES

                             Citizens Savings Bank
                           Salisbury, North Carolina

TABLE
NUMBER                      TABLE TITLE                              PAGE
-------                     -----------                              ----

         SECTION I - FINANCIAL CHARACTERISTICS

   1     Selected Financial and Other Data                             6
   2     Selected Operating Ratios and Other Data                      7
   3     Loan Maturity Schedule                                        8
   4     Interest Rate Sensitivity                                     9
   5     Net Portfolio Value                                           9
   6     Regulatory Capital Compliance                                11
   7     Analysis of Loan Portfolio Composition                       12
   8     Loan Activity  Originations  Sales - Repayments              13
   9     Average Balances, Yields, Costs (Nine Months)                14
  9a     Average Balances Yields, Costs (Three Years)                 15
  10     Rate/Volume Analysis                                         16
  11     Non-Performing Assets                                        17
  12     Schedule of Classified Assets                                17
  13     Analysis of Allowance for Loan Losses                        18
  14     Allocation of Allowance for Loan Losses                      19
  15     Classification of Investment Securities                      20
  16     Deposit Portfolio                                            21
  17     Jumbo CD's at June 30, 1998                                  22
  18     Office Facilities and Locations                              24

         SECTION II - MARKET AREA

   1     Key Economic Indicators                                       2
   2     Employment by Industry                                        4
   3     Market Area Deposits                                          5

                                      iv
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FERGUSON & COMPANY
------------------

                          LIST OF TABLES - CONTINUED

                             Citizens Savings Bank
                           Salisbury, North Carolina


TABLE
NUMBER                  TABLE TITLE                  PAGE
--------                -----------                  ----

          SECTION III - COMPARISON WITH PUBLICLY
          TRADED THRIFTS

   1      Comparatives General Characteristics         4
   2      Key Financial Indicators                     5
   3      Pro Forma Comparisons                        6
   4      Comparative Selection                        8

          SECTION IV - CORRELATION OF MARKET VALUE

   1      Appraisal Earnings                           2
   2      Acquisitions Since January 1, 1997           9
   3      Recent Conversions                          11
   4      Comparison of Pricing Ratios                14

FIGURES
NUMBER
------


   1      SNL Index                                   15
   2      Interest Rates                              16

                                       v
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FERGUSON & COMPANY
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                                   EXHIBITS

                             Citizens Savings Bank
                           Salisbury, North Carolina


                                 EXHIBIT TITLE

Exhibit I - Ferguson & Company. Qualifications

Exhibit II - Selected National, Region, State, and Comparatives Information

Exhibit III - Financial Highlights Citizens Savings Bank

Exhibit IV Financial Highlights of the Comparative Group TAFS and BankSource Reports

Exhibit V - Pro Forma Calculations

     Pro Forma Assumptions
     Pro Forma Effect of Conversion Proceeds at the Minimum of the Range Pro Forma Effect of Conversion Proceeds at the Midpoint of the Range Pro Forma Effect of Conversion Proceeds at the Maximum of the Range Pro Forma Effect of Conversion Proceeds at the SuperMax of the Range Pro Forma Analysis Sheet

                                   SECTION I

                           FINANCIAL CHARACTERISTICS

FERGUSON & COMPANY                                                    SECTION 1.
------------------                                                    ----------


                                  INTRODUCTION

                    CITIZENS SAVINGS BANK OF SALISBURY, SSB

  Citizens Savings Bank of Salisbury ("Citizens" or "Bank"), Salisbury, North Carolina, operates as a federally chartered mutual savings bank located in Salisbury, North Carolina. Founded in 1907 as a North Carolina-chartered mutual savings and loan, it now operates with three full service offices located in Salisbury, Statesville, and Rockwell, North Carolina. The Bank is a member of the FHLB systems, and the FDIC insures its deposits. The Bank emphasizes residential mortgage lending, primarily originating one-to-four-family mortgage loans in its primary market area, consisting of communities within a 10-mile radius of its offices and includes portions of Rowan and Iredell Counties in North Carolina. The Bank also makes home equity loans, nonresidential loans, multi-family residential loans construction and development loans, commercial loans and consumer loans. The Bank sells a portion of its loan production, to reduce interest rate risk exposure, in the secondary market. As of June 30, 1998, the Bank had total assets of $192.72 million, deposits of $159.82 million, and retained earnings of $15.61 million.


  The Bank converted to a federally chartered association in 1980, and adopted the name "Citizens Federal Savings and Loan Association of Salisbury. In 1993, the charter was changed to that of a state savings bank, and the name was changed to Citizens Savings Bank of Salisbury, SSB.


                      INNES STREET FINANCIAL CORPORATION

  Innes Street Financial Corporation ("the Company" or "ISFC"), a North Carolina Corporation, was organized by the Bank in 1998 for the purpose of holding all of the common stock of the Bank. The Company has made application for approval from the Office of Thrift Supervision ("OTS") to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Bank. Upon completion of the Conversion and Reorganization, the only significant assets of the Company will be all of the Bank's outstanding common stock, 50% of the net proceeds of the offering as permitted by the OTS, less the note evidencing the loan to the ESOP to enable the purchase of 8% of the Common Stock issued in the Conversion. That portion of the net proceeds from the offering retained by the company is to be used for general business activities.

  Citizens is a traditional thrift. The asset composition of the institution suggests that it is primarily managed as a traditional thrift. The Bank's net loan portfolio totaled approximately $159.71 million on June 30, 1998, which represented 82.87% of the Bank's total assets. One-to-four family residential mortgage loans comprised 86.59% of the Bank's gross loan portfolio. Home equity loans represented 10.04% of the gross loan portfolio, and loans secured by construction and development property, multi-family residential property, nonresidential property, secured commercial loans and personal (consumer) loans comprised the remaining 3.37%.

  The Bank offers a variety of loan products to accommodate its customer base. Single family loans, both fixed rate and adjustable rate mortgages ("ARM's") are originated. Generally, the ARM's are retained in the Bank's portfolio, and a portion of the fixed rate mortgages are sold into the secondary market. The Bank is active in interim construction lending. At June 30, 1998, construction loans were $3.87 million, or 2.42% of the total loan portfolio, and at June 30, 1998, commercial real estate loans were $1.63 million (1.02% of total loans). Clearly, the asset composition of the Bank and the risk component of the portfolio more closely resemble that of traditional thrift.

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FERGUSON & COMPANY                                                    SECTION 1.
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  Citizens had $130 thousand in non-performing assets at June 30, 1998 (0.07% of total assets) compared to $348 thousand at September 30, 1997 (0.17% of total assets). At June 30, 1998, assets classified as "Substandard" were $268 thousand (1.65% of gross loans and 1.39% of total assets). The current level of nonperforming assets and classified loans is nominal. Management has adequate control of the problem assets and does a more than adequate job of managing such assets. The current nonperforming or classified asset level is not likely to have a significant impact on the future earning capacity or capital position of the Bank.

  Deposit accounts balances have fluctuated during the three years and nine months from September 30,1995, to June 30, 1998. Deposits actually decreased from $159.3 million to $146.5 million between 1995 and 1996. That decrease was mainly due to the discontinuation of the solicitation of deposits from credit unions, by $61.7 million. Between September 30, 1996, and September 30, 1997, deposits increased from $146.45 million to $160.49 million. During the nine month period between September 30, 1997, and June 30, 1998, the deposits decreased slightly to $159.82. At June 30, 1998, 69.78% of the Bank's deposits were in certificate accounts, 23.9% were in savings accounts, 5.26% were in interest bearing transaction accounts, and 0.86% were in non-interest bearing transaction accounts.

  The Bank's capital to assets ratio has shown steady growth. Equity capital, as a percentage of average assets, increased from 5.77% at September 30, 1993, to 6.13% at September 30, 1994. Between September 30, 1994, and September 30, 1995, capital increased as a percentage of assets to 6.65%. September 30, 1996 saw equity capital as a percentage of assets advances to 7.13%. Between September 30, 1996, and September 30, 1997, equity capital increased further to 7.33% of assets. In the nine months ended June 30, 1998, capital increased to 8.10% of assets. The period between September 30, 1993, and March 31, 1998, reflects an increase in equity accounts of 56.83%. This growth in equity supported asset growth of 11.79%, and pre-conversion capital levels remain ample. Equity capital, in dollars, has increased from $9.95 million to $15.61 million in four years and nine months. The increase in capital, as a percentage of total assets, is demonstrative of continued profitability and controlled growth. In other words, Management allowed capital to increase at a rate that was significantly higher than asset growth.

  Citizens' profitability, as measured by return on average assets ("ROAA"), was below its peer group average of savings banks filing Call Reports with the FDIC, consisting of FDIC supervised thrifts with assets from $100 million to $300 million, between December 31, 1994, and December 31, 1997. For the years ending December 31, 1994, 1995, 1996, and 1997, Citizens ranked in the 29th, 7th, 4th, 5th, and 10th percentile, respectively, in ROAA./1/


__________________
/1/ "TAFS" by Sheshunoff Information Services, Inc., as of December 31, 1997.

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FERGUSON & COMPANY                                                    SECTION 1.
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                         I.  FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

  Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward, while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995. Since early 1996, rates have moved in a narrow band. From mid-March until early June there was a slight upward trend, with the spread between the short end and the long end increasing. Currently, the spread between the one-year T-bill and the 30-year is in the 50 to 60 basis point range and has been more flat in the past. The downward trend in interest rates started in the third quarter of 1997, and has continued through the first, second and third quarters of 1998. The recent pass by the Federal Reserve to raise rates has not provided stability in the equities market. Comments made by Chairman Greenspan following the FOMC meeting was interpreted by many analyst to mean that rates will not go up since inflation is not a current threat and rates might go down to help the global economy. The market reaction was favorable.

  The overall economic environment has been conducive to profitability in the industry as well as in the area of equity markets. The economy continues to expand slowly, unemployment is still at low levels even though it backed off the record low, and for the moment, inflation seems to be in restraint. Currently, a consensus indicates that although growing, the economy is not as robust as some would desire, that inflation is, for the moment, under control, and that the chance of a rate increase is nominal. These factors have caused the equities market to rise beyond the expectations of most reasonable analysts although there have been major swings in the market caused by global market concerns and the problem currently being experienced by the President..

  The general rise in the equity market has translated into overall gains in the thrift equity market. Recently, conversion stocks have become of interest to some mutual funds and institutional buyers. The number of "conversion stock speculators" has grown as thrift and bank acquisitions have continued.

  In the recent months, the thrift equities market has generally paralleled the other major equities markets. Some interim fluctuations have been caused by changes or anticipated changes in interest rates or other economic conditions that influence, or that are perceived to influence the market. In the general equities market, increased prices usually respond to improved profits or anticipated improvements in profits, with price-to-earnings ratios increasing as increased earnings potentials are anticipated. There is little economic news that would indicate that the market would stop its upward trend, although there may be periodic adjustments similar to the one in late October, 1997. However, it is not realistic to think that any market can continue to rise at a 15% to 20% rate per annum for an indefinite period, but accurately anticipating the change is unlikely. In addition, it is unlikely that the economy can indefinitely dodge the realities of the Asian rim economies. Many of the economies in the Asian rim are essentially bankrupt. Their near-term emphasis will be on generating cash to pay debts. To raise the cash, they will export at low prices, competing with U.S. producers, and they will reduce buying to conserve cash. Such conditions could create problems in our domestic economy. The current crisis in the Japanese banking system could also create problems in the U.S. economy. Weak economies in Asia have produced problems in some of the major Asian currencies. The Yen has fallen to near record lows against the dollar. The Chinese may be forced to let their currency float like the Russians Ruble.

  The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. However, much of the industry is still a long lender and, for the

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FERGUSON & COMPANY                                                    SECTION 1.
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most part, a short borrower. Periods of gradually rising interest rates can be readily managed, but periods of rapidly rising rates and interest rate spikes can negate, to a certain degree, the positive impact of adjustable rate loans and investments


FINANCIAL CONDITION OF INSTITUTION

BALANCE SHEET TRENDS

  As Table I.1 shows, Citizens demonstrated a general increase in assets during the four year period between September 30, 1993, and September 30, 1997, although there were fluctuations in total assets within the stated period. Assets increased from $172.39 million at September 30, 1993, to $200.71 million at September 30, 1994, and to $202.17 million at September 30, 1995. Total assets then declined to $190.23 million at September 30, 1996. This decrease in assets is mainly revealed in the investments and loan portfolio. Corresponding decreases in liabilities were principally disclosed in the decrease in deposits. The following year ended September 30, 1997, recorded an increase in assets to $199.61 million with the principal asset increase being in the investment portfolio, and the increase in liabilities was mainly in the deposits. In the nine-month period ending June 30, 1998, the total assets of Citizens declined once more to $192.72 million. Principal asset reductions were in investments.

  Citizens' ratio of interest earning assets ("IEA's") to interest bearing liabilities ("IBL's") has remained relatively flat until June 30, 1998. Prior to that, the ratio of IEA's to IBL's was 107.12%, 107.70%, and 107.52% at September 30, 1995, 1996, and 1997, respectively. At June 30, 1998, the ratio had increased to 108.43% (see Tables I.9 and I.9a). A consistently low interest spread and a weak net interest margin have served to suppress the earnings. The sustainability of earnings is not questioned. The increase in the net interest margin and in the IEA to IBL ratio in the June 30, 1998, earnings is an excellent sign, but one quarter does not establish a trend. The capital infused by the Conversion will improve profitability measured by return on assets, but the additional capital will likely have a negative impact on the return on equity calculation. Prospects for continued modest earnings are excellent. The high level of single family residential loans dominates the composition of the loan portfolio and lowers the yield on earning assets. Coupling a low earning asset yield with a relatively high cost of funds insures a limited degree of profitability. As mentioned earlier, the new capital infusion will improve profitability. Offsetting limited profitability is the limited amount of risk in the portfolio and the limited amount of interest rate risk. Management, in an attempt to increase the spreads and improve profitability, has begun making home equity loans. This move to improve the composition of the portfolio should be positive if the additional risk does not offset income.

  Equity accounts increased steadily from $13.30 million at September 30, 1995, to $14.26 million at September 30, 1996, and to $14.43 million in at September 30, 1997. Equity was $16.49 million at the end of the nine-month period ending June 30, 1998. As a percentage of average assets, equity was 6.65%, 7.13%, and 7.33% at September 30, 1995, 1996, and 1997, respectively. At June 30, 1998, equity was 8.10% of average assets. Although equity has increased in real dollars, the increase in equity as a percent of average assets is due mainly to controlled growth. Profitability had been generally below peer average and Management has compensated by limiting growth while experiencing modest earnings. During this period, in 1996, the Bank was subjected to the SAIF assessment and there was noticeable impact on earnings. Net interest margins are low even by thrift standards and reflects the composition of the loan portfolio. Citizens is dependent upon certificates of deposit and does not have the volume of transaction accounts necessary to reduce cost of funds and improve profitability.

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ASSET/LIABILITY MANAGEMENT

  Managing interest rate risk is a major and necessary component of the strategy used in operating a financial institution. Most of a thrift's interest earning assets are long term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include: (1) making long-term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms of savings deposits, and (4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments.

  Table I.3 contains information on contractual loan maturities at March 31, 1998. However, this table must be read in conjunction with Table I.4, and Table
I.5. Table I.3 shows that $65.55 million of the loan portfolio (41.04%) is scheduled to mature or reprice within one year. Loans with scheduled repricing of maturities greater than one year and less than five years total $43.99 million (27.54% of the portfolio). Loans with maturities or loans that reprice in more than five years total $50.18 million (31.42% of the portfolio).

  Table I.4 shows that loans that mature or reprice before June 30, 1999 (within one year) total $87.68 million. Table I.4 shows the interest rate sensitivity, and compares the interest earning assets ("IEA's") to the interest bearing liabilities ("IBL's"). This table reveals that in the first year there are $111.94 million in IEA's maturing to offset the $118.21 million in IBL's that are also maturing. This asset-liability mix results in a one-year cumulative negative gap position of only $6.27 million, which is 0.03% gap to total earning assets. The negative gap position progresses until the end of the five year plus maturities to a total cumulative negative gap position of $22.11 million, or a negative 11.73% gap to total earning assets. This indicates a limited interest rate risk position. This limited level of interest rate risk is unusual in thrift portfolios.

  Efforts on the part of Management to mitigate interest rate risk are recognized as successful. However, Table I.5 presents an interesting dichotomy when compared to Table I.4. Table I.4 shows only limited interest rate risk, and Table I.5 shows a greater albeit acceptable degree of interest rates risk. The contradiction can be found in the different basic assumptions used in preparing the two tables. Table I.4 indicates that approximately 25.00% of the fixed rate loans will reprice within one year. The prepayment rate used in Table I.5 assumes a much lower repayment rate. On the liability side, Table I.4 uses internal decay rates for repricing the transactional accounts, and the information in Table I.5 uses the standard cash flow analysis of the OTS. In reality, the actual level of interest rate risk is probably between that displayed in Table I.4 and the amount shown in Table I.5. However, the level of interest rate risk is acceptable, and reflective of Management's efforts to control that component of risk. In addition, the capital that comes with the Conversion can be used to further mitigate the interest rate risk.

  The Bank has interest rate risk and would suffer some deterioration in profitability, as well as erosion in the value of its portfolio equity in a period of rising interest rates. In addition, that portion of the benefit to income that would be derived from a fall in interest rates would be nominal. The lengthened maturities of the liability side of the equation would cause the income levels to decrease as the loan portfolio began to adjust downward while being funded by the liability mix that was adjusting downward at a slower rate. This is clearly demonstrated in the lower half of Table I.5.

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FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------

            TABLE I.1 - SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                AT OR FOR THE NINE
                                      MONTHS
                                   ENDED JUNE 30,                                    AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                              1998 (7)       1997 (7)       1997 (7)        1996 (7)        1995 (7)        1994 (7)        1993 (7)
                              --------       --------       --------        --------        --------        --------        --------
                                ($ in Thousands)                                 ($ in Thousands)
FINANCIAL CONDITION DATA:
  Total assets                $192,716       $200,781       $199,616        $190,233        $202,170        $200,712        $172,394
Investments (1)                 26,486         33,149         30,719          21,967          26,053          24,845          18,539
Loans receivable, net (2)      159,710        161,601        159,458         159,491         168,396         156,297         145,533
Deposits                       159,619        158,248        160,493         146,450         159,309         159,480         155,412
Equity                          15,611         14,344         14,629          13,557          13,454          12,305           9,954

OPERATING DATA:
  Interest income             $ 10,455       $ 10,376       $ 13,902        $ 13,690        $ 14,324        $ 11,947        $ 11,772
  Interest expense               6,962          7,380          9,872           9,983           9,956           6,805           6,837
   Net interest income           3,493          2,996          4,030           3,707           4,368           5,142           4,935
  Provision for loan losses          -              -              -               -               -               -               -
   Net interest income after
     Provision for loan losses   3,493          2,996          4,030           3,707           4,368           5,142           4,935
  Non-interest income              285            334            416             388             434             609             861
  Non-interest expense           2,238          2,194          2,959           3,982           2,910           2,708           2,539
    Income before income taxes   1,540          1,136          1,487             113           1,892           3,043           3,257
  Income tax expense               572            431            520              11             743           1,206           1,210
Inc. before cumulative effect
 of a change in accounting
  principle                        968            705            967             102           1,149           1,837           2,047
Cum. Effect on prior years of
 changing to a different
  method of
   Accounting for                    -              -              -               -               -             514               -
    income taxes
   Net income                 $    968       $    705       $    967        $    102        $  1,149        $  2,351        $  2,047
                           =========================================================================================================

(1) Includes interest bearing deposits, certificates of depostit, FHLB stock and investment securities.
(2) Loans, net represent gross loans less net deferred loan fees, undisbursed loan funds and allowances for loan losses.
(3) Annualized for the nine months ended June 30, 1998 and 1997.
(4) The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(5) The net yield on average interest-earning assets represents net interest income as a percentage of average interest-earning assets.
(6) Nonperforming assets include nonaccrual loans and accruing loans past due 90 days or more and foreclosed real estate.
(7) Ratios are derived from monthly balances except for ratios derived from period-end balances and are annualized where appropriate. Management does not believe the use of month-end balances has caused a material difference in the information provided.

SOURCE:  OFFERING CIRCULAR

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------

             TABLE I.2 - SELECTED OPERATING RATIOS AND OTHER DATA

                                            AT OR FOR THE NINE MONTHS
                                              ENDED JUNE 30,               AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                           1998 (7)     1997 (7)     1997 (7)   1996 (7)  1995 (7)    1994 (7)    1993 (7)
                                           --------     --------     --------   --------  -------     --------    --------
                                             ($ in Thousands)                   ($ in Thousands)
OTHER SELECTED DATA:
  Number of outstanding loans               3,725         3,654       3,620      3,631      3,721       3,588       3,498
  Number of deposit accounts                9,496        10,090       9,989     10,030     10,607      10,667      11,206
  Number of full-service offices open           3             3           3          3          3           3           3
 Return on average assets (3)                0.67%         0.48%       0.49%      0.05%      0.56%       1.18%       1.18%
 Return on average equity (3)                8.35%         6.59%       6.70%      0.72%      8.64%      20.25%      20.26%
 Average equity to average assets            7.97%         7.27%       7.30%      7.29%      6.48%       5.81%       5.84%
 Interest rate spread (4)                    2.06%         1.70%       1.69%      1.53%      1.80%       2.69%       2.84%
 Net yield on average interest-
  earning assets (5)                         2.47%         2.08%       2.08%      1.93%      2.15%       2.66%       2.94%
Average interest-earning assets
  to average interest-bearing liabilities  108.43%       107.45%     107.59%    107.70%    107.17%     104.05%     104.79%
Ratio of non-interest expense to
  average total assets (3)                   1.54%         1.49%       1.50%      2.04%      1.42%       1.36%       1.47%
 Non-performing assets to total assets (6)   0.07%         0.14%       0.17%      0.07%      0.02%       0.08%       0.10%
Non-performing loans to total lns (6)        0.07%         0.14%       0.21%         -          -        0.07%       0.01%
Allowce for loan losses to total loans       0.77%         0.76%       0.75%      0.74%      0.71%       0.74%       0.80%
Allowance for loan losses to
  Nonperforming loans (6)
Provision for loan losses to total
  loans receivable, net (3)                     -             -           -          -          -           -           -
Net charge-offs to average
  loans outstanding                             -             -           -          -       0.01%      -0.01%      -0.04%
 EQUITY TO TOTAL ASSETS                      8.10%         7.14%       7.33%      7.13%      6.65%       6.13%       5.77%

(1) Includes interest-bearing deposits, certificates of deposit, FHLB stock and investment securities.
(2) Loans, net, represents gross loans less net deferred loan fees, undisbursed loan funds and allowances for loan losses.
(3) Annualized for the nine months ended June 30, 1998 and 1997.
(4) The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities. (5) The net yield on average interest-earning assets represents net interest income as a percentage of average interest-earning assets.
(6) Nonperforming assets include nonaccrual loans and accruing loans past due 90 days or more and foreclosed real estate.
(7 )Ratios are derived from monthly balances except for ratios derived from period-end balances and are annualized where appropriate. Management does not believe the use of month-end balances has caused a material difference in the information provided.

SOURCE:  OFFERING CIRCULAR

FERGUSSON & COMPANY                                                    SECTION I
-------------------                                                    ---------

                      TABLE I.3 - LOAN MATURITY SCHEDULE

                                                                            AT JUNE 30, 1998
                                               1 Year            More than 1 Year         More than 5          Total
                                              or Less               to 5 Years               Years
                                                                             (In Thousands)
1-4 family - fixed                           $     983               $    526              $  45,472         $  46,981
1-4 family - adjustable                         48,296                 41,922                    697            90,915
Home Equity - fixed                                  -                    131                  1,195             1,326
Home Equity - adjustable                        15,000                      -                                   15,000
Construction and Development                     1,129                    649                    241             2,019
Nonresidential - fixed                               7                     65                  1,086             1,158
Nonresidential - adjustable                        401                     18                                      419
Residential multi-family - fixed                     -                     15                                       15
Residential multi-family - adjustable              703                    632                     15             1,350

Commercial Loans - Fixed                             -                     31                  1,449             1,480
Other Loans                                        251                      -                     20               271
Allowance for loan losses                       (1,224)                                                         (1,224)
                                         --------------------------------------------------------------------------------
          Totals                             $  65,546               $ 43,989              $  50,175         $ 159,710
                                         ================================================================================

SOURCE:  OFFERING CIRCULAR.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                      TABLE I.4 INTEREST RATE SENSITIVITY

                                                                                TERMS TO REPRICING AT JUNE 30, 1998

                                                  1 YEAR        MORE THAN 1       MORE THAN 3       MORE THAN 5             TOTAL
                                                  OR LESS        YEAR TO 3        YEARS TO 5           YEARS
                                                                   YEARS            YEARS
INTEREST EARNING ASSETS                                                       (Dollars in Thousands)
LOANS RECEIVABLE:
   Loans                                           $ 87,681       $ 44,235           $ 16,339          $ 12,544           $160,799
   Investments                                       24,354            808              1,237             1,296             27,695
                                                 ----------      ---------        -----------         ---------          ---------
   Total Earning Assets                             111,935         45,133             17,576            13,840            188,495
                                                 ----------      ---------        -----------         ---------          ---------
   Cumulative Rate Sensitive Assets                 111,935        157,068            174,644           188,495

   INTEREST-BEARING LIABILITIES
   Transaction Accounts                              30,613          9,203              1,263             5,845             46,924
   Certificates                                      78,413         32,704                273               129            111,519
   Borrowings                                         9,000          4,000                                                  13,000
                                                 ----------      ---------        -----------         ---------          ---------
   Total Paying Liabilities                         118,028         45,907              1,536             5,974            171,445
                                                 ----------      ---------        -----------         ---------          ---------
   Cumulative Rate Sensitive Liabilities            118,208        163,935            166,557           171,443
   GAP $                                             -6,273         -6,867              8,087           -17,052
   Cumulative GAP $                                  -6,273        -13,140             -5,053           -22,105
   Cumulative GAP to Total Assets                     -3.11          -0.45               8.32              4.09

SOURCE:  INTERNAL REPORT AND UNAUDITED FINANCIAL STATEMENTS.


                        TABLE I.5 - NET PORTFOLIO VALUE

                              AS OF JUNE 30, 1998
--------------------------------------------------------------------------------

              CHANGES (IN BASIS POINTS)             ESTIMATED CHANGE IN
                IN INTEREST RATES (1)           NET PORTFOLIO VALUE & CHANGE
                --------------------            ------------------------------
                                                     (DOLLARS IN MILLIONS)
                                              Market        Amount        Percentage
                                              Value        Of Change        Change
                                            -----------------------------------------
                     +400 BP                  11,359        -7,186         -38.75%
                     +300 BP                  13.745        -4,800         -25.88%
                     +200 BP                  16.132        -2,413         -13.01%
                     +100 BP                  17.338        -1,207          -6.51%
      BASE              0 BP                  18.545             0              0
                     -100 BP                  18.995           450           2.43%
                     -200 BP                  19.445           900           4.85%
                     -300 BP                  19.545         1,000           5.39%
                     -400 BP                  19.644         1,099           5.93%

(1) Assumes an instantaneous and sustained uniform change in interest rates at all maturities.

       SOURCE: FEDERAL HOME LOAN BANK OF ATLANTA, INTEREST RATE RISK SERVICE JUNE 30. 1998.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------

INCOME AND EXPENSE TRENDS

     Citizens was profitable for the five years and nine months ending June 30, 1998. Profits stated as a return on average assets have been declining until the nine months reported in 1998. Return on average assets was 1.18%, 1.18%, 0.56%, 0.05%, 0.49%, and 0.67%, at September 30, 1993, 1994, 1995, 1996, 1997,
and for the nine months ending June 30, 1998, respectively (see Table I.2). As discussed earlier, this earnings performance is below thrift peer average and reflects the composition of the portfolio and the higher cost of funds. The earnings for the year ending September 30, 1996, is one of the lowest in the five years and nine months reported above, and that was the period that absorbed the SAIF assessment. The decline in ROAA and the decline in ROAE mirrors the decline in the net interest margins of the institution. The net interest margin was 2.94%, 2.66%, 2.15%, 1.93%, 2.08%, and 2.47% at September 30, 1993, 1994,
1995, 1996, 1997, and the nine months ending June 30, 1998, respectively. Net interest margins improved slightly in the last full year reporting and in the nine months ending June 30, 1998. The improvement can be tied directly to the increasing levels of home equity loans, which have a higher interest rate. The ability to generate core earnings will further improve with the anticipated infusion of capital generated by the Conversion. It is likely that Citizens will continue to perform below its peers when measured in relation to return on average assets and return on equity.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------

REGULATORY CAPITAL REQUIREMENTS
-------------------------------

     As Table I.6 demonstrates, Citizens Bank meets all regulatory capital requirements and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

                             TABLE I.6 - REGULATORY CAPITAL COMPLIANCE
                                           JUNE 30, 1998
                                             CAPITAL
                        ----------------------------------------------------
                                                                     EXCESS
                        REQUIRED               ACTUAL              (DEFICIT)
                        --------               -----               --------
                                          (In thousands)
GAAP Capital                                  $15,611
Tangible Capital         $2,889               $15,472               $12,583
Core Capital             $5,777               $15,472               $ 9,695
Risk-based Capital       $8,157               $16,696               $ 8,539

Source: Citizens Savings Bank, SSB, Call Reports of June 30, 1998, and F&C calculations.

LENDING

     Table I.7 provides an analysis of the Bank's loan portfolio by type of loan security. This analysis shows that Citizens' loan composition reflects a major commitment to one-to-four-family dwelling loans. However, there is a noticeable increase in the amount of home equity loans, construction loans, and development loans that are being added to the portfolio. This is a trend that must continue if the institution is to increase core earnings and improve profitability.

     Table I.8 provides information with respect to loan originations, purchases, and repayments. It also clearly shows the changes that have been made in the loan portfolio, more specifically, the increasing number of home equity loans and the construction and development lending. Although theses types of loans are typically more risky than the one-to-four residential loans, they are the kind of loans that will add to the core earnings of the institution. Management's conservative underwriting tendencies has served them well as they have entered a higher risk-lending situation. Moreover, the table relates the impact upon the types of loans originated by changing interest rates. In the year ended September 30, 1995, the Bank originated $27.33 million in loans. As rates fell in the years ending September 30, 1995, and 1996, we can see the impact of the refinancing activity. In 1997, $32.31 million in loans were originated. A large portion of the increase in these two years can be attributed to refinancing activity. This is the only year showing a marked increase in residential originations. However, in 1995, 1996, and in 1997, the Bank sold $6.69 million, $4.43 million, and $5.51 million, respectively. This was consistent with the strategy of selling the majority of fixed rate residential loans into the secondary market. The nine months ending June 30, 1998 are notable because the sale of loans decreased to $3.09 million, which annualizes to approximately $4.11 million.

     Table I.9 provides rates, yields and average balances for the nine-month period ended June 30, 1998. Table I.9a provides rates, yields, and average balances for the three years ended September 30, 1995, 1996, 1997, and for the six month period ended March 31, 1998. Net interest income decreased from $4.37 million at September 30, 1995, to $3.71 million at September 30, 1996, which was the year of the SAIF assessment of $1.07 million. From September 30, 1996, to September 30, 1997, earnings increased once again to $4.03 million. For the nine months ending June 30, 1998, net interest income was $3.49 million,

FERGUSON & COMPANY                                                   SECTION I.
------------------                                                   ----------


which annualized to approximately $4.65 million. Net interest margins reflect the same movement. Net interest margins were 2.15%, 1.93%, 2.08%, and 2.47% at the end of September 30, l995, 1996, 1997, and the nine months ended June 30, 1998, respectively. Also contributing to the flat earnings is the static trend in the relationship between interest earning assets ("IEA's"), and interest bearing liabilities ("IBL's"). In 1995, IEA's were 107.17% of IBL's. In 1996, they were 107.70% and 107.59% in 1997. This ratio increased slightly in the nine months ending June 30, 1998, when IEA's were 108.40% of IBL's. The impact of higher priced loan transactions and more adjustable rate transactions can be seen. Coupled with a general rise in a more efficient use of assets, the profitability of the Bank seems sustainable at current levels. The high- risk portion of the portfolio (home equity loans, construction and development loans and commercial loans) could eventually present some problems, but currently that risk seems to be well reserved and well managed - but not impervious to problems.


                     TABLE I.7 - LOAN PORTFOLIO COMPOSITION

                                                                              AT SEPTEMBER 30,
                                                     -----------------------------------------------------------------
                                AT JUNE 30, 1998             1997                    1996                     1995
                             --------------------
                              Amount % of Total      Amount % of Total      Amount % of Total       Amount % of Total
TYPE OF LOAN:                                                  (Dollars in Thousands)
  Real Estate Loans:
  1-4 family                 $138,295      86.59      $140,797    88.30       $145,342    91.13        $155,998    92.64
  Home equity                  16,035      10.04        11,063     6.94          7,746     4.86           4,507     2.68
  Const. And Dev.               3,865       2.42         5,639     3.54          3,707     2.32           4,962     2.95
  Nonresidential                1,633       1.02         2,220     1.39          2,633     1.65           2,897     1.72
  Multi-family                  1,365       0.85         1,592     1.00          1,879     1.18           2,302     1.37
TOTAL REAL ESTATE LNS         161,193     100.92       161,311   101.16        161,307   101.14         170,666   101.35

OTHER LOANS:
  Commercial Loans              1,480       0.93         1,629     1.02          1,840     1.15              45     0.03
  Consumer Loans                  271       0.17           349     0.22            309     0.19             340     0.20
Total Other Loans               1,751       1.10         1,978     1.24          2,149     1.35             385     0.23
     TOTAL GROSS LOANS        162,944     102.02       163,289   102.40        163,456   102.49         171,051   101.58
Less:
  Const. LIP                   (1,844)     (1.15)       (2,447)   (1.53)        (2,619)   (1.64)         (1,248)   (0.74)
  Deferred Loan Fees              (63)     (0.04)          (57)   (0.04)           (26)   (0.02)            (86)   (0.05)
  Unearned Income                (103)     (0.06)         (104)   (0.07)          (105)   (0.07)           (106)   (0.06)
  Allow. For Loan Loss         (1,224)     (0.77)       (1,223)   (0.77)        (1,215)   (0.76)         (1,215)
     NET LOANS RECEIVABLE    $159,710     100.00     $ 159,458   100.00      $ 159,491   100.00        $168,396   100.00

SOURCE: OFFERING CIRCULAR

FERGUSON & COMPANY                                                   SECTION I.
------------------                                                   ----------


         TABLE I.8 - LOAN ACTIVITY -ORIGINATION'S - SALES - REPAYMENTS

       Table I.8 clearly demonstrates why Citizens is a traditional thrift. The information reveals that the residential loan portfolio is still a significant portion of the portfolio of the Bank. Additional emphasis is being placed on the home equity loans, which have a positive impact on earnings.

                                            NINE MO. ENDED JUNE 30,                    YEAR ENDED SEPTEMBER 30,
                                         -----------------------------              ---------------------------
                                              1998           1997         1997           1996          1995
                                         ------------     ---------   ------------  ------------  -------------
LOANS RECEIVABLE,                                                     (In Thousands)
 NET, BEGINNING OF PERIOD                    $159,458      $159,491      $159,491       $168,396      $156,297
                                         ------------     ---------   ------------  ------------  -------------
LOAN ORIGINATIONS:
  1-4 family                                   27,990        16,192        21,955         16,204        15,491
  Home equity                                   4,972         2,848         3,317          3,239         1,710
  Construction and development                  3,930         5,507         6,692          2,327        10,105
  Nonresidential                                    -             -             -              -             -
  Multi-family                                      -             -             -              -             -
  Commercial                                        -             -             -          1,800             -
  Personal                                        172           148           343            123            24
                                         ------------     ---------   ------------  ------------  -------------
     Total loan originations                   37,064        24,695        32,307         23,693        27,330
                                         ------------     ---------   ------------  ------------  -------------

Loans purchased                                     -             -             -              -        10,854
Loan sales                                     (3,088)       (5,258)       (5,509)        (4,430)       (6,699)
Principal repayments                          (33,716)      (17,306)      (26,792)       (28,228)      (19,472)
Other changes, net (1)                             (8)          (21)          (39)            60            86
                                         ------------     ---------   ------------  ------------  -------------
LOANS, RECEIVABLE, NET, END OF PERIOD        $158,010      $161,601      $159,458       $159,491      $168,396
                                         ============     =========   ============  ============  =============

(1) Includes changes in deferred loan fees and the allowance for loan losses.
SOURCE:  OFFERING CIRCULAR

FERGUSON & COMPANY                                                   SECTION I.
------------------                                                   ----------

          TABLE I.9 - RATES, YIELDS & AVERAGE BALANCES (NINE MONTHS)

                                                                          FOR THE NINE MONTHS ENDED JUNE 30
                                        AT
                                       JUNE
                                        30
                                       1998                      1998                                       1997
                                      AVERAGE      AVERAGE     INTEREST         AVERAGE       AVERAGE     INTEREST      AVERAGE
                                      RATE(6)      BALANCE                      YIELD/        BALANCE                    YIELD/
                                                                                RATE(4)                                  RATE(4)
 Interest earning assets
 ("IEA's"):
Interest-bearing deposits              6.14%      $ 11,046      $   483           5.97%       $  7,850      $   347       5.86%
Investments (1)                        6.53%        20,356          953           6.26%         23,506        1,095       6.23%
Loans receivable, net (5)              7.59%       157,809        9,007           7.63%        160,848        8,929       7.43%
                                                                -------                                     -------
Total interest earning assets          7.42%       189,211      $10,453           7.39%        192,041      $10,371       7.22%
                                                                -------                                     -------
Non-interest earning assets                          5,346                                       4,884
                                                   -------                                     -------
TOTAL                                              194,657                                     196,925
                                                   =======                                     =======
LIAB. AND RETAINED EARNINGS
Interest-bearing liab.
 ("IBL's"):
 NOW and Money Market accts.           1.78%      $  8,524      $   113           1.77%       $  8,042          120       2.00%
Passbook accounts                      4.52%        34,211        1,172           4.58%         28,753          987       4.50%
Certificates of deposit                5.51%       114,730        4,799           5.59%        115,260        4,920       5.71%
Total deposits                         5.07%       157,465        6,064           5.17%        162,055        6,097       5.28%
FHLB advances                          6.89%        17,028          878           8.89%         28,670        1,873       6.88%
                                                   -------      -------                        -------      -------
Total interest-bearing                 5.21%       174,494      $ 6,962           5.33%        178,725      $ 7,350       5.52%
                                                                -------                                     -------
 liabilities

Non-interest-bearing                                 3,564                                       3,809
 liabilities
Equity                                              15,499                                      14,311
                                                   -------                                     -------
TOTAL                                              194,567                                     195,925
                                                   -------                                     -------
Net interest income and interest
rate spread  (2)                                                $ 3,491           2.06%                     $ 2,991       1.70%


Net yield on interest-earning assets (3)                                          2.47%                                   2.08%

Ratio of interest-earning assets
'to interest-bearing, liabilities                                                108.4%                                  107.5%

(1) Includes investment securities, term fed funds and FHLB of Atlanta stock.
(2) Interest rate spread represents the difference between the average yield on IEA's and the average cost of IBL's.
(3) Net yield on interest earning assets represents net interest income divided by average interest earning assets.
(4) Average yield/rate for the nine months ended June 30, 1998 and 1997, have been annualized.
(5) Loans placed on nonperforming status have been included in the computation of average balances.
(6) The weighted average rate represents the coupon associated with each asset and liability, weighted by the Principal balance associated with each asset and liability.

SOURCE:  OFFERING CIRCULAR

FERGUSON & COMPANY                                                   SECTION I.
------------------                                                   ----------

          TABLE I.9A - RATES, YIELDS & AVERAGE BALANCES (THREE YEARS)

                                                                    FOR THE YEAR ENDED SEPTEMBER 30,
                                      -------------------------------------------------------------------------------------------
                                        1997                             1996                           1995
                                      -------------------------------------------------------------------------------------------
                                      AVERAGE   INTEREST      AVG.     AVERAGE   INTEREST     AVG.    AVERAGE   INTEREST   AVG.
                                      BALANCE                YIELD/    BALANCE                YIELD/  BALANCE              YIELD/
                                                              RATE                            RATE                         RATE
                                      -------------------------------------------------------------------------------------------
ASSETS:
Interest earning assets
("IEA's"):
Interest-bearing deposits             $  9,152    $   537     5.87%  $  8,960    $   530      5.92%   $ 10,244    $   573   5.59%
Investments (1)                         23,014      1,438     6.25%    21,907      1,394      6.36%     22,379      1,454   6.50%
Loans receivable, net (5)              161,817     11,927     7.37%   161,607     11,766      7.28%    170,476     12,297   7.21%
                                     ---------  ---------  --------  --------  ---------  ---------  ---------    ------- -------
Total interest earning assets          193,983    $13,902     7.17%   192,474    $13,690      7.11%    203,099    $14,324   7.05%
                                     ---------  ---------  --------  --------  ---------  ---------  ---------    ------- -------
Non-interest earning assets              3,714                          3,095                            2,224
                                     ---------                       --------                         ---------
                        TOTAL          197,697                        195,569                          205,323
                                     =========                       ========                         =========

LIABILITIES AND RETAINED
EARNINGS
Interest-bearing liabilities
"IBL's"):
NOW and Money Market accounts         $  9,144    $   158     1.73%  $  9,213    $   176      1.91%   $ 10,751    $   238   2.21%
Passbook accounts                       29,254      1,320     4.51%    23,537      1,013      4.30%     13,484        533   3.95%
Certificates of deposit                116,148      6,621     5.70%   118,964      6,932      5.83%    138,273      7,359   5.32%
                                     ---------  ---------  --------   -------   --------   --------  ---------   -------- -------
Total deposits                         154,546      8,099     5.24%   151,714      8,121      5.35%    162,508      8,130   5.00%
FHLB advances                           25,751      1,773     6.89%    27,000      1,862      6.90%     27,000      1,826   6.76%
                                     ---------  ---------  --------   -------   --------   --------  ---------   -------- -------
Total interest-bearing
liabilities                            180,297    $ 9,872     5.48%   178,714    $ 9,983      5.59%    189,508    $ 9,956   5.25%
                                                ---------                       --------                         --------
Non-interest-bearing
liabilities                              2,967                          2,600                            2,511
Equity                                  14,433                         14,255                           13,304
                                      --------                       --------                          --------
TOTAL                                  197,697                        195,569                          205,323
                                      ========                       ========                          ========
Net interest income and
interest
Rate spread  (2)                                 $ 4,030      1.69%              $ 3,707      1.53%               $ 4,368   1.80%
                                                ========                         ========                          =======

Net yield on int.-earning
assets (3)                                                    2.08%                           1.93%                        2.15%

Ratio of interest-earning
assets to
Interest-bearing liabilities                                107.59%                         107.70%                      107.17%

(1) Includes investment securities, term fed funds and FHLB of Atlanta stock.
(2) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest-bearing liabilities.
(3) Net yield on interest earning assets represents net interest income divided by average interest earning assets.
(4) Average yield/rate for the nine months ended June 30, 1998 and 1997, have been annualized.
(5) Loans placed on nonperforming status have been included in the computation of average balances.
(6) The weighted average rate represents the coupon associated with each asset and liability, weighted by the principle balance associated with each asset and liabilities.

SOURCE:  OFFERING CIRCULAR.

     Table I.10 provides a rate volume analysis, measuring differences in interest earning assets ("IEA's") and interest bearing liabilities ("IBL's"), and the interest rates thereon comparing the year ended September 30, 1995, with September 30, 1996, and then comparing the year ended September 30, 1996, with September 30, 1997, and finally comparing the nine months ending June 30, 1997, with the nine months ending June 30, 1998. The table shows the effect of the changes in interest income, and funding costs between 1995 and 1996 produced a decrease in net interest income of $661 thousand. A portion of that $634 reduction in income for the period was the net of an increase in income of $120 thousand that was

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

due to increases in rates and a negative $754 thousand that was the result of a decrease in the volume of loans, investments and interest earning deposits. On the liability side, interest expense increased $27 thousand. This was the difference in an increase in interest expense of $712 thousand due to increases in rate and a reduction in interest expense of $685 thousand due to volumes. There was an increase in net income between September 30, 1996, and September 30, 1997. The $322 thousand increase in income is the result of an increase of $212 thousand in income on earning assets and a reduction in interest expense of $111 thousand. This increase in income was comprised of $116 thousand due to increases in rates and $96 thousand due to increases in volumes. The decrease in interest expense was the net result of a decrease in interest expense of $122 thousand due to rates and a $11 thousand increase due to volumes.

                        TABLE I.10 RATE VOLUME ANALYSIS

                              Nine Months Ended June 30,          Year Ended September 30,           Year Ended September 30,
                                    1998 vs. 1997                     1997 vs. 1996                        1996 vs. 1995
                             --------------------------------   --------------------------------    --------------------------------
                             Increase (Decrease) Attributable   Increase (Decrease) Attributable    Increase (Decrease) Attributable
                                            to                               to                                    to
                             --------------------------------   --------------------------------    --------------------------------
                               Rate       Volume        Net     Rate        Volume         Net      Rate        Volume         Net
                             --------------------------------   --------------------------------    --------------------------------
Interest income on:
Interest-bearing deposits        $  5     $ 141        $ 146    $  (4)     $  11          $  7      $ 32        $ (76)       $ (44)
Investments                         5      (147)        (142)     (26)        70            44       (29)         (30)         (59)
Loans receivable, net             237      (159)          78      146         15           161       117         (648)        (531)
                             --------     ------       ------   ------     -----          ------    -----       ------       ------

Total interest income on
Interest earning assets           247      (165)          82      116         96           212       120         (754)        (634)
                             --------     ------       ------   ------     -----          ------    -----       ------       ------

Interest expense on:
Liabilities and retained
 earnings
Interest-bearing liabilities:
NOW and MMDA's                    (14)        7           (7)     (18)         1           (17)      (30)         (32)         (62)
Passbook accounts                  18       187          205       49        256           305        51          429          480
Certificates of deposit           (98)      (23)        (121)    (150)      (160)         (310)      655       (1,082)        (427)
FHLB advances                       2      (497)        (495)      (3)       (86)          (89)       36            -           36
                             --------     ------       ------   ------     -----          ------    -----       ------       ------

Total interest expense on
Interest earning assets           (92)     (326)        (418)    (122)        11          (111)      712         (685)          27
                             --------     ------       ------   ------     -----          ------    -----       ------       ------

Increase (decrease) in net
  interest income                                      $ 500                             $ 323                             $  (661)
                                                       ======                            =======                           ========

     SOURCE: OFFERING CIRCULAR

   In the nine months ended June 30, 1998, there was an increase in net interest income of $500 thousand. The $82 thousand increase is the result of an increase in income on interest earning assets of $247 thousand due to rates, and a decrease in interest income of $165 thousand due to volumes. The $418 thousand reduction in interest expense was due to a $92 thousand decrease due to rates and a $326 thousand decrease due to volumes. The net increase in income of $82 thousand plus the net decrease in interest expense of $418 provides an increase in net interest income of $500 thousand.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                      TABLE I.11 - NON-PERFORMING ASSETS

                                                         AT JUNE 30,                            AT SEPTEMBER 30,
                                                 ----------------------------   ---------------------------------------
                                                      1998          1997           1997          1996          1995
                                                 -----------    -------------   ----------   ------------   -----------
                                                                          (Dollars in Thousands)
 Nonaccrual loans                                   $    130      $    211      $    348       $      2      $      -
 Accruing loans past due 90 days or more                                 -             -              -             -
 Foreclosed real estate                                    -            62             -            128            49
                                                 -----------    ----------      --------     ----------     ---------
Total nonperforming assets                          $    130      $    273      $    348       $    130      $     49
                                                 ===========    ==========      ========     ==========     =========
                                                 -----------    ----------      --------     ----------     ---------
Nonperforming loans to total gross loans                0.08%         0.13%         0.21%             -             -
                                                 ===========    ==========      ========     ==========     =========
                                                 -----------    ----------      --------     ----------     ---------
Nonperforming assets to total assets                    0.07%         0.14%         0.17%          0.07%         0.02%
                                                 ===========    ==========      ========     ==========     =========

 Total assets                                       $192,715      $200,677      $199,616       $190,233      $202,170
                                                 -----------    ----------      --------     ----------     ---------

 Total gross loans                                  $162,944      $164,966      $163,289       $163,456      $171,051
                                                 -----------    ----------      --------     ----------     ---------

SOURCE: OFFERING CIRCULAR


NON-PERFORMING ASSETS

     As shown in Table I.11 above, Citizens' total non-performing loans as of June 30. 1998, were a nominal $130 thousand and represented 0.08% of gross loans and 0.07% of total assets. All of the non-performing loans as of that date were secured. The level of non-performing assets does not appear to be a significant threat to the capitalization or future earnings of the institution.


                  TABLE I.12 - SCHEDULE OF CLASSIFIED ASSETS

                                                          AT JUNE 30,  DECEMBER 31,
                                                                       ------------
                                                             1998          1996
                                                          ---------------------------
                                                             (Dollars in Thousands)
                    Loss. Assets
                    Doubtful Assets                                                 -
                    Substandard assets                           $  268        $  376
                    Special mention Assets                          170             -
                                                          ---------------------------
                        Total Classified Assets                  $  438        $  376
                                                          ---------------------------
                    General loss allowances                      $1,224        $1,216

                SOURCE:  UNAUDITED FINANCIAL STATEMENT AND INTERNAL REPORTS.


     The volume of total classified assets is nominal for an institution this size, and currently the classified assets are centered in Special Mention at $170 thousand (0.10% of gross loans and 0.08% of total assets), with an additional Substandard classification of $268 thousand (0.16% of gross loans and 0.14% of assets). It is apparent that Management has developed adequate management techniques for dealing with the classified assets of the Bank.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


LOAN LOSS ALLOWANCE

     The following table (Table I.13) sets forth an analysis of the Bank's allowance for possible loan losses for the periods indicated. As of June 30, 1998, the provision for loan and lease losses was equal to 0.75% of gross loans and 9.42 times non-performing loans. Considering the conservative underwriting of Management and that the majority of the loans in the portfolio are secured residential loans, the Allowance for Loan and Lease Losses is adequate at this time.

              TABLE I.13 - ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

                                            NINE MONTHS
                                           ENDED JUNE 30,                     YEAR ENDED SEPTEMBER 30,
                                        1998            1997            1997            1996            1995
                                                                (Dollars In Thousands)
     Balance, beginning of period      $1,223          $1,216          $1,216          $1,215          $1,205

     Charge-offs                            -               -                               -

     Provision                              -               -               -               -               -

     Recoveries                             1               9               7               1              10
     Balance, end of period            $1,224          $1,225          $1,223          $1,216          $1,215

          SOURCE: OFFERING CIRCULAR

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


     Table I.14 shows the allocation of the loan loss allowance among the various loan categories for the years ending September 30, 1995, 1996, 1997, and June 30, 1998.


                TABLE I.14 - ALLOCATION OF LOAN LOSS ALLOWANCE

                                                                                                                SEPTEMBER 30,
                                       AT JUNE 30, 1998                         1997                               1996
                                           Percent of   Amount               Percent of    Amount                Percent of
                                           Allowance   of Loans               Allowance   Of Loans               Allowance
                                Amount of   to Total   to Gross    Amount of  to Total    To Gross    Amount of   to Total
                                Allowance  Allowance    Loans      Allowance  Allowance    Loans      Allowance  Allowance
Type of Loan
 Real Estate Loans:
  1-4 family                          137       11.19     84.87          396       32.38     86.23          393       32.35
  Home equity                         484       39.54      9.84            -           -      6.76            -           -
  Const. & Dev.                       115        9.40      2.37          109        8.91      3.45           52        4.28
  Non-residential                      52        4.25      1.00           16        1.31      1.38           46        3.79
  Multi-family                         40        3.27      0.84            4        0.33      0.97            6        0.49
Total Real Estate Lns                 828       67.64     98.92          525       42.93     98.79          497       40.91

 Other Loans;
  Commercial Loans                     44        3.59      0.91            -           -      1.00            -           -
  Consumer Loans                        2        0.16      0.17           96        7.85      0.21          105        8.64
Total Other Loans                      46        3.76      1.07           96        7.85      1.21          105        8.64
Unallocated                           350       28.59                    602       49.22         -          613       50.45
Total Allowance for LLL             1,224      100.00    100.00        1,223      100.00    100.00        1,215      100.00

                                                         1995
                                 Amount                Percent of   Amount
                                of Loans                Allowance  of Loans
                                to Gross    Amount of   to Total   to Gross
                                 Loans      Allowance  Allowance    Loans
Type of Loan
 Real Estate Loans:
  1-4 family                     88.92          428       35.23     91.20
  Home equity                     4.74                        -      2.63
  Const. & Dev.                   2.27          173       14.24      2.90
  Non-residential                 1.61           78        6.42      1.69
  Multi-family                    1.15            8        0.66      1.35
Total Real Estate Lns            98.69          687       56.54     99.77

 Other Loans;
  Commercial Loans                1.13            -                  0.03
  Consumer Loans                  0.18           17        1.40      0.20
Total Other Loans                 1.31           17        1.40      0.23
Unallocated                          -          511       42.06         -
Total Allowance for LLL         100.00        1,215      100.00    100.00

     SOURCE:  OFFERING CIRCULAR

          The preceding table (Table I.14) allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


MORTGAGE-BACKED SECURITIES AND INVESTMENTS

     Table I.15 provides a breakdown of mortgage-backed securities and investments as of June 30, 1998.

             TABLE I.15 - CLASSIFICATION OF INVESTMENT SECURITIES

                                        ONE YEAR OR LESS              AFTER ONE YEAR                AFTER FIVE YEARS
                                                                    THROUGH FIVE YEARS              THROUGH TEN YEARS
                                     CARRYING      WEIGHTED       CARRYING       WEIGHTED       CARRYING        WEIGHTED
                                      VALUE         AVERAGE        VALUE         AVERAGE          VALUE          AVERAGE
                                                     YIELD                        YIELD                           YIELD

                            (Dollars in Thousands)
Securities available for sale:
U.S. government and agencies               -                        $  666          6.24%         $ 185           9.02%

Securities held to maturity:
U.S. government and agencies               -              -          1,132          7.07%

Other:
Interest-earning deposits             10,961           6.14%             -             -              -              -
Term Federal Funds                     4,000           5.55%             -             -              -              -
Federal Home Loan Bank stock               -              -              -             -              -              -

               TOTAL                 $14,961          5.98%        $1,798           6.76%        $ 185           9.02%



                                             AFTER TEN YEARS                   TOTAL

                                         CARRYING       WEIGHTED      CARRYING     WEIGHTED
                                           VALUE         AVERAGE        VALUE       AVERAGE
                                                          YIELD                       YIELD
Securities available for sale:
U.S. government and agencies             $6,979           6.64%       $ 7,830        6.66%

Securities held to maturity:
U.S. government and agencies                739           7.20%         1,871        7.12%

Other:
Interest-earning deposits                     -              -         10,960        6.14%
Term Federal Funds                            -              -          4,000        5.55%
Federal Home Loan Bank stock              1,825           7.50%         1,825        7.50%

                TOTAL                    $9,543           6.85%       $26,486        6.37%

SOURCE: OFFERING CIRCULAR

     Table I.15 is notable for showing that as of June 30, 1998, the portion of the investment portfolio that was classified as "Held to Maturity" totaled $1.87 million or 7.06% of the portfolio. Investment securities that were classified as "Available for Sale" totaled $7.83 million or 29.79% of the portfolio. The remainder of the portfolio, $16.79 million are short-term interest earning deposits and Federal Home Loan Bank Stock. At June 30, 1998, Citizens had no trading securities. Having a large portion of all investments classified "Available for Sale" and having a large portion of their assets in short-term deposits enhances actual liquidity of the institution and provides Management with the flexibility to properly manage the investment portfolio of the Bank. All securities classified as "Available for Sale" are carried at their fair value as of June 30, 1998.

     Management has not committed a significant amount of its assets to Mortgage-Backed Securities ("MBS's"). This is due mainly to the strong demand for loans in the primary assessment area. The majority of Citizens' investments, $16.76 million, have a maturity that is less than 5 years.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                        TABLE I.16 - DEPOSIT PORTFOLIO

                                                                                         AT SEPTEMBER 30,
                                                                    -----------------------------------------------------------
                                            AT JUNE 30, 1998         1997
                                   -------------------------------  --------------------------- --------------
                                     AMOUNT    WEIGHTED     % OF    AMOUNT   WEIGHTED    % OF    AMOUNT
                                                AVERAGE   DEPOSITS            AVERAGE  DEPOSITS
                                                 RATE                          RATE
                                   --------- ------------------------------------ --------------------------------------------
                                                              (Dollars in Thousands)
Deposit accounts:
Passbook savings                    $ 38,194     4.62%    23.90%  $ 31,395     4.52%    19.56%  $ 26,134
NOW accounts                           5,798     1.42%     3.63%     5,248     1.35%     3.27%     4,109
Money market deposit accts.            2,932     2.50%     1.83%     3,125     2.50%     1.95%     3,547
Non-interest bearing accounts          1,376        -%     0.86%     1,550        -%     0.97%       866
                                   --------- ---------           --------- ---------           ---------

  Total transaction deposits          48,300     3.90%    30.22%    41,318     3.79%    25.75%    34,656
                                   --------- --------- --------- --------- --------- --------- ---------

Certificates of deposit              111,519     5.51%    69.78%   119,175     5.66%    74.25%   111,794
                                   --------- ---------           --------- ---------           ---------

  Total deposits                    $159,819     5.02%   100.00%  $160,493     5.18%   100.00%  $146,450
                                   ========= ========= ========= ========= ========= ========= =========

                                                     AT SEPTEMBER 30,
                                    ------------------------------------------------
                                        1996                          1995
                                    -------------------------------------------------
                                     WEIGHTED     % OF     AMOUNT   WEIGHTED     % OF
                                      AVERAGE   DEPOSITS             AVERAGE   DEPOSITS
                                       RATE                           RATE
                                    ---------------------------------------------------
                                                   (Dollars in Thousands)
Deposit accounts:
Passbook savings                        4.44%    17.84%  $ 18,735     4.15%    11.76%
NOW accounts                            1.68%     2.81%     3,892     1.71%     2.44%
Money market deposit accts.             2.56%     2.42%     4,368     2.71%     2.74%
Non-interest bearing accounts              -%     0.59%       876        -%     0.55%
                                    ---------           --------- ---------

  Total transaction deposits            3.81%    23.66%    27,871     3.45%    17.49%
                                    --------- --------- --------- --------- ---------

Certificates of deposit                 5.71%    76.34%   131,438     5.81%    82.51%
                                    --------- --------- --------- --------- ---------

  Total deposits                        5.26%   100.00%  $159,309     5.40%   100.00%
                                    ========= ========= ========= ========= =========

SOURCE: OFFERING CIRCULAR

Deposits in the Bank at June 30, 1998 were represented by the various types of deposit programs described above.

FERGUSON & COMPANY                                             SECTION I.
------------------                                             ----------


SAVINGS DEPOSIT

     The Bank offers a variety of deposit products that have a wide range of interest rates and terms. As the general customer base continues to become more sophisticated, Citizens is likely to become more susceptible to short-term interest rate changes. The Bank experiences a higher cost of funds than its peers mainly due to its pricing of transaction accounts and certificate accounts. These higher costs associated with the deposits, coupled with a loan portfolio that is mainly residential loans, has placed a strain on the earning capacity of the institution, as evidenced by its spread and net interest margins.

     At June 30, 1998, Citizens deposit portfolio of $159.82 million was composed as follows: total noninterest bearing accounts--$1.38 million, or 0.86%; savings deposits and passbook account--$38.19 million, or 23.90%, Now accounts and MMDA accounts--$8.73 million or 5.46%, and certificate accounts-- $111.52 million, or 69.78%. Certificates totaling $78.41 million, or 49.06% of total deposits, mature in less than one year.

     Citizens has limited dependency on jumbo certificates of deposit. At June 30, 1998, the Bank had $18.13 million in certificates that were issued for $100 thousand or more, or 11.35% of its total deposits (see Table I.17). The jumbo dependency is not considered excessive.

                   TABLE I.17 - JUMBO CD'S AT JUNE 30, 1998

                         Certificates 100,000 and Over

                                              Certificates of
          Maturity Period                         Deposits
          ---------------                         --------
                                              ($ in Thousands)
          Three months or less                       $   2,097
          Over three through six months                  2,931
          Over six through 12 months                     7,185
          Over 12 months                                 5,921
                                              ----------------
                                                     $  18,134
                                              ================

      SOURCE: OFFERING CIRCULAR


BORROWINGS

     At June 30, 1998, Citizens was a member of FHLB of Atlanta and had the availability of advances from the FHLB. At June 30, 1998, the Bank had $13 million in advances from the FHLB. The $13 million in advances are broken down into three transactions, one advance of $3 million is due September 30, 1998, one advance of $6 million is due March 31, 1999, and the other $4 million advance is due March 31, 2000. Advances are viable alternative sources of funding to the Bank and are not considered excessive at this level. The use of secured advances not only provides alternative sources of funding, but generally produces less refunding risk than other types of large liabilities.

SUBSIDIARIES

     Citizens has one inactive subsidiary, Carolina Service Corporation, with total assets less than $3,000.00, which are cash. The subsidiary is being liquidated concurrently with the offering.

FERGUSON & COMPANY                                               SECTION I.
------------------                                               ----------


LEGAL PROCEEDINGS

     From time to time, Citizens becomes involved in legal proceedings principally related to the enforcement of obligations owed to it. From time to time, claims are asserted against the Bank directly or as defenses and counterclaims in actions filed by the Bank. At this time, the Bank is not a party to any legal proceedings that are expected to have a material effect on its financial condition, or liquidity, or results of operations.


EARNINGS CAPACITY OF THE INSTITUTION

     As in any interest sensitive industry, the future earnings capacity of Citizens will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate loans, fixed rate loans, and adjustable loans as rates decline.

     Citizens is no exception to the aforementioned paradox. However, with its current asset and liability structure, the effect of rising interest rates will have less negative impact on earnings than in the past. Management's strategy of new loan products, mainly home equity loans, that provide additional repricing opportunities through the cash flow of payments or in the adjustability of rates will mitigate the effects of interest rate risk, and help sustain the Bank's current level of profitability.

     The addition of capital through the conversion will allow Citizens to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating expense ratio. However, growth and additional leverage will likely be well controlled to maintain the current acceptable risk levels inherent in the Bank's asset base.

ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION

     At its current size and in its current asset configuration, Citizens is an efficient operation. With total assets of approximately $192 million, Citizens has 40 full time equivalent employees. Citizens has the infrastructure, the officers, and the employees to grow without significant additional growth in staff.

INTANGIBLE VALUES

     Citizens has intangible assets totaling $67 thousand. Mortgage servicing rights are recorded at $54 thousand, and an additional $12 thousand are intangibles associated with the Bank's retirement plan. However, Citizens' greatest intangible value lies in its loyal deposit base, its loan portfolio, and in its staff of officers and employees. Citizens has a 91-year history of sound operations, well-managed growth, and consistent earnings. The Bank currently has 7.41% of the deposit market in its area, and it has the ability to increase market share (see Table II.3 in Section II). In addition, the Bank has generated mortgage loan servicing by selling loans into the secondary market, service retained.

     Citizens has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

EFFECT OF GOVERNMENT REGULATIONS

     Government regulations will have the greatest impact in the area of cost of compliance and reporting. The Conversion will create an additional layer of regulations and reporting, and thereby increase the cost to the Bank. Moreover, no future plans currently exist to make additional acquisitions, purchase additional branches, or complicate operations with matters that would add to reporting and regulatory compliance. However,

FERGUSON & COMPANY                                               SECTION I.
------------------                                               ----------


economic situations change, and if an appropriate opportunity arises, it will be considered, and a proper request will be made of the regulators, if necessary.

OFFICE FACILITIES

     Citizens' main office is an adequately maintained facility. Table I.18 provides information on all of the Bank's offices. The Bank's facilities are currently adequate for the convenience and needs of the Bank's customer base.


                 TABLE I.18 - OFFICE FACILITIES AND LOCATIONS

                                                                 NET BOOK
                                                                 VALUE OF
                                                               PROPERTY OR           OWNED OR                    USE OF
PHYSICAL ADDRESS                                              IMPROVEMENTS            LEASED                    PROPERTY
----------------                                             --------------         ----------         -------------------------
407 West Innes Street                                             $353,697            Owned            Corporate Headquarters;
Salisbury, North Carolina  28144-4232                                                                  Retail loan and deposit
                                                                                                       branch
427 West Innes Street
Salisbury, North Carolina  28144                                   176,287            Owned            Currently Leased.  Will
                                                                                                       become operational center
                                                                                                       in 1999.  Current tenants
                                                                                                       are on a month to month
                                                                                                       basis.
3027 North Center Street                                           414,641            Owned            Retail loan and deposit
Statesville, North Carolina  28677                                                                     branch.  Some leased space

106 West Main Street                                                38,487            Owned            Retail loan and deposit
Rockwell, North Carolina  28138                                                                        branch.


330 South Main Street                                             $ 14,167           Leased            Currently used as
Salisbury, North Carolina  28144                                                                       operational center; will
                                                                                                       move to 427 West Innes
                                                                                                       Street in 1999.

     The total net book value of the Bank's furniture, fixtures and equipment at June 30, 1998 was $211,273. The properties are considered by Bank's management to be in good condition.

SOURCE: CITIZENS' AUDITED AND UNAUDITED FINANCIAL STATEMENT AND THE OFFERING
        CIRCULAR.

                                  SECTION II

                                  MARKET AREA

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------

                               II. MARKET AREA

DEMOGRAPHICS

     Citizens operates from its main office at 407 West Innes Street, in Salisbury, North Carolina. In addition to its home office, it has two banking offices and one operational center. The operational center is in leased quarters and the two banking offices are located in Statesville, North Carolina, and Rockwell, North Carolina. Additional information is available in Section I, Table I.18.

     Citizens considers its primary market area to be the counties of Rowan and Iredell. Table II.1, below, presents historical and projected trends for the United States, North Carolina, Rowen County, and Iredell County. The information addresses population, income, employment, and housing trends.

     As indicated in Table II.1, below, the State of North Carolina, and the counties of Rowen and Iredell have experienced extraordinary growth rates in terms of population. The State of North Carolina experienced a growth rate from 1990 to 1996, of 10.37%, which is higher than the recorded growth rate of 6.67% for the U. S. Within the trade area, Iredell County grew 13.79%, and Rowan County grew 9.45%. Future prospects are similar, although slightly lower than historical growth rates. Between 1996 and 2001, the State is expected to grow 7.52%; and Iredell and Rowan Counties are expected to grow 9.69% and 6.91%, respectively.

     Another impressive demographic factor about Citizens' assessment area is the Household Income Distribution Estimate for 2001. Iredell County is expected to have 62% of its population in the two household incomes that are between $25,000 and $100,000. Rowan County is expected to have 59% of its population in the same ranges. This compares to the 58% of the population in that range in the United States and 57% of the State population in that range. Clearly, the economic base of the market area is excellent. It records high household incomes and rapid growth of this successful population base.

     The population and industrial growth are obviously pushing along the growth rates that have been experienced in the State. North Carolina is the 14/th/ most industrialized state in the United States. The demographics of the area reflect that industrialization and diversification.

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------

                         TABLE II.1 DEMOGRAPHIC TRENDS
                            KEY ECONOMIC INDICATORS
        United States, North Carolina, Iredell County and Rowan County

===================================================================================================
                                           UNITED          STATE         COUNTY         COUNTY
         KEY ECONOMIC INDICATOR            STATES       N.CAROLINA       IREDELL         ROWAN
---------------------------------------------------------------------------------------------------
  Total Population, 2001 Est.            278,802,003      7,865,805        115,993        129,426
  1996 - 2001 Percent Change, Est.              5.09           7.52           9.69           6.91
  Total Population, 1996 Est.            265,294,885      7,315,856        105,745        121,062
  1990 - 96 Percent Change, Est.                6.67          10.37          13.79           9.45
  Total Population, 1990                 248,709,873      6,628,637         92,931        110,605
---------------------------------------------------------------------------------------------------
  Household Income, 2001 Est.                 33,189         28,922         33,893         28,930
  1996 - 2001 Percent Change, Est.             (3.88)         (5.37)         (1.29)         (3.61)
  Household Income, 1996 Est.                 34,530         30,562         34,337         30,012
  Per Capita Income, 1990                     16,738         15,147         15,889         14,131
---------------------------------------------------------------------------------------------------
  Household Income Distribution-2001 Est. (%)
  $15,000 and less                                20             22             18             21
  $  15,000 - $25,000                             16             18             16             18
  $  25,000 - $50,000                             34             36             38             39
  $ 50,000 - $100,000                             24             21             24             20
  $100,000 - $150,000                              4              3              3              2
  $150,000 and over                                2              1              1              1
---------------------------------------------------------------------------------------------------
  Unemployment rate, 1990                       6.24           4.63           4.20           3.61
---------------------------------------------------------------------------------------------------

  Median Age of Population, 1996 Est.           34.3           34.8           36.5           36.6
  Median Age of Population, 1990                32.9           33.1           34.8           35.2
---------------------------------------------------------------------------------------------------
  Average Housing Value, 1990                 79,098         79,714         80,036         62,567
---------------------------------------------------------------------------------------------------

  Total Households, 2001 Est.            103,293,062      3,005,720         44,480         49,872
  1996 - 2001 Percent Change, Est.              5.14           7.79           9.80           7.04
  Total Households, 1996                  98,239,161      2,788,382         40,511         46,594
  1990 - 96 Percent Change, Est.                6.84          10.78          13.88           9.60
  Total Households, 1990                  91,947,410      2,517,026         35,573         42,512
---------------------------------------------------------------------------------------------------

  Total Housing Units, 1990              101,641,260      2,818,193         39,191         46,264
  % Vacant                                     10.07          10.69           9.23           8.11
  % Occupied                                   89.93          89.31          90.77          91.89
  % By Owner                                   57.78          60.74          68.16          67.60
  % By Renter                                  32.15          28.57          22.61          24.29
===================================================================================================

SOURCE: SCAN/US, INC.

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------

     North Carolina, one of the South Atlantic states of the United States, is bordered on the north by Virginia; on the east by the Atlantic Ocean; on the south by South Carolina, Georgia, and Mississippi and on the west by Tennessee. Raleigh is the capital of North Carolina, and Charlotte is the largest city. North Carolina is the 29/th/ largest state in the United States. The population estimate for 1996 is 7,315,856. North Carolina was predominately an agricultural state as late as 1920 until the manufacture of textiles, furniture and tobacco products began to provide the bulk of the State's annual income. Currently, manufacturing remains an important source of income, along with trade, distribution, tourism and other services, and government. /1/

     Important to any financial institution that is in the business of financing the construction and purchase of homes is the growth in the number of households. Table II.1 shows that the prospects for the establishment of new households in the trade area are excellent. From 1990 until 1996, the counties in the trade area experienced an increase in the number of households. Iredell County's households increased 13.88% between 1990 and 1996, and an additional 9.80% growth is expected between 1996 and 2001. Rowan County experienced 9.60% growth between 1990 and 1996 and it also expects to grow 7.04% in the next five years. Such levels of household growth presents a well capitalized and well managed financial institution with multiple lending opportunities. Some of the opportunities are the construction of new houses and commercial businesses, the financing of the purchase of these houses and businesses, consumer goods such as autos, boats and RV's, plus the financing of businesses to serve the new and existing population.

     When home ownership is compared to the United States and the State of North Carolina, both of the counties in the trade area have a higher incidence of home ownership than the United States and the State of North Carolina. Occupancy rates can also reflect the economic viability of an area. Citizens' trade area has occupancy levels of 90.77% in Iredell County and 91.89% in Rowan County.

     The principal sources of employment in Citizens' trade area are shown in Table II.2 below. On average, the major sources of employment are manufacturing, trade, services, and public administration. The counties in the delineated trade area show significantly more people engaging in manufacturing activity than the State. The high incidence of people engaged in manufacturing account for, in part, the large number of households that have incomes between $25,000 and $50,000. The manufacturing and trade portion of the economic base contributes to the generous measure of the local household incomes and gives some dimension to the stability and diversification of the local economy.


_______________________
/1/ North Carolina, Encarta 96 Encyclopedia

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------

                      TABLE II.2 - EMPLOYMENT BY INDUSTRY

                                                                             AS OF YEAR END 1995
                                                                            STATE
                                                        UNITED            OF NORTH          ROWAN            IREDELL
                                                         STATE            CAROLINA          COUNTY            COUNTY
                                            -------------------------------------------------------------------------
EMPLOYMENT BY INDUSTRY (PERCENT                                                       (%)
-------------------------------
Construction/Agriculture/Mining                           9.5%              6.3%              5.1%              5.4%
Manufacturing                                            17.7%             25.1%             32.4%             38.1%
Transportation/Utilities                                  7.1%              4.7%              3.1%              2.7%
Trade                                                    21.2%             23.3%             23.1%             24.7%
Finance/Insurance                                         6.9%              4.2%              2.1%              1.8%
Services                                                 32.7%             20.7%             17.8%             15.5%
Public Administration                                     4.9%             15.5%             16.4%             11.8%
                                           --------------------------------------------------------------------------
                                  TOTAL                 100.0%            100.0%            100.0%            100.0%
                                            =========================================================================

SOURCE:  STATE OF NORTH CAROLINA, DEPARTMENT OF ECONOMIC DEVELOPMENT


     This information gives rise to understanding the other demographic information. With manufacturing, trade, services, and public administration employing such high percentages of the population and contributing to the earnings of the citizenry, the concentration of income in the middle range is clearer. Obviously, on average, the population within the assessment area of Citizens is better employed than the State average. This should assist continuing economic growth, which should translate into more homebuyers, more consumer goods being purchased, more businesses being started, and a growing, stable economy.

     In summary, the demographics of the assessment area are very favorable. The area has and is expected to have an overall growth in population. This growth in population is being accompanied with an anticipated increase in household income that is creating a more stable per capita income and an anticipated increase in the number of new households that will be created. These factors, coupled with a strong tradition of home ownership in the area, should translate into an increased number of housing units being built and a good market for previously owned housing. Moreover, the robust economic growth of the area should provide more than an average amount of business opportunity to Citizens.

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------

COMPETITION

     Based on information publicly available on deposits as of June 30, 1997 (see Table II.3), in the two counties which citizens considers its trade area, there are $2.161 billion in total deposits. Banks controlled $1.816 billion, credit unions $38.0 million, and other savings banks $174.16 million. As of that date, Citizens had 7.41% of the total deposit market, or $160.11 million.

     Citizens is a major influence in the total market area that is located within the delineated market area. The statistics reveal success and opportunities for the institution. Additional capital infused by the Conversion will assist the Bank in becoming more competitive.

                       TABLE II.3 - MARKET AREA DEPOSITS

                                                                          As of June 30,
                                                              1997             1996             1995
                                                                     (Dollars in Thousands)
CITIZENS SAVINGS BANK, SSB - Total                        $  160,106        $  149,807        $  163,397
                                                   -----------------------------------------------------
     Number of Offices                                             3                 3                 3

TOTAL SAVINGS AND LOAN ASSOCIATION DEPOSITS               $  147,164        $  139,539        $  129,037
                                                   -----------------------------------------------------
    Total Number of Branches                                       3                 3                 3

TOTAL CREDIT UNION DEPOSITS                               $   38,001        $   36,630        $   33,110
                                                   -----------------------------------------------------
    Total Number of Branches                                       4                 4                 4

TOTAL BANK DEPOSITS (17 BANKS)                            $1,816,132        $1,754,487        $1,687,697
                                                   -----------------------------------------------------
     Total Number of Branches                                     72                73                71

                 TOTAL MARKET AREA DEPOSITS               $2,161,403        $2,080,463         2,013,241
                                                   =====================================================
CITIZENS SAVING BANK, SSB - MARKET SHARE                        7.41%             7.20%             8.12%
----------------------------------------
                                                   =====================================================

SOURCE: BRANCHSOURCE, JUNE 30, 1997, A PRODUCT OF SHESHUNOFF INFORMATION
SERVICES.

     Growth opportunities for Citizens can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of Citizens Savings Bank, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in the market area. It is our analysis that the economic environment and the potential of the area is excellent, moreover, we feel that the current Management team can realize a portion of the potential afforded by the area's economic base. Our analysis of the economic potential and the potential of Management has a positive effect on the valuation of the institution.

                                  SECTION III

                           COMPARISON WITH PUBLICLY
                                TRADED THRIFTS

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------


                 III.  COMPARISON WITH PUBLICLY TRADED THRIFTS


COMPARATIVE DISCUSSION

  This section presents an analysis of Citizens relative to a group of 11 publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of Citizens' stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of Citizens to the comparative group, all North Carolina thrifts, Southeast Region thrifts and selected publicly traded thrifts. Exhibits III and IV contain selected financial information on Citizens and the comparative group. This information is derived from quarterly TFR's filed with the OTS and call reports filed with the FDIC. The selection criteria and comparison with the Comparative Group are discussed below.


SELECTION CRITERIA

  Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are listed on either the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or NASDAQ. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing 12 months (see Exhibit II.1).

  The principal source of data was SNL Securities, Charlottesville, Virginia. There are 384 publicly traded thrifts listed on NYSE, AMEX, or NASDAQ. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

  .   We eliminated companies with losses,
  .   We eliminated indicated acquisition targets,
  .   We eliminated companies with price/earnings ratios in excess of 35, and
  .   We eliminated companies that had not reported as a stock institution for one complete year.

  The resulting group of 252 publicly traded thrifts is included in Exhibit
II.1.

  Because of the limited number of similar size thrifts with sufficient trading volume, we refined the search looking for members of the comparative groups among thrifts with assets between $100 million and $300 million. From that group we then eliminated the following:

  .   Eliminated MHC's,
  .   Eliminated companies with loans to assets greater than 85%,
  .   Eliminated companies with loans to deposits greater than 120%,
  .   Eliminated companies with non-performing assets greater than 1.0%,
  .   Eliminated companies with equity to assets greater than 18%, and
  .   Eliminated companies with equity to assets less than 7.5%.

  The result was a group of 11 thrifts. Normally, we consider 10 to be the desired sample, but provided an extra comparative in case there are changes before this Conversion is completed.

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

  The selected group of comparatives has sufficient trading volume to provide meaningful price data. Two of the comparative group members are located in the Midwest, two in the Mid-Atlantic, one in the Southwest, four are in the Northeast, and two in the Southeast. Three of the group are located in Massachusetts, and one each in Indiana, Kentucky, Maine, Alabama, North Carolina, Maryland, Texas, and Pennsylvania. With total assets of approximately $192.72 million, Citizens is near the group selected, which has average assets of $182.37 million and median assets of $179.79 million.

PROFITABILITY

  Using the comparison of profitability components as a percentage of average assets, Citizens was below the comparative group in return on assets, 0.67% to 1.03%, and core income, 0.67% to 0.99%. Citizens was slightly below the comparative group in other operating income, 0.19% to 0.21%. However, net interest income was significantly below the group, 2.39% to 3.52%. This is due mainly to composition of the loan portfolio. Citizens makes up some of the difference by being an efficient operation and is below the comparative group in operating expense, 1.53% to 1.75%. After conversion, deployment of the proceeds will provide additional income, and Citizens will compare slightly more favorably with the comparative group in terms of return on average assets, with a return of 0.76% at the midpoint of the appraisal range. Pro forma return on average equity is 4.99% at the midpoint, versus a mean of 9.83%, and a median of 9.22% for the comparative group. After conversion, the employment of funds and the growth of assets and liabilities will improve the profitability of this institution. However, the asset composition of Citizens will continue to have a debilitating influence upon profitability. The continuing dependency upon single family loans is the main problem and is being slowly and conservatively addressed by Management.

BALANCE SHEET CHARACTERISTICS

  The general asset composition of Citizens is more oriented to loans than that of the comparative group. Citizens has a lower level of passive investments with 14.58% of its assets invested in cash, investments, and mortgage-backed securities, versus 26.91% for the comparative group. In the investment portfolio, Citizens has 9.55% in cash and investment securities, and 5.03% in mortgage backed securities. The comparative group has 20.09% in cash and investments, and 6.82% in mortgage backed securities. Citizens has a higher percentage of its assets in loans at 82.87%, versus 67.97% for the comparative group. The Bank's percentage of interest earning assets to interest bearing liabilities is less than that of the group. Citizens has 108.43%, and the comparative group averages 111.95%. Citizens is considered "Well Capitalized" with 8.10% of assets in equity capital, and the comparative group has an average of 11.20% in equity to assets. After conversion, and after the utilization of the capital infusion for earning assets and supporting growth, Citizens' ratio of 15.74% at the midpoint will be higher than that of the group of comparatives. Management plans to utilize the capital from the Conversion to increase asset and liabilities, but does not plan to lower lending and underwriting standards. Consequently, the capital will not be completely utilized for some time, and the ROAE will be lower until the capital can be leveraged.

  The liability side differs mainly in that the Bank has limited borrowings and a higher percentage of deposits. The Bank funds its assets with 82.93% deposits, expressed as a percentage of total assets and borrowings of 6.75%. On the other hand, the comparative group has deposits of 77.77% and borrowings of 9.78%. The comparison between the Bank's capital level and that of the comparative group will improve after conversion. After the Conversion, the Bank's equity to assets will be 15.74%, at the midpoint. The average equity to assets of the comparative group is 11.20%, and the median is 10.64%.

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------


RISK FACTORS

     Both Citizens and the comparative group have well-controlled levels of non-performing assets, with the Bank being lower than the comparative group, 0.07% to 0.44% of assets. Citizens' loan loss allowance is 0.77% of net loans, which compares favorably with the comparative group's 1.04%. Currently, the loan loss allowance of Citizens is adequate considering the conservative composition of the loan portfolio. As the composition of the portfolio changes, there may be a future need for increasing provisions, but it is adequate for now. In the area of interest rate risk and the implications of one-year gap assets, Citizens and the comparative group are not far apart. Citizens has a negative one-year gap of 13.43%, and the group has a negative 10.42%. Citizens' acceptable level of interest rate risk is managed by making adjustable rate residential loans for the portfolio and selling the fixed rate loans into the secondary market, supplemented by liquidity and MBS's that are available for sale. The comparatives manage interest rate risk with short-term investments and a lesser level of adjustable loans portfolio. Citizens' concentration in adjustable rate residential lending negatively impacts the earnings capacity of the institution. Additional capital raised by the Conversion will enhance the profitability.

SUMMARY OF FINANCIAL COMPARISON

  Based on the above discussion of operational, balance sheet, and risk characteristics of Citizens compared with the group, we believe that Citizens' performance is below that of the comparative group. Moreover, the profitability of Citizens is currently sustainable only at the lower levels due to the composition of the loan portfolio. The conversion proceeds will improve the profitability.

FUTURE PLANS

  Citizens' future plans are to remain an independent, well capitalized, profitable institution with good asset quality, with a commitment to serving the needs of its trade area. Portfolio composition will mainly be changed by increasing the volume in home equity loans and initiating commercial lending (commercial real estate and non-real estate loans) in the first quarter of 1999. The current strategy, which is reflected in the business plan, projects increased growth in commercial real estate lending, commercial loans, and home equity loans. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current lending policies. During that period of time, Management is willing to accept a lower return on assets, as well as a lower return on equity capital.

  Citizens has adhered to a limited-growth policy. In fact, the Bank has experienced a decline in asset and liability growth since December 31, 1994. However, the decline in assets, coupled with continued modest profitability, has caused the capital of the institution to grow both in dollar amount and as a percentage of total assets. This disciplined approach to capital maintenance has produced a strong institution that is well capitalized and moderately profitable. The additional capital raised by the sale of Common Stock will initially be used to purchase short-term investment securities. Adjustable rate loans will continue to be emphasized. The Bank will continue to minimize long term, fixed rate loans. The Bank's business plan projects that it will experience growth in loans, deposits, and liquidity.

  The additional capital and the holding company concept would make the acquisition of another institution or branches a viable option, along with de novo branching. At this time, there are no plans for acquisition of institutions or new branches. If an economically viable opportunity arises, proper approval will be sought from the regulatory agencies.

  Increasing market penetration by increasing the number of services and products available, coupled with expanded marketing efforts and improved service, are the most likely methods to be employed to achieve growth.

FERGUSON & COMPANY    TABLE III - COMPARATIVES CHARACTERTICS     SECTION III
------------------                                               -----------

                                                                                          Total                 Current    Current
                                                              Number      Type            Assets                 Stock      Market
                                                                of         of             ($000)                 Price      Value
Ticker      Short Name                   City          State  Offices  Institution       Mst RctQ    IPO Date     ($)       ($M)
AMFC        AMB Financial Corp.          Munster        IN       4     Traditional       111,338.0    1-Apr-96    14.75     13.51
CLAS        Classic Bancshares Inc.      Ashland        KY       5     Traditional  (1)  137,984.0   29-Dec-95    15.25     19.82
                                                                       & Banking
FCME        First Coastal Corp.          Westbrook      ME       8     Traditional       171,719.0          NA    10.50     14.29
FFDB        FirstFed Bancorp Inc.        Bessemer       AL       8     Traditional  (1)  179,893.0   19-Nov-91    12.75     31.04
                                                                       & Banking
HBS         Haywood Bancshares Inc.      Waynesville    NC       4     Traditional       151,718.0   18-Dec-87    19.00     23.76
HIFS        Hingham Instit. for Savings  Hingham        MA       5     Traditional       239,148.0   20-Dec-88    24.63     32.25
HRBF        Harbor Federal Bancorp Inc.  Baltimore      MD       9     Traditional       235,733.0   12-Aug-94    18.13     33.76
IPSW        Ipswich Savings Bank         Ipswich        MA       7     Traditional       233,662.0   26-May-93    12.00     28.68
JXVL        Jacksonville Bancorp Inc.    Jacksonville   TX       7     Traditional       242,673.0    1-Apr-96    16.25     39.35
LARL        Laurel Capital Group Inc.    Allison Park   PA       6     Traditional       220,986.0   20-Feb-87    19.00     41.64
MFLR        Mayflower Co-operative Bank  Middleboro     MA       4     Traditional       135,518.0   23-Dec-87    19.50     17.54

Maximum                                                          9                       242,673.0                24.63     41.64
Minimum                                                          4                       111,338.0                10.50     13.51
Average                                                          6                       187,306.5                16.52     26.88
Median                                                           6                       179,893.0                16.25     28.68


(1)  Holding company owns one bank and one thrift.

FERGUSON & COMPANY                                               SECTION III
------------------                                               -----------


                    TABLE III.2 - KEY FINANCIAL INDICATORS



                                                   CITIZENS     COMPARATIVE
                                                   SAVINGS          GROUP
                                                 ------------   -------------
PROFITABILITY
  (% of average assets)
Net income                                              0.67          1.03
Net interest income                                     2.39          3.52
Loss (recovery)  provisions                                -          0.07
Other operating income                                  0.19          0.21
Operating expense                                       1.53          1.75
Core income ( excluding gains
   and losses on asset sales)                           0.67          0.99


BALANCE SHEET FACTORS
   (% of assets)
Cash and investments                                    9.55         20.09
Mortgage-backed securities                              5.03          6.82
Loans                                                  82.87         67.97
Savings deposits                                       82.93         77.77
Borrowings                                              6.75          9.78
Equity                                                  8.10         11.20
Tangible equity                                         8.10         10.93


RISK FACTORS
   (%)
Earning assets/costing liabilities                    108.43        111.95
Non-performing assets/assets                            0.07          0.44
Loss allowance/non performing assets                  941.54        229.80
Loss allowance/loans                                    0.77          1.04
One year gap/assets                                   (13.43)       (10.42)

FERGUSON & COMPANY                                                   SECTION III
------------------                                                   -----------
                      TABLE III.3 - PRO FORMA COMPARISON
                  CONVERTING INSTITUTION TO COMPARATIVE GROUP


AS OF AUGUST 28, 1998

Ticker       Name                                Price    Mk Value      PE     P/Book     P/TBook    P/Assets   Div Yld    Assets
                                                  ($)      ($Mil)       (X)      (%)        (%)        (%)        (%)      ($000)
             CITIZENS SAVINGS FSB
             --------------------
             Before Conversion                      N/A      N/A        N/A       N/A        N/A         N/A       N/A    192,716
             Pro Forma Supermax                  30.000    27.77      15.94     71.38      71.38       12.86      2.00    216,013
             Pro Forma Maximum                   30.000    24.15      14.44     67.46      67.46       11.34      2.00    212,902
             Pro Forma Midpoint                  30.000    21.00      13.02     63.46      63.46        9.99      2.00    210,196
             Pro Forma Minimum                   30.000    17.85      11.50     58.75      58.75         8.6      2.00    207,490

             COMPARATIVE GROUP
             -----------------
             Averages                            16.523    26.88      15.98    133.41     136.66       14.16      2.35    187,307
             Medians                             16.250    28.68      14.03    113.71     113.71       14.32      2.27    179,893

             NORTH CAROLINA PUBLIC THRIFTS
             -----------------------------
             Averages                            14.813    36.91      16.61    111.99     112.43       20.88      3.30    182,962
             Medians                             14.250    28.86      16.94    111.75     113.51       19.72      3.44    141,130

             SOUTHEAST REGION THRIFTS
             ------------------------
             Averages                            15.869    71.86      20.28    146.24     152.54       17.87      2.27     572906
             Medians                             15.750    43.13      18.06    125.89     124.88       16.93      2.26     183148

             ALL PUBLIC THRIFTS
             ------------------
             Averages                            18.015   222.50      17.82    137.11     144.01       15.17      1.96    1757760
             Medians                             16.250    48.53      16.87    123.19     128.53       14.60      2.10     373915

             COMPARATIVE GROUP
             -----------------

AMFC         AMBFinancial-IN                     14.750    13.51      24.18     95.65      95.65       12.13      1.90    111,338
CLAS         ClassicBcshs-KY                     15.250    19.82      25.00     96.58     112.30       14.36      2.10    137,984
FCME         FirstCoastal-ME                     10.500    14.29      13.13     92.92      92.92        8.32         -    171,719
FFDB         FirstFedBncpInc-AL                  12.750    31.04      19.32    174.42     188.89       17.25      2.20    179,893
HBS          HaywoodBcshs-NC                     19.000    23.76      10.73    107.47     110.98       15.66      3.16    151,718
HIFS         Hingham-MA                          24.625    32.25      11.84    142.42     142.42       13.42      2.27    239,148
HRBF         HarborFedBncp-MD                    18.125    33.76      19.08    113.71     113.71       14.32      2.61    235,733
IPSW         IpswichSB-MA                        12.000    28.68      11.54    219.78     219.78       12.27      1.33    233,662
JXVL         Jacksonville-TX                     16.250    39.35      12.90    112.22     112.22       16.22      3.08    242,673
LARL         LaurelCapital-PA                    19.000    41.64      14.07    177.07     177.07       18.84      3.16    220,986
MFLR         MayflowerCo-op-MA                   19.500    17.54      14.03    135.32     137.32       12.94      4.10    135,518


            Note: Stock prices are closing prices or last trade. Pro forma calculations for Citizens are based on sales at $30 per share with a midpoint of $21,000,000, minimum of $17,850,000, and maximum of $24,150,000.

FERGUSON & COMPANY                                                 SECTION III.
------------------                                                 ------------
                      TABLE III.3 - PRO FORMA COMPARISON
                  CONVERTING INSTITUTION TO COMPARATIVE GROUP



AS OF AUGUST 28, 1998

Ticker  Name                            Eq/A     TEq/A    EPS    ROAA    ROAE
                                        (%)       (%)     ($)     (%)     (%)
        CITIZENS SAVINGS FSB
        --------------------
        Before Conversion                8.10     8.10     N/A   0.67     8.35
        Pro Forma Supermax              18.01    18.01    3.14   0.79     4.57
        Pro Forma Maximum               16.81    16.81    3.46   0.77     4.78
        Pro Forma Midpoint              15.74    15.74    3.84   0.76     4.99
        Pro Forma Minimum               14.64    14.64    4.35   0.74     5.24

        COMPARATIVE GROUP
        -----------------
        Averages                        11.20    10.93    1.14   1.01     9.83
        Medians                         10.64    10.64    1.04   0.98     9.22

        NORTH CAROLINA PUBLIC THRIFTS
        -----------------------------
        Averages                        19.63    19.58    0.94   1.29     6.60
        Medians                         17.95    17.95    0.74   1.32     6.68

        SOUTHEAST REGION THRIFTS
        ------------------------
        Averages                        13.53    13.48    0.87   0.99     7.89
        Medians                         13.03    13.25    0.78   0.98     7.37

        ALL PUBLIC THRIFTS
        ------------------
        Averages                        11.83    11.55    1.11   0.94     8.79
        Medians                          9.93     9.71    1.00   0.89     7.86

        COMPARATIVE GROUP
        -----------------

AMFC    AMBFinancial-IN                 12.68    12.68    0.61   0.53     3.77
CLAS    ClassicBcshs-KY                 14.87    13.06    0.61   0.56     3.72
FCME    FirstCoastal-ME                  8.95     8.95    0.80   0.73     7.42
FFDB    FirstFedBncpInc-AL               9.89     9.21    0.66   0.89     9.22
HBS     HaywoodBcshs-NC                 14.57    14.17    1.77   1.44     9.97
HIFS    Hingham-MA                       9.43     9.43    2.08   1.25    12.94
HRBF    HarborFedBncp-MD                12.60    12.60    0.95   0.75     5.88
IPSW    IpswichSB-MA                     5.58     5.58    1.04   1.18    21.92
JXVL    Jacksonville-TX                 14.46    14.46    1.26   1.33     9.13
LARL    LaurelCapital-PA                10.64    10.64    1.35   1.46    13.93
MFLR    MayflowerCo-op-MA                9.56     9.44    1.39   0.98    10.22

FERGUSON & COMPANY     TABLE III.4 - SELECTION OF COMPARATIVES      SECTION III.
------------------                                                  -----------

                                                                          Deposit                                     Current
                                                                         Insurance                                     Stock
                                                                          Agency                                       Price
Ticker   Short Name                      City           State  Region   (BIF/SAIF)      Exchange      IPO Date          ($)
AMFC     AMB Financial Corp.             Munster         IN      MW        SAIF          NASDAQ       04/01/96         18.375
CLAS     Classic Bancshares Inc.         Ashland         KY      MW        SAIF          NASDAQ       12/29/95         16.125
FCME     First Coastal Corp.             Westbrook       ME      NE         BIF          NASDAQ          NA            13.563
FFDB     FirstFed Bancorp Inc.           Bessemer        AL      SE        SAIF          NASDAQ       11/19/91         24.500
HBS      Haywood Bancshares Inc.         Waynesville     NC      SE        SAIF           AMSE        12/18/87         22.875
HIFS     Hingham Instit. for Savings     Hingham         MA      NE         BIF          NASDAQ       12/20/88         36.750
HRBF     Harbor Federal Bancorp Inc.     Baltimore       MD      MA        SAIF          NASDAQ       08/12/94         23.500
IPSW     Ipswich Savings Bank            Ipswich         MA      NE         BIF          NASDAQ       05/26/93         18.000
JXVL     Jacksonville Bancorp Inc.       Jacksonville    TX      SW        SAIF          NASDAQ       04/01/96         20.875
LARL     Laurel Capital Group Inc.       Allison Park    PA      MA        SAIF          NASDAQ       02/20/87         20.500
MFLR     Mayflower Co-operative Bank     Middleboro      MA      NE         BIF          NASDAQ       12/23/87         25.000

Maximum                                                                                                                36.750
Minimum                                                                                                                13.563
Average                                                                                                                21.824
Median                                                                                                                 20.875

         ----------------------------------------------------
                       Selection of Comparatives
                       -------------------------
         Start with                                      384
         Delete:
         Merger Targets                                  353
         PE Greater than 35 + Non reporting              252
         Assets Less than $100 million                   225
         Assets Greater than $300 million                 83
         MHC's                                            82
         Equity to Assets Greater than 18%                68
         NPA's Greater than 1%                            58
         Loans/Deposits Greater than 120%                 49
         Loans/Assets Greater than 85%                    48
         Deposits/Assets Less than 70%                    12
         Updated Merger Targets (1)                       11
         ----------------------------------------------------

FERGUSON & COMPANY   TABLE III.4 SELECTION OF COMPARATIVES        SECTION III.
------------------                                                ------------

               Current     Price/     Price/      Current     Current               Current      Total
                Market       LTM       Core       Price/     Price/Tang  Price/    Dividend    Assets
                Value      Core EPS     EPS     Book Value   Book Value   Assets     Yield      ($000)
Ticker           ($M)        (x)        (x)         (%)         (%)        (%)        (%)      Mst RctQ
AMFC            16.82      28.71      35.34       118.24      118.24     16.68        1.52     106,201
CLAS            20.96      23.04      17.53       104.84      122.90     15.79        1.74     132,793
FCME            18.43      16.54      16.15       122.19      122.19     12.29        -        150,022
FFDB            28.30      17.75      18.01       163.33      177.92     15.83        2.04     178,792
HBS             28.60      12.92      11.21       126.73      130.86     18.82        2.62     152,002
HIFS            47.90      17.93      17.33       218.23      218.23     20.67        1.42     231,710
HRBF            39.80      23.98      21.76       135.68      135.68     17.22        2.21     231,140
IPSW            43.01      23.08      21.43       342.86      342.86     18.11        0.89     237,575
JXVL            51.04      15.35      18.64       146.08      146.08     21.52        2.40     237,102
LARL            44.86      15.89      15.53       194.50      194.50     20.68        2.54     216,781
MFLR            22.48      17.73      16.89       174.70      177.43     17.04        3.20     131,908

Maximum         51.04      28.71      35.34       342.86      342.86     21.52        3.20     237,575
Minimum         16.82      12.92      11.21       104.84      118.24     12.29        -        106,201
Average         32.93      19.36      19.07       167.94      171.54     17.70        1.87     182,366
Median          28.60      17.75      17.53       146.08      146.08     17.22        2.04     178,792

FERGUSON & COMPANY   TABLE III.4 SELECTION OF COMPARATIVES        SECTION III.
------------------                                                ------------


                            Tangible                Return on     ROACE
                Equity/     Equity/       Core     Avg Assets     Before                               NPAs/       Loans/
                Assets     Tang Assets    EPS      Before Extra   Extra      Merger      Current       Assets     Deposits
                  (%)         (%)         ($)          (%)         (%)       Target?     Pricing        (%)         (%)
Ticker         Mst RctQ     Mst RctQ      LTM          LTM         LTM        (Y/N)        Date       Mst RctQ    Mst RctQ
AMFC            14.10       14.10        0.64         1.02        6.94          N        05/29/98        0.33      112.34
CLAS            15.06       13.14        0.70         0.83        5.58          N        05/29/98        0.34       90.15
FCME            10.06       10.06        0.82         0.86        8.80          N        05/29/98        0.43       91.55
FFDB             9.69        8.97        1.38         0.96        9.89          N        05/29/98        0.99       75.88
HBS             14.85       14.45        1.77         1.45       10.19          N        05/29/98        0.37       98.62
HIFS             9.47        9.47        2.05         1.26       13.04          N        05/29/98        0.42      109.71
HRBF            12.69       12.69        0.98         0.75        5.86          N        05/29/98        0.42       85.82
IPSW             5.28        5.28        0.78         1.24       22.54          N        05/29/98        0.79      112.64
JXVL            14.73       14.73        1.36         1.45        9.83          N        05/29/98        0.75       91.70
LARL            10.63       10.63        1.29         1.43       13.78          N        05/29/98        0.37       86.20
MFLR             9.75        9.62        1.41         1.11       11.51          N        05/29/98        0.65       75.13

Maximum         15.06       14.73        2.05         1.45       22.54                                   0.99      112.64
Minimum          5.28        5.28        0.64         0.75        5.58                                   0.33       75.13
Average         11.48       11.19        1.20         1.12       10.72                                   0.53       93.61
Median          10.63       10.63        1.29         1.11        9.89                                   0.42       91.55

FERGUSON & COMPANY   TABLE III.4 SELECTION OF COMPARATIVES        SECTION III.
------------------                                                ------------

                                                          Loans
                     Loans/    Deposits/   Borrowings/   Serviced
                     Assets      Assets      Assets     For Others
                      (%)         (%)          (%)        ($000)
Ticker              Mst RctQ    Mst RctQ    Mst RctQ     Mst RctY
AMFC                 78.69       70.05        14.12             -
CLAS                 67.70       75.09         8.71             -
FCME                 72.33       79.00        10.74        42,525
FFDB                 68.05       89.68         -              740
HBS                  75.65       76.71         6.91           283
HIFS                 77.41       70.56        19.03         5,615
HRBF                 64.20       74.80        10.93         5,050
IPSW                 80.89       71.81        21.06        45,358
JXVL                 76.03       82.91         0.87        62,078
LARL                 68.19       79.11         7.86         1,229
MFLR                 58.05       77.27        12.13        30,141

Maximum              80.89       89.68        21.06        62,078
Minimum              58.05       70.05         -                -
Average              71.56       77.00        10.21        17,547
Median               72.33       76.71        10.74         5,050

                                   SECTION IV

                          CORRELATION OF MARKET VALUE

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------

                        IV.  CORRELATION OF MARKET VALUE


MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

     This section addresses the aforementioned factors and the estimated pro forma market. Certain factors must be considered to determine whether adjustments are required in correlating Citizens' market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest value of the to-be-issued common shares, and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

FINANCIAL ASPECTS

     Section III includes a discussion regarding a comparison of Citizens' earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table
III.3 presents certain key indicators on a pro forma basis after conversion.

     As shown in Table III.2, from an earnings viewpoint, Citizens is below its comparative group in return on assets expressed as a percentage of average assets. This is principally a result of Citizens' lower net interest income and lower net interest margins. Another comparison is the core earnings of Citizens to the comparative group. In that comparison Citizens is lower than the comparative group in core earnings to assets (0.67% to 0.99%). Citizens has a lower net interest income than the comparables, 2.39% to the comparative group's 3.52%. Citizens has no loan loss provision, and the comparative group has 0.07%. Citizens has a lower other operating income (0.19% vs. 0.21%), but lower operating expenses than the comparative group (1.53% vs. 1.75%). After considering all of the analytical factors and adjusting to core earnings, Citizens has lower earnings, but is comparatively similar in results to the group. After Citizens completes its stock conversion, its return on average assets and core income as a percentage of average assets will increase, but will not out perform the comparative group. Table III.3 projects that Citizens will perform at a level below the comparative group in return on assets with 0.76% at the midpoint, versus a mean of 1.01% and median of 0.98% for the comparative group.

     Citizens' pro forma equity to assets ratio at the midpoint is 15.74%, versus a mean of 11.20%, and median of 10.64% for the comparative group. Citizens' pro forma return on equity is lower than the comparative group - 4.99% at the midpoint versus a mean of 9.83% and median of 9.22% for the comparative group. The post-conversion ROAE is lower due to the high post-conversion capital levels.

     Citizens' recorded earnings did not require any adjustments for appraisal purposes (see Table IV.1).

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------

                             TABLE IV.1 - EARNINGS
                   FOR THE TWELVE MONTHS ENDING JUNE 30, 1998
                                                    (In Thousands)
                    APPRAISAL EARNINGS

                    YEAR END SEPTEMBER 30, 1997             $  967
                                                      ------------
                    Less:
                    Earnings for 9 months ended
                    June 30, 1997                              705
                                                      ------------
                    Plus:
                    Earnings for 9 months ended
                    June 30, 1998                              968
                                                      ------------
                    EARNINGS FOR THE 12 MONTHS
                    ENDED JUNE 30, 1998                     $1,230
                                                      ============

Source: Citizens Savings Bank's audited financial statements and F&C calculations.

     Citizens' asset composition is lending oriented, with 82.87% of total assets dedicated to lending. The comparative group is also lending oriented (more than 50% of total assets are in loans); however, the percentage of total assets assigned to lending is only 67.97%. The comparative group uses mortgage-backed securities to augment loans (6.82%). Taking loans and MBS's as a total, Citizens has 87.90% of total assets in that combination, and the comparable group has 74.79%. The different combinations also will produce different income results. Citizens' mixture of loans and MBS's is less profitable than the mix reported by the comparative group, because Citizens' interest earning assets are concentrated in the lower yielding single family residential loans. Another area of significant difference in assets is in cash and investments. Citizens has 9.55% of its assets in that category, and the comparative group has 20.09%. Citizens uses adjustable rate single-family loans to mitigate interest rate risk, and the comparative group uses cash and investments to mitigate interest rate risk. This is reflected in the higher net interest margins of the comparative group. Another slight difference in Citizens and the comparative group is the funding sources for the earning assets, besides capital. Citizens has borrowings of 6.75% of total assets. The comparative group has deposits of 77.77% of assets and borrowings of 9.78% of total assets. Citizens has an efficient branching operation, with three branches garnering $159.82 million in deposits. Branch systems like the branch system of Citizens are not prevalent in the comparative group, and the results are reflected in the low operating expenses.

     From the viewpoint of risk, Citizens is above but similar to the comparative group. Citizens has 0.07% in non-performing assets, and the comparative group has 0.44% in non-performing assets. Obviously, Citizens' percentage is much smaller, but both levels are indicative of quality portfolios, and neither should present any problems related to capital or future earnings of Citizens or the comparative group. Citizens' loan loss allowance is 0.77% of net loans, comparing favorably with the comparative group, which is 1.04%. Citizens' loan loss reserve is lower that the comparative group, but adequate for a loan portfolio that is concentrated in single-family residences. Its ratio of interest earning assets to interest bearing liabilities (108.43%) is less than the comparative group (111.95%). However, the difference is

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------


almost equal to the difference in capital levels. From an interest rate risk factor, Citizens has more risk than the comparative group. Both Citizens and the comparative group have amounts of interest rate risk that are manageable, although the approaches to interest rate risk management may be different. The Bank's interest rate risk will decrease further after the Conversion with the employment of the subsequent capital infusion.

     We believe that A DOWNWARD ADJUSTMENT is necessary relative to financial
                     ---------------------
aspects of Citizens Savings due mainly to the lower earnings.

MARKET AREA

     Section II describes Citizens' market area.

     We believe that NO ADJUSTMENT is required for Citizens' market area.
                     -------------

MANAGEMENT

     The CEO joined the Bank as President and CEO in 1990 and has served as a Director since 1984. He holds a bachelor's degree in business from Duke University and an MBA from Wake Forrest University. Prior to joining Citizens, he served as chief fiscal officer for Rown-Cabarrus Community College for 23 years. He is well qualified for the position he holds.

     The senior staff is qualified and possesses the necessary intellect, skills, levels of expertise, and experience to maintain the integrity of the assets and to implement the strategic goals of the organization. This management team lacks executive management depth and experience. Citizens' results are below the comparative group. There is no formal management succession plan in effect and the Bank would be vulnerable to the loss of the CEO.

     We believe that NO ADJUSTMENT is required for Citizens' Management.
                     -------------

DIVIDENDS

     Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on a market price of 2.35% and a median of 2.27%, while all public thrifts are paying a mean of 1.96% and median of 2.10%. North Carolina public thrifts are paying a mean of 3.30% and a median of 3.44%. Citizens intends to pay a dividend at an initial annual rate of 2.0%, on an offering price of $30.00 per share ($0.60 per share). With market appreciation, Citizens' dividend rate will be less than the comparative group.

     We believe that NO ADJUSTMENT is required relative to Citizens' intention
                     -------------
to pay dividends.

LIQUIDITY

     The Holding Company has never issued capital stock to the public, and as a result, there is no existing market for the Common Stock. Although the Holding Company has applied to list its Common Stock on NASDAQ Small-Cap Market, there can be no assurance that a liquid trading market will develop. Moreover, it is likely that insiders will purchase 102,000 shares and the ESOP another 56,000 at the midpoint (700,000 shares), leaving only 77.43% (542,000 shares) available for the general market.

     A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Bank or the market.

     The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $41.64 million to $13.51 million, with a mean value of $26.88 million. The midpoint of Citizens' valuation range is $21.0

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------


million at $30.00 a share, or 700,000 shares. The liquidity of the stock can be affected by the size of the issue ($21.00 million at the midpoint at $30.00 per share). Of the 700,000 shares in the offering, approximately 102,000 shares will be purchased by insiders, 56,000 by the ESOP, leaving approximately 542,000 shares available to the market. Such a number of shares may not produce the trading volume necessary to develop a meaningful, liquid market.

     We believe that A SLIGHT DOWNWARD ADJUSTMENT is required relative to the
                     ----------------------------
liquidity of Citizens Savings Bank's stock.

THRIFT EQUITY MARKET CONDITIONS

     As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering January 31, 1994, through August 28, 1998, the market, as reflected by the index, experienced fluctuations but ended in 1994 - down 13.74, which is only 5.3%. Since year-end 1994, the market has continued with a well-defined increase and has moved from 244.7 at December 31, 1994, to 376.51 at December 29, 1995, an increase of 53.84%. From that point, the SNL Index rose consistently from the 376.51 reported at December 31, 1995, to 486.67 at December 31, 1996. The Index increased further until the end of February 1997, reaching 569.67. March 1997 brought the first retrenchment of the Index and it fell to 517.63 in April of 1997. From April 11, 1997, forward, the Index increased, with one noticeable decline in value in the third week of April 1997. By the end of the month of April, the Index rebounded, and has rebounded robustly since then, increasing from 537.21 at April 30, 1997, to 684.51 reported July 31, 1997. From July through the first three weeks of October 1997, the market continued to climb. Late October saw significant market adjustments. The market fell sharply, then started an unsure rise. The SNL Index fell from 773.33 at October 21, 1997, to 745.83 at October 28, 1997. At November 7, 1997, the index had reclaimed some of its loss and closed at 755.07. From November 7 until the end of May 1998, the SNL had some fluctuations, but generally trended upward and reached 897.20. At that time the market began adjusting downward. There were some up days, but the general trend was sharply downward, and at August 28, 1998, the date of this appraisal, the SNL was
631.45. This represents a 29.62% downward adjustment from the 897.20 recorded May 31, 1998.

EFFECT OF INTEREST RATES ON THRIFT STOCK

     The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve, in its resolve to curb inflation, has increased rates in the past, but has more recently relented and passed several opportunities to increase rates, until March 25, 1997, when the Federal Open Market Committee
(FOMC) increased the discount rate 25 basis points. In some minds, this was an attempt to head off inflationary trends. According to the FOMC, "This action was taken in light of persisting strength in demand, which is progressively increasing the risk of inflationary imbalances developing in the economy that would eventually undermine the long expansion."/1/ This increase was clearly telegraphed by Chairman Greenspan who voiced concern about the levels of the equity markets. Following the March 25 increase, unemployment rates were announced at the 5.2% level, down from the 5.5% level at the beginning of 1996, and significantly down from the 6.7% level at the beginning of 1994./2/ The good news about unemployment gave way to speculation that the March 25 increase was just the first of at least two or three increases, and the speculation was given some credence at that time by rises in the Employment Cost Index, an increase in Unit Labor Cost, and an upward trend in the price of crude oil. By April 1, 1997, following the rate increase, the equities markets lost all of the gains registered since the first

_______________________________
/1/ US Financial Data, August 20, 1998, published by the Research Division of the Federal Reserve Bank of St. Louis, MO.
/2/ National Economic Trends, The Federal Reserve Bank of St. Louis, MO.

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------


of the year. By the end of April 1997, the market had begun a rebound and trended upward until May 1998, when a period of adjustment began. There have been specific days of price adjustment, but the overall trend is down, notwithstanding recent dramatic ups and downs. During this period of adjustment, the SNL Index has lost almost 30% of its value. Chairman Greenspan, in recent public appearances (after August 28, 1998), suggested that rates might be cut amid signs of an economic slowdown worldwide. Such comments should give heart to investors and should also give rise to increased prices in interest sensitive stocks. On the other hand, lower rates would generally hurt the value of the dollar and reduce the yield on dollar-denominated deposits.

     The thrift equities market is following the market in general. However, the thrift equities market may also be influenced by the speculation that there will eventually be a buyout and the knowledge that thrift IPO stock can be purchased at significant discounts from book value. These two facts could keep the thrift equities market from falling as much as the other general markets. The large mergers are likely to slow, but at the regional level, merger activity is likely to continue.

     What is likely to happen in the short to intermediate term is that rates will float around current levels for the next few months. If there is a reduction in rates by the Fed, it will be nominal and more symbolic. The yield curve will continue to be of normal configuration, but exceedingly flat. Some economists feel that a flattening yield curve could be signaling a business slowdown. The current spread (see Figure II) is 55 basis points between the one-year T-Bill and the 30-year bond. Historically, when the yield curve become flat, the "GDP" growth also slows.

     With the Federal Reserve always ready to raise (or lower) rates as economic conditions warrant, it is likely that during the next few months, rates will be stable. The supply and demand portion of the equation is nicely balanced, but could reflect an imbalance if the economic problems of Russia and the Pacific Rim spread to the major trading partners of the United States or if the South American economies should become unstable.

     From an analytical view, there are several things on the economic horizon at this time that would interfere with continuing economic expansion: problems with the Russian economy, and continuing problems with the pacific economies. However, unless there is a major devaluation in another major currency, our economic expansion is likely to chug onward and upward at reduced levels.

     Thrift net interest margins have remained stable. The equilibrium in the supply and demand portion of the interest rate market has helped continue the profitability mode of the industry that started in 1993. Access to mortgage-backed securities and derivatives have made it possible for many thrifts to be profitable without making loans in significant volumes. However, even with portfolios replete with adjustable rate loans and adjustable MBS's, there remains a real fear that a quickly rising rate environment can cause the cost of funds to rise faster than the adjustable assets can accommodate, and accordingly, spreads would narrow. If rates rise in a slow and orderly manner, then the negative impact on spreads will be less, and the adjustable rate assets will have time to rise and protect rate spreads. If rates are to be lowered, it is unlikely that profitability will improve dramatically, for real estate loan rates have generally factored in a slight decrease in rates. On the funding side, thrifts are unlikely to lower transactional account rates and certificate rates have a delayed impact on profitability due to their term.

     Figure IV.2 graphically displays the rate environment since November 14, 1997. Since then, the yield curve has flattened with the high spread between the one-year T-Bill and the 30 year long bond being 62 BP and the low 24 BP. Mortgage rates follow closely the long-term government obligations.

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------


NORTH CAROLINA ACQUISITIONS

     Table IV.2 provides information relative to acquisitions of financial institutions in North Carolina between January 1, 1997, and August 28, 1998. There were 13 acquisitions announced during that time frame. There are 57 publicly held thrifts in the Southeast region of the country. Acquisitions of financial institutions in North Carolina completed since January 1, 1997 have averaged 224.93% of tangible book value and 30.71 times earnings. The median price has been 190.64% of tangible book value and 28.13 times earnings. Thrifts generally sell at lower price/book multiples than do banks. This data reflects that, and the database information makes it dangerous to deduce that the overall prices of thrifts are nearing the price of banks. Disparity, or the lack thereof, between the price of thrifts and banks aside, there is ample data shown to conclude that speculators in thrift IPO stock have good reason to believe that, in the event of a sell out, there would be a generous profit. Such knowledge and hope for profits have created a whole new level of professional investors (speculators) and that, in turn, has increased the demand for thrift IPO stocks.

     Table IV.3, which has information on recent conversions since February 1998, shows that recent price appreciation has been less vigorous than it was in past periods and is likely reflecting the general equities market adjustments. Table IV.3 provides information on 14 conversions completed since February 1998. The average change in price since conversion is a gain of 23.51%, and the median change is a gain of 15.21%. All thrifts but one within that group have increased in value, ranging from a loss of 8.75% to an increase of 86.25%. The average increase in value at one day, one week, and one month after conversion has been 53.51%, 56.39%, and 56.49%, respectively. The median increase in value at one day, one week, and one month after conversion has been 52.50%, 56.57%, and 55.94%, respectively. A notable change in pricing patterns is that it is taking longer for the stocks to increase in value. Moreover, the obvious dichotomy in prices shown the first day, first week and first month when compared to increases in value to date are due to the most recent downward move in the market. That downward adjustment carried over into thrift and bank issues as well as the general equities market.

     When viewing recent conversions completed since February 1998, the average price to pro forma book value was 77.08% and the median is 77.50%. However, these percentages of pro forma book value do not reflect the drop in the market values of the recent days. Citizens, which will likely close at the supermaximum will have a price to pro forma book value of 63.46% at the midpoint and 71.38% at the supermaximum. The recently converted stocks (Table IV.2) are currently selling at an average price to book value of 93.85% and a median of 88.27%. If the Conversion is completed at the supermaximum and 71.38% of price to pro forma book value, the discount is only 23.94%. A very reasonable discount, after taking into consideration the limited earning capability of Citizens and its dependency on single family residential loans.

     We believe that a SLIGHT DOWNWARD ADJUSTMENT is required for the new issue
                       --------------------------
discount.

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------



ADJUSTMENTS CONCLUSION

                              ADJUSTMENTS SUMMARY

                                                NO CHANGE           UPWARD              DOWN
Financial Aspects                                                                         X
Market Area                                         X
Management                                          X
Dividends                                           X
Liquidity                                                                                 X
Thrift Equity Market Conditions                                                           X
---------------------------------------------------------------------------------------------------

VALUATION APPROACH

     Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well-recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

     Table III.3 presents Citizens' pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. Citizens' reported earnings for the 12 months ended June 30, 1998, were approximately $1,230,000, with no adjustments (see Table IV.1). The Bank is adequately positioned to manage interest rate variations. The Bank projects approximately a 20% rate of growth over the next three years.

     The comparative group traded at an average of 15.98 times earnings at August 28, 1998, and at 133.41% of book value. The comparative group traded at a median of 14.03 times earnings and a median of 113.71% of book value. At the midpoint of the valuation range, Citizens is priced at 13.02 times earnings and 63.46% of book value. At the maximum end of the range, Citizens is priced at
14.44 times earnings and 67.46% of book value. At the supermaximum, Citizens is priced at 15.94 times earnings and 71.38% of book value.

     The midpoint valuation of $21,000,000 represents a discount of 52.4% from the average and a discount of 44.2% from the median of the comparative group on a price/book basis. The price/earnings ratio for Citizens at the midpoint represents a discount of 18.5% from the comparative group's mean and 7.2% from the median price/earnings ratio.

     The maximum valuation of $24,150,000 represents a discount of 49.4% from the average and 40.7% from the median of the comparative group on a price/book basis. The price/earnings ratio for Citizens at the maximum represents a discount of 9.6% from the average and a premium of 2.9% above the median of the comparative group.

     As shown in Table IV.3, conversions closing since February 1998, have closed at an average price to book ratio of 77.08% and median of 77.50%. Citizens' pro forma price to book ratio is 63.46% at the midpoint, 67.46% at the maximum, and 71.38% at the supermaximum of the range. At the midpoint,

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------


Citizens is 17.7% below the average and 18.1% below the median. At the maximum of the range, Citizens is 12.5% below the average and 13.0% below the median. At the supermaximum of the range, Citizens' pro forma price to book ratio is 7.4% below the average and 7.9% below the median.

     Addressing the discounts between the pro forma book value of Citizens and the current price to book values of the comparative group (see Table IV.4), there are some notable factors. Should the issue close at the supermaximum, which is likely, then it would be closing at a discount of 7.4% on the average of recent conversion. It is important to realize that there is some point beyond which most knowledgeable investors will not travel as it relates to the price of thrift IPO stock. Those points are not fixed and are influenced by many other market factors. The recent period of adjustment in the equities market and in the thrift equities market have lowered the prices of thrift stocks as the price adjustment of these stocks affects the marketability and price of conversion stock.

VALUATION CONCLUSION
--------------------

     We believe that as of August 28, 1998, the estimated pro forma market value of Citizens was $21,000,000. The resulting valuation range was $17,850,000 at the minimum to $24,150,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $27,772,500, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in Exhibit V.

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

      TABLE IV.2 - WHOLE BANK AND THRIFT ACQUISITIONS IN NORTH CAROLINA
                   SINCE JANUARY 1, 1997

                                                                                                  Seller:     Seller:     Ann'd
                                                                                                  1:Total     1:Eqty/   Deal Pr/
                                Bank/                                    Bank/     Announce       Assets      Assets     Assets
Buyer                       ST  Thrift   Seller                    ST    Thrift      Date         ($000)        (%)        (%)
-----                       --  ------   ------                    --    ------      ----         ------        ---        ---
Centura Banks Inc.          NC  Bank     Scotland Bncp Inc.        NC    Thrift      8/26/98       61,082       24.93      37.16
First Western Bank          NC  Bank     Mitchell Bancorp          NC    Thrift      8/13/98       37,306       39.22      50.93
First Charter Corp          NC  Bank     HFNC Financial Corp.      NC    Thrift      5/18/98      979,554       17.24      24.52
Carolina First BcShs        NC  Bank     Community B&T             NC    Bank        4/15/98       94,982       10.41      33.69
Triangle Bancorp            NC  Bank     United Federal Svgs       NC    Thrift     12/26/97      301,924        7.75      18.08
Hometown Bank, The          NC  Thrift   Shelby Savings Bank       NC    Thrift     12/16/97      106,262       13.64         NA
Southern Bancshares         NC  Bank     ESB Bncp                  NC    Thrift     11/21/97       26,502       19.03      24.15
Triangle Bancorp            NC  Bank     Guaranty State Bncp       NC    Bank       10/16/97      103,830       10.75      34.19
First Charter Corp          NC  Bank     Carolina State Bank       NC    Bank        6/30/97      139,014        9.03      30.36
FNB Corp.                   NC  Bank     Home Savings Bank         NC    Thrift       6/3/97       53,446       17.74      27.13
First Citizens BcShs        NC  Bank     First Savings Fin'l       NC    Thrift       4/3/97       55,850       16.44      18.98
Triangle Bancorp            NC  Bank     Bank of Mecklenburg       NC    Bank        3/27/97      259,280        7.04      16.20
LSB Bancshares              NC  Bank     Old North State Bank      NC    Bank        1/21/97      128,497        8.40      25.29

Maximum                                                                                           979,554       39.22      50.93
Minimum                                                                                            26,502        7.04      16.20
Average                                                                                           180,579       15.51      28.39
Median                                                                                            103,830       13.64      26.21

                              Ann'd      Ann'd        Ann'd
                               Deal     Deal Pr/    Deal Pr/
                              Pr/Bk      4-Qtr        Tg Bk
Buyer                          (%)      EPS (x)        (%)
-----                          ---      -------        ---
Centura Banks Inc.            147.61      23.50        147.61
First Western Bank            127.23      40.00        127.23
First Charter Corp            142.07      18.62        142.07
Carolina First BcShs          323.69      57.04        457.54
Triangle Bancorp              233.88      29.26        233.88
Hometown Bank, The                NA         NA            NA
Southern Bancshares           126.91      25.30        126.91
Triangle Bancorp              301.50      30.67        301.50
First Charter Corp            336.34      35.08        356.75
FNB Corp.                     150.93         NA        150.93
First Citizens BcShs          102.09         NA        102.09
Triangle Bancorp              217.77      20.60        230.34
LSB Bancshares                284.12      26.99        322.29

Maximum                       336.34      57.04        457.54
Minimum                       102.09      18.62        102.09
Average                       207.85      30.71        224.93
Median                        184.35      28.13        190.64

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

    TABLE IV.2 - WHOLE BANK AND THRIFT ACQUISITIONS IN NORTH CAROLINA SINCE
                                JANUARY 1, 1997


                                  Ann'd            Ann'd           Seller:        Seller:
                                   Deal          TgBk Prem/         1:YTD          1:YTD
                                 Pr/Deps          CoreDeps          ROAA           ROAE
Seller                             (%)              (%)             (%)            (%)
------                             ---              ---             ---            ---
Scotland Bncp Inc.                50.69            18.18            0.96           3.95
Mitchell Bancorp                  88.11            28.50            1.23           2.99
HFNC Financial Corp.              55.59            21.98            1.48           8.12
Community B&T                     38.75            33.36            0.61           5.86
United Federal Svgs               20.69            13.30            0.66           8.84
Shelby Savings Bank                  NA               NA            0.80           6.03
ESB Bncp                          30.48             8.30            1.98          10.55
Guaranty State Bncp               39.44            31.77            1.15          10.71
Carolina State Bank               35.25            30.24            0.78           8.46
Home Savings Bank                 33.98            12.28            0.96           5.36
First Savings Fin'l               23.40             3.88           -0.99          -5.64
Bank of Mecklenburg               23.83            19.18            0.82          11.27
Old North State Bank              29.59            24.83            0.98          11.64

                                  88.11            33.36            1.98          11.64
                                  20.69             3.88           -0.99          -5.64
                                  39.15            20.48            0.88           6.78
                                  34.62            20.58            0.96           8.12

FERGUSON & COMPANY                                                   SECTION 1V
------------------                                                   ----------
                  TABLE 1V.3 - RECENT CONVERSIONS SINCE FEBRUARY 1998

                                                                              Conversion          Gross         Offering
                                                                                Assets           Proceeds         Price
Ticker       Short Name                              State     IPO Date         ($000)            ($000)           ($)
HFBC         HopFed Bancorp Inc.                       KY      02/09/98         202,496            40,336         10.00
RCBK         Richmond County Financial Corp            NY      02/18/98         993,370           244,663         10.00
CAVB         Cavalry Bancorp Inc.                      TN      03/17/98         275,925            75,383         10.00
ICBC         Independence Comm. Bank Corp.             NY      03/17/98       3,733,316           704,109         10.00
HLFC         Home Loan Financial Corp.                 OH      03/26/98          60,401            22,483         10.00
BYS          Bay State Bancorp                         MA      03/30/98         233,074            46,949         20.00
NEP          Northeast PA Financial Corp.              PA      04/01/98         369,242            59,515         10.00
HBSC         Heritage Bancorp Inc.                     SC      04/06/98         247,499            69,431         15.00
EFC          EFC Bancorp Inc.                          IL      04/07/98         315,910            69,365         10.00
CFKY         Columbia Financial of Kentucky            KY      04/15/98         104,006            26,715         10.00
FKAN         First Kansas Financial Corp.              KS      06/29/98          95,655            15,539         10.00
HRBT         Hudson River Bancorp                      NY      07/01/98         664,996           173,337         10.00
UCFC         United Community Finl Corp.               OH      07/09/98       1,044,993           334,656         10.00
CITZ         CFS Bancorp Inc.                          IN      07/24/98         746,050           178,538         10.00

Maximum                                                                       3,733,316           704,109         20.00
Minimum                                                                          60,401            15,539         10.00
Average                                                                         649,067           147,216         11.07
Median                                                                          295,918            69,398         10.00

FERGUSON & COMPANY                                                   SECTION IV
------------------                                                   ----------
                   TABLE IV.3 - RECENT CONVERSIONS SINCE FEBRUARY 1998

                           Conversion Pricing Ratios
             --------------------------------------------------------
             Price/        Price/       Price/         Price/          Current         Current         Current
             Pro-Forma    Pro-Forma     Pro-Forma      Adjusted         Stock           Price/       Price/ Tang
             Book Value   Tang. Book    Earnings        Assets          Price         Book Value      Book Value
Ticker          (%)          (%)           (x)           (%)             ($)             (%)             (%)
HFBC           75.40         75.43        12.40         16.60          16.875            116.70         116.70
RCBK           79.60         79.64        14.00         19.80          13.000            104.50         104.84
CAVB           79.80         79.80        14.30         21.50          18.625            139.30         139.30
ICBC           77.20         82.65        17.90         15.90          11.875             94.02          99.62
HLFC           75.90         75.95        17.00         27.10          14.500            103.28         103.28
BYS            78.60         78.65        20.90         16.80          20.375             74.80          74.80
NEP            75.40         75.42        18.70         13.90          10.188             70.90          70.90
HBSC           78.00         78.00        16.10         21.90          16.750             81.87          81.87
EFC            76.60         76.63        13.50         18.00          10.375             82.60          82.60
CFKY           74.50         74.49        19.60         20.40          12.375             88.27          88.27
FKAN           78.50         78.54        14.00         14.00          10.250             76.15          77.13
HRBT           80.10         80.14        22.30         20.70          10.375                NA             NA
UCFC           77.80         77.81        14.10         24.30          14.000                NA             NA
CITZ           71.70         71.66        18.20         19.30           9.125                NA             NA

Maximum        80.10         82.65        22.30         27.10           20.38            139.30         139.30
Minimum        71.70         71.66        12.40         13.90            9.13             70.90          70.90
Average        77.08         77.49        16.64         19.30           13.48             93.85          94.48
Median         77.50         77.90        16.55         19.55           12.69             88.27          88.27

FERGUSON & COMPANY                                                   SECTION IV
------------------                                                   ----------

             TABLE IV.3 - RECENT CONVERSIONS SINCE FEBRUARY 1998

                                                                    POST CONVERSION INCREASES (DECREASES)
                                                            -------------------------------------------------------
              Price One       Price One       Price One     % Increase     % Increase     % Increase     % Increase
              Day After       Week After      Month After   Price One      Price One      Price One           To
              Conversion      Conversion      Conversion    Day After      Week After     Month After        Date
Ticker           ($)             ($)             ($)           (%)             (%)            (%)            (%)
HFBC             16.813          16.000          16.750         68.13          60.00          67.50          68.75
RCBK             16.313          16.438          17.875         63.13          64.38          78.75          30.00
CAVB             20.563          24.375          24.000        105.63         143.75         140.00          86.25
ICBC             17.250          17.563          18.125         72.50          75.63          81.25          18.75
HLFC             15.250          16.188          16.750         52.50          61.88          67.50          45.00
BYS              29.375          29.625          30.125         46.88          48.13          50.63           1.88
NEP              15.500          15.375          15.438         55.00          53.75          54.38           1.88
HBSC                 NA          21.938          21.875            NA          46.25          45.83          11.67
EFC              14.750          14.938          14.125         47.50          49.38          41.25           3.75
CFKY             17.125          15.938          16.000         71.25          59.38          60.00          23.75
FKAN             12.313          12.250          11.500         23.13          22.50          15.00           2.50
HRBT             12.563          13.500          13.375         25.63          35.00          33.75           3.75
UCFC             15.000          16.000          15.750         50.00          60.00          57.50          40.00
CITZ             11.438          10.938           9.750         14.38           9.38          (2.50)         (8.75)

Maximum           29.38           29.63           30.13        105.63         143.75         140.00          86.25
Minimum           11.44           10.94            9.75         14.38           9.38          (2.50)         (8.75)
Average           16.48           17.22           17.25         53.51          56.39          56.49          23.51
Median            15.50           16.00           16.38         52.50          56.57          55.94          15.21

FERGUSON & COMPANY       TABLE IV.4 - COMPARISON OF PRICING RATIOS    SECTION IV
------------------                                                    ----------

                                                              Citizens             Group                  Percent Premium
                                                               Savings           Compared to              (Discount) Versus
                                                                          -------------------------    ------------------------
                                                                Bank          Average       Median        Average      Median
                                                            -----------   ------------  -----------    -----------  -----------
COMPARISON OF PE RATIO AT
  MIDPOINT TO:
-------------------------------------------------
Comparative group                                                 13.02         15.98        14.03         (18.5)        (7.2)
North Carolina Thrifts                                            13.02         16.61        16.94         (21.6)       (23.1)
Southeast  Region Thrifts                                         13.02         20.28        18.06         (35.8)       (27.9)
All public thrifts                                                13.02         17.82        16.87         (26.9)       (22.8)
Recent conversions                                                13.02         16.64        16.55         (21.8)       (21.3)

COMPARISON OF PE RATIO AT
  MAXIMUM TO:
-------------------------------------------------
Comparative group                                                 14.44         15.98        14.03          (9.6)         2.9
North Carolina Thrifts                                            14.44         16.61        16.94         (13.1)       (14.8)
Southeast  Region Thrifts                                         14.44         20.28        18.06         (28.8)       (20.0)
All public thrifts                                                14.44         17.82        16.87         (19.0)       (14.4)
Recent conversions                                                14.44         16.64        16.55         (13.2)       (12.7)

COMPARISON OF PE RATIO AT
  SUPERMAXIMUM TO:
-------------------------------------------------
Comparative group                                                 15.94         15.98        14.03          (0.3)        13.6
North Carolina Thrifts                                            15.94         16.61        16.94          (4.0)        (5.9)
Southeast  Region Thrifts                                         15.94         20.28        18.06         (21.4)       (11.7)
All public thrifts                                                15.94         17.82        16.87         (10.5)        (5.5)
Recent conversions                                                15.94         16.64        16.55          (4.2)        (3.7)

COMPARISON OF PB RATIO AT
  MIDPOINT TO:
-------------------------------------------------
Comparative group                                                 63.46        133.41       113.71         (52.4)       (44.2)
North Carolina Thrifts                                            63.46        111.99       111.75         (43.3)       (43.2)
Southeast  Region Thrifts                                         63.46        146.24       125.89         (56.6)       (49.6)
All public thrifts                                                63.46        137.11       123.19         (53.7)       (48.5)
Recent conversions                                                63.46         77.08        77.50         (17.7)       (18.1)

COMPARISON OF PB RATIO AT
  MAXIMUM TO:
-------------------------------------------------
Comparative group                                                 67.46        133.41       113.71         (49.4)       (40.7)
North Carolina Thrifts                                            67.46        111.99       111.75         (39.8)       (39.6)
Southeast  Region Thrifts                                         67.46        146.24       125.89         (53.9)       (46.4)
All public thrifts                                                67.46        137.11       123.19         (50.8)       (45.2)
Recent conversions                                                67.46         77.08        77.50         (12.5)       (13.0)

COMPARISON OF PB RATIO AT
  SUPERMAXIMUM TO:
-------------------------------------------------
Comparative group                                                 71.38        133.41       113.71         (46.5)       (37.2)
North Carolina Thrifts                                            71.38        111.99       111.75         (36.3)       (36.1)
Southeast  Region Thrifts                                         71.38        146.24       125.89         (51.2)       (43.3)
All public thrifts                                                71.38        137.11       123.19         (47.9)       (42.1)
Recent conversions                                                71.38         77.08        77.50          (7.4)        (7.9)

FERGUSON & COMPANY
------------------

       Date           Index
------------------------------
       31-Jan-94       258.47
       28-Feb-94       249.53
       31-Mar-94       241.57
       29-Apr-94       248.31
       31-May-94       263.34
       30-Jun-94       269.58
       29-Jul-94       276.69
       31-Aug-94       287.18
       30-Sep-94       279.69
       31-Oct-94       236.12
       30-Nov-94       245.84
       30-Dec-94       244.73
       28-Feb-95       277.00
       31-Mar-95       278.40
       28-Apr-95       295.44
       31-May-95       307.60
       23-Jun-95       313.95
       31-Jul-95       328.20
       31-Aug-95       355.50
       29-Sep-95       362.29
       31-Oct-95       354.05
       30-Nov-95       370.17
       29-Dec-95       376.51
       31-Jan-95       370.69
       29-Feb-96       373.64
       29-Mar-96       382.13
       30-Apr-96       377.24
       31-May-96       382.99
       28-Jun-96       387.18
       30-Jul-96       388.38
       30-Aug-96       408.34
       30-Sep-96       429.28
       30-Oct-96       456.70
       29-Nov-96       485.83
       31-Dec-96       486.63
       31-Jan-97       520.08
       27-Feb-97       569.67
       31-Mar-97       527.74
       30-Apr-97       537.21
       30-May-97       577.94
       30-Jun-97       624.55
       30-Jul-97       684.51
       28-Aug-97       661.21
        2-Sep-97       677.20
       12-Sep-97       698.55
       23-Sep-97       729.07
       30-Sep-97       737.50
        9-Oct-97       766.19
       21-Oct-97       773.33
       28-Oct-97       745.83
       28-Nov-97       767.35
       19-Dec-97       793.02
       31-Dec-97       797.56
        9-Jan-98       720.16
       30-Jan-98       768.35
       23-Feb-98       814.61
       20-Mar-98       872.70
       31-Mar-98       869.32
       30-Apr-98       882.10
       31-May-98       897.20
       15-Jun-98       819.02
       30-Jun-98       833.56
       17-Jul-98       846.63
       24-Jul-98       824.71
       24-Aug-98       696.15
       28-Aug-98       631.45



                             [Graph Appears Here]

         Selected SNL Index From December 31, 1994 to August 28, 1998

----------------------------------------------------------------------------------------------------------------------------
                                                       Percent Change
----------------------------------------------------------------------------------------------------------------------------
                       SNL                Prev.
    Date              Index               Date          12/31/95                12/31/96         12/31/97
    31-Dec-94         244.70
    31-Mar-95         278.40             13.77%
    30-Jun-95         313.50             12.61%
    30-Sep-95         362.30             15.57%
    31-Oct-95         354.10             -2.26%
    30-Nov-95         370.20              4.55%
    31-Dec-95         376.50              1.70%
    12-Jan-96         372.40             -1.09%             -1.09%
    31-Jan-96         370.70             -0.46%             -1.54%
    29-Feb-96         373.60              0.78%             -0.77%
    29-Mar-96         382.10              2.28%              1.49%
    30-Apr-96         377.20             -1.28%              0.19%
    31-May-96         382.99              1.53%              1.72%
    28-Jun-96         387.18              1.09%              2.84%
    30-Jul-96         371.62             -4.02%             -1.30%
    30-Aug-96         408.34              9.88%              8.46%
    20-Sep-96         419.50              2.73%             11.42%
    30-Sep-96         429.28              2.33%             14.02%
    30-Oct-96         456.70              6.39%             21.30%
    29-Nov-96         485.83              6.38%             29.04%
    13-Dec-96         473.64             -2.51%             25.80%
    20-Dec-96         481.56              1.67%             27.90%
    31-Dec-96         486.63              1.05%             29.25%
    10-Jan-97         484.33             -0.47%             28.64%               -0.47%
    31-Jan-97         520.08              7.38%             38.14%                6.87%
    14-Feb-97         547.17              5.21%             45.33%               12.44%
    27-Feb-97         569.67              4.11%             51.31%               17.06%
    14-Mar-97         560.67             -1.58%             48.92%               15.21%
    31-Mar-97         527.74             -5.87%             40.17%                8.45%
    15-Apr-97         525.48             -0.43%             39.57%                7.98%
    30-Apr-97         537.21              2.23%             42.69%               10.39%
    30-May-97         577.94              7.58%             53.50%               18.76%
    12-Jun-97         604.15              4.54%             60.46%               24.15%
    30-Jun-97         624.55              3.38%             65.88%               28.34%
    17-Jul-97         652.44              4.47%             73.29%               34.07%
    30-Jul-97         684.51              4.92%             81.81%               40.66%
    22-Aug-97         663.36             -3.09%             76.19%               36.32%
    28-Aug-97         661.21             -0.32%             75.62%               35.88%
     2-Sep-97         677.20              2.42%             79.87%               39.16%
    30-Sep-97         737.50              8.90%             95.88%               51.55%
    21-Oct-97         773.33              4.86%            105.40%               58.92%
    28-Oct-97         745.83             -3.56%             98.10%               53.26%
    28-Nov-97         767.35              2.89%            103.81%               57.69%
    19-Dec-97         793.02              3.35%            110.63%               62.96%
    31-Dec-97         797.56              0.57%            111.84%               63.89%
    30-Jan-98         768.35             -3.66%            104.08%               57.89%          -3.66%
    23-Feb-98         814.61              6.02%            116.36%               67.40%           2.14%
    31-Mar-98         869.32              6.72%            130.90%               78.64%           9.00%
    30-Apr-98         882.10              1.47%            134.29%               81.27%          10.60%
    31-May-96         897.20              1.71%            138.30%               84.37%          12.49%
    15-Jun-98         819.02             -8.71%            117.54%               68.30%           2.69%
    30-Jun-98         833.54              1.77%            121.39%               71.29%           4.51%
    17-Jul-98         846.63              1.57%            124.87%               73.98%           6.15%
    24-Jul-98         824.71             -2.59%            119.05%               69.47%           3.40%
    24-Aug-98         696.15            -15.59%             84.90%               43.06%         -12.72%
    28-Aug-98         631.45             -9.29%             67.72%               29.76%         -20.83%
----------------------------------------------------------------------------------------------------------------------------

                            FIGYRE IV.1 - SNL INDEX

FERGUSON & COMPANY
------------------

------------------------------------------------------------------------------------------------------     -----------------
                     Fed Fds (*)        1 Year           5 Year          10 Year          30 Year              1 to 30
------------------------------------------------------------------------------------------------------
                                        T-bill           Treas.           Treas.           Treas.             Yr. Spread
------------------------------------------------------------------------------------------------------     -----------------
    14-Nov-97                 5.50              5.43             5.81             5.88            6.12
    28-Nov-97                 5.49              5.50             5.82             5.86            6.06              0.56
------------------------------------------------------------------------------------------------------     -----------------
    19-Dec-97                 5.66              5.47             5.75             5.79            5.97
    31-Dec-97                 5.44              5.55             5.72             5.74            5.90              0.35
------------------------------------------------------------------------------------------------------     -----------------
    16-Jan-98                 5.45              5.17             5.32             5.45            5.74
    30-Jan-98                 5.53              5.27             5.48             5.63            5.89              0.62
------------------------------------------------------------------------------------------------------     -----------------
    13-Feb-98                 5.43              5.29             5.49             5.61            5.91
    27-Feb-98                 5.51              5.42             5.60             5.63            5.94              0.52
------------------------------------------------------------------------------------------------------     ----------------
    13-Mar-98                 5.45              5.36             5.57             5.62            5.93
    27-Mar-98                 5.43              5.40             5.62             5.63            5.92              0.52
------------------------------------------------------------------------------------------------------     -----------------
    17-Apr-98                 5.47              5.38             5.59             5.61            5.90
    24-Apr-98                 5.37              5.40             5.65             5.67            5.95              0.55
------------------------------------------------------------------------------------------------------     -----------------
    15-May-98                 5.49              5.46             5.67             5.70            5.98
    29-May-98                 5.45              5.43             5.57             5.57            5.83              0.40
------------------------------------------------------------------------------------------------------     -----------------
    12-Jun-98                 5.43              5.42             5.53             5.51            5.72
    26-Jun-98                 5.58              5.41             5.50             5.46            5.65              0.24
------------------------------------------------------------------------------------------------------     -----------------
    17-Jul-98                 5.49              5.35             5.47             5.49            5.71
    31-Jul-98                 5.54              5.36             5.51             5.50            5.73              0.37
------------------------------------------------------------------------------------------------------     -----------------
    14-Aug-98                 5.50              5.23             5.36             5.40            5.60
    28-Aug-98                 5.56              4.96             5.08             5.31            5.51              0.55
------------------------------------------------------------------------------------------------------     -----------------

(*) Average of Rates Available

           INREREST RATES FROM NOVEMBER 14, 1997 TO AUGUST 28, 1998

                             [GRAPH APPEARS HERE]


------------------------------------------------------------------------------------------------------     -----------------
                                     1 Year           5 Year          10 Year          30 Year                  1 to 30
                Fed Fds (*)          T-bill           Treas.           Treas.           Treas.                 Yr. Spread
------------------------------------------------------------------------------------------------------     -----------------
28-Aug-98                5.56               4.96             5.08             5.31            5.51                  0.55
------------------------------------------------------------------------------------------------------     -----------------

                             CURRENT YIELD CURVE

                             [GRAPH APPEARS HERE]


                         FIGURE IV.2 - INTEREST RATES

                                   EXHIBIT I

FERGUSON & COMPANY
------------------



                       FERGUSON & COMPANY QUALIFICATIONS

     Ferguson & Company (F&C) is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Hurst, Texas. Its services to financial institutions include:

     .  Mergers and acquisition services,

     .  Business plans,

     .  Fairness opinions and conversion appraisals,

     .  Litigation support,

     .  Loan review and valuation,

     .  Operational and efficiency consulting,

     .  Human resources evaluation and management, and

     .  Regulatory consulting.

     F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases of information include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. F&C recently sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

     Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON
-------------------

Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

FERGUSON & COMPANY
------------------


CHARLES M. HEBERT
-----------------


Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 10 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University. He is a certified commercial lender.

ROBIN L. FUSSELL
----------------

Mr. Fussell has over 25 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Six" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 12 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

FERGUSON & COMPANY       EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                                                                  Deposit
                                                                                                 Insurance
                                                                                                  Agency
Ticker       Short Name                          City                      State      Region    (BIF/SAIF)     Exchange
AABC         Access Anytime Bancorp Inc.         Clovis                      NM         SW         SAIF         NASDAQ
ABBK         Abington Bancorp Inc.               Abington                    MA         NE          BIF         NASDAQ
ABCL         Alliance Bancorp                    Hinsdale                    IL         MW         SAIF         NASDAQ
ABCW         Anchor BanCorp Wisconsin            Madison                     WI         MW         SAIF         NASDAQ
AFBC         Advance Financial Bancorp           Wellsburg                   WV         SE         SAIF         NASDAQ
AHCI         Ambanc Holding Co.                  Amsterdam                   NY         MA          BIF         NASDAQ
ALBC         Albion Banc Corp.                   Albion                      NY         MA         SAIF         NASDAQ
ALLB         Alliance Bank (MHC)                 Broomall                    PA         MA         SAIF         NASDAQ
AMFC         AMB Financial Corp.                 Munster                     IN         MW         SAIF         NASDAQ
ANA          Acadiana Bancshares Inc.            Lafayette                   LA         SW         SAIF          AMSE
ANDB         Andover Bancorp Inc.                Andover                     MA         NE          BIF         NASDAQ
ANE          Alliance Bncp of New England        Vernon                      CT         NE          BIF          AMSE
ASBI         Ameriana Bancorp                    New Castle                  IN         MW         SAIF         NASDAQ
ASBP         ASB Financial Corp.                 Portsmouth                  OH         MW         SAIF         NASDAQ
ASFC         Astoria Financial Corp.             Lake Success                NY         MA         SAIF         NASDAQ
BANC         BankAtlantic Bancorp Inc.           Fort Lauderdale             FL         SE         SAIF         NASDAQ
BDJI         First Federal Bancorp.              Bemidji                     MN         MW         SAIF         NASDAQ
BFD          BostonFed Bancorp Inc.              Burlington                  MA         NE         SAIF          AMSE
BFSB         Bedford Bancshares Inc.             Bedford                     VA         SE         SAIF         NASDAQ
BKC          American Bank of Connecticut        Waterbury                   CT         NE          BIF          AMSE
BKCT         Bancorp Connecticut Inc.            Southington                 CT         NE          BIF         NASDAQ
BKUNA        BankUnited Financial Corp.          Coral Gables                FL         SE         SAIF         NASDAQ
BNKU         Bank United Corp.                   Houston                     TX         SW         SAIF         NASDAQ
BPLS         Bank Plus Corp.                     Los Angeles                 CA         WE         SAIF         NASDAQ
BVCC         Bay View Capital Corp.              San Mateo                   CA         WE         SAIF         NASDAQ
CAFI         Camco Financial Corp.               Cambridge                   OH         MW         SAIF         NASDAQ
CASB         Cascade Financial Corp.             Everett                     WA         WE         SAIF         NASDAQ
CASH         First Midwest Financial Inc.        Storm Lake                  IA         MW         SAIF         NASDAQ
CATB         Catskill Financial Corp.            Catskill                    NY         MA          BIF         NASDAQ
CBCI         Calumet Bancorp Inc.                Dolton                      IL         MW         SAIF         NASDAQ
CBES         CBES Bancorp Inc.                   Excelsior Springs           MO         MW         SAIF         NASDAQ
CBSA         Coastal Bancorp Inc.                Houston                     TX         SW         SAIF         NASDAQ
CEBK         Central Co-operative Bank           Somerville                  MA         NE          BIF         NASDAQ
CENB         Century Bancorp Inc.                Thomasville                 NC         SE         SAIF         NASDAQ
CFB          Commercial Federal Corp.            Omaha                       NE         MW         SAIF          NYSE
CFCP         Coastal Financial Corp.             Myrtle Beach                SC         SE         SAIF         NASDAQ
CFFC         Community Financial Corp.           Staunton                    VA         SE         SAIF         NASDAQ
CFNC         Carolina Fincorp Inc.               Rockingham                  NC         SE         SAIF         NASDAQ
CFSB         CFSB Bancorp Inc.                   Lansing                     MI         MW         SAIF         NASDAQ
CFTP         Community Federal Bancorp           Tupelo                      MS         SE         SAIF         NASDAQ
CIBI         Community Investors Bancorp         Bucyrus                     OH         MW         SAIF         NASDAQ
CKFB         CKF Bancorp Inc.                    Danville                    KY         MW         SAIF         NASDAQ
CLAS         Classic Bancshares Inc.             Ashland                     KY         MW         SAIF         NASDAQ
CMRN         Cameron Financial Corp              Cameron                     MO         MW         SAIF         NASDAQ
CMSB         Commonwealth Bancorp Inc.           Norristown                  PA         MA         SAIF         NASDAQ
CNIT         CENIT Bancorp Inc.                  Norfolk                     VA         SE         SAIF         NASDAQ
CNSB         CNS Bancorp Inc.                    Jefferson City              MO         MW         SAIF         NASDAQ
CNY          Carver Bancorp Inc.                 New York                    NY         MA         SAIF          AMSE
COFI         Charter One Financial               Cleveland                   OH         MW         SAIF         NASDAQ
COOP         Cooperative Bankshares Inc.         Wilmington                  NC         SE         SAIF         NASDAQ
CRSB         Crusader Holding Corp.              Philadelphia                PA         MA         SAIF         NASDAQ
CRZY         Crazy Woman Creek Bancorp           Buffalo                     WY         WE         SAIF         NASDAQ
CSBF         CSB Financial Group Inc.            Centralia                   IL         MW         SAIF         NASDAQ
CVAL         Chester Valley Bancorp Inc.         Downingtown                 PA         MA         SAIF         NASDAQ
DCBI         Delphos Citizens Bancorp Inc.       Delphos                     OH         MW         SAIF         NASDAQ
DCOM         Dime Community Bancshares Inc.      Brooklyn                    NY         MA          BIF         NASDAQ
DME          Dime Bancorp Inc.                   New York                    NY         MA          BIF          NYSE
DNFC         D & N Financial Corp.               Hancock                     MI         MW         SAIF         NASDAQ
                                                                            Current      Current
                                                                             Stock        Market
                                                                             Price        Value
Ticker       Short Name                                IPO Date               ($)          ($M)
AABC         Access Anytime Bancorp Inc.               08/08/86               8.250        10.04
ABBK         Abington Bancorp Inc.                     06/10/86              14.875        52.09
ABCL         Alliance Bancorp                          07/07/92              18.438       210.83
ABCW         Anchor BanCorp Wisconsin                  07/16/92              22.000       391.16
AFBC         Advance Financial Bancorp                 01/02/97              14.375        15.43
AHCI         Ambanc Holding Co.                        12/27/95              13.750        56.45
ALBC         Albion Banc Corp.                         07/26/93               9.750         7.34
ALLB         Alliance Bank (MHC)                       03/03/95              20.000        65.46
AMFC         AMB Financial Corp.                       04/01/96              14.750        13.51
ANA          Acadiana Bancshares Inc.                  07/16/96              19.125        45.14
ANDB         Andover Bancorp Inc.                      05/08/86              33.000       213.86
ANE          Alliance Bncp of New England              12/19/86              11.000        25.21
ASBI         Ameriana Bancorp                          03/02/87              18.750        60.99
ASBP         ASB Financial Corp.                       05/11/95              10.875        18.00
ASFC         Astoria Financial Corp.                   11/18/93              38.813     1,032.17
BANC         BankAtlantic Bancorp Inc.                 11/29/83               9.750       336.60
BDJI         First Federal Bancorp.                    04/04/95              14.500        14.47
BFD          BostonFed Bancorp Inc.                    10/24/95              18.500        99.77
BFSB         Bedford Bancshares Inc.                   08/22/94              12.375        28.44
BKC          American Bank of Connecticut              12/01/81              21.875       102.52
BKCT         Bancorp Connecticut Inc.                  07/03/86              14.938        76.41
BKUNA        BankUnited Financial Corp.                12/11/85               9.297       165.35
BNKU         Bank United Corp.                         08/09/96              32.500     1,026.91
BPLS         Bank Plus Corp.                              NA                  8.750       169.66
BVCC         Bay View Capital Corp.                    05/09/86              17.750       359.96
CAFI         Camco Financial Corp.                        NA                 16.625        91.00
CASB         Cascade Financial Corp.                   09/16/92              13.250        56.52
CASH         First Midwest Financial Inc.              09/20/93              19.000        49.51
CATB         Catskill Financial Corp.                  04/18/96              13.750        61.00
CBCI         Calumet Bancorp Inc.                      02/20/92              26.750        84.14
CBES         CBES Bancorp Inc.                         09/30/96              19.000        17.85
CBSA         Coastal Bancorp Inc.                         NA                 18.750       141.86
CEBK         Central Co-operative Bank                 10/24/86              22.000        43.23
CENB         Century Bancorp Inc.                      12/23/96              14.000        17.79
CFB          Commercial Federal Corp.                  12/31/84              22.500     1,367.10
CFCP         Coastal Financial Corp.                   09/26/90              19.000       118.86
CFFC         Community Financial Corp.                 03/30/88              12.500        32.13
CFNC         Carolina Fincorp Inc.                     11/25/96               9.375        17.86
CFSB         CFSB Bancorp Inc.                         06/22/90              21.750       177.63
CFTP         Community Federal Bancorp                 03/26/96              16.000        70.37
CIBI         Community Investors Bancorp               02/07/95              12.500        15.83
CKFB         CKF Bancorp Inc.                          01/04/95              17.375        14.65
CLAS         Classic Bancshares Inc.                   12/29/95              15.250        19.82
CMRN         Cameron Financial Corp                    04/03/95              16.625        40.46
CMSB         Commonwealth Bancorp Inc.                 06/17/96              14.000       213.84
CNIT         CENIT Bancorp Inc.                        08/06/92              18.250        91.58
CNSB         CNS Bancorp Inc.                          06/12/96              15.500        25.49
CNY          Carver Bancorp Inc.                       10/25/94              11.125        25.75
COFI         Charter One Financial                     01/22/88              26.625     3,393.60
COOP         Cooperative Bankshares Inc.               08/21/91              14.500        43.90
CRSB         Crusader Holding Corp.                       NA                 13.500        51.74
CRZY         Crazy Woman Creek Bancorp                 03/29/96              13.875        13.03
CSBF         CSB Financial Group Inc.                  10/09/95              10.625         8.72
CVAL         Chester Valley Bancorp Inc.               03/27/87              29.500        68.66
DCBI         Delphos Citizens Bancorp Inc.             11/21/96              16.125        29.81
DCOM         Dime Community Bancshares Inc.            06/26/96              18.000       219.18
DME          Dime Bancorp Inc.                         08/19/86              22.813     2,590.04
DNFC         D & N Financial Corp.                     02/13/85              18.750       171.70

FERGUSON & COMPANY           EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                                                                  Deposit
                                                                                                 Insurance
                                                                                                  Agency
Ticker       Short Name                          City                      State      Region    (BIF/SAIF)     Exchange
DSL          Downey Financial Corp.              Newport Beach               CA         WE         SAIF          NYSE
EBSI         Eagle Bancshares                    Tucker                      GA         SE         SAIF         NASDAQ
EFBC         Empire Federal Bancorp Inc.         Livingston                  MT         WE         SAIF         NASDAQ
EFBI         Enterprise Federal Bancorp          West Chester                OH         MW         SAIF         NASDAQ
EMLD         Emerald Financial Corp.             Strongsville                OH         MW         SAIF         NASDAQ
EQSB         Equitable Federal Savings Bank      Wheaton                     MD         MA         SAIF         NASDAQ
ESBF         ESB Financial Corp.                 Ellwood City                PA         MA         SAIF         NASDAQ
ESBK         Elmira Savings Bank (The)           Elmira                      NY         MA          BIF         NASDAQ
FAB          FIRSTFED AMERICA BANCORP INC.       Swansea                     MA         NE         SAIF          AMSE
FBBC         First Bell Bancorp Inc.             Pittsburgh                  PA         MA         SAIF         NASDAQ
FBER         1st Bergen Bancorp                  Wood-Ridge                  NJ         MA         SAIF         NASDAQ
FBHC         Fort Bend Holding Corp.             Rosenberg                   TX         SW         SAIF         NASDAQ
FBSI         First Bancshares Inc.               Mountain Grove              MO         MW         SAIF         NASDAQ
FCB          Falmouth Bancorp Inc.               Falmouth                    MA         NE          BIF          AMSE
FCBF         FCB Financial Corp.                 Oshkosh                     WI         MW         SAIF         NASDAQ
FCME         First Coastal Corp.                 Westbrook                   ME         NE          BIF         NASDAQ
FDEF         First Defiance Financial            Defiance                    OH         MW         SAIF         NASDAQ
FED          FirstFed Financial Corp.            Santa Monica                CA         WE         SAIF          NYSE
FESX         First Essex Bancorp Inc.            Andover                     MA         NE          BIF         NASDAQ
FFBH         First Federal Bancshares of AR      Harrison                    AR         SE         SAIF         NASDAQ
FFBZ         First Federal Bancorp Inc.          Zanesville                  OH         MW         SAIF         NASDAQ
FFCH         First Financial Holdings Inc.       Charleston                  SC         SE         SAIF         NASDAQ
FFDB         FirstFed Bancorp Inc.               Bessemer                    AL         SE         SAIF         NASDAQ
FFDF         FFD Financial Corp.                 Dover                       OH         MW         SAIF         NASDAQ
FFES         First Federal of East Hartford      East Hartford               CT         NE         SAIF         NASDAQ
FFFD         North Central Bancshares Inc.       Fort Dodge                  IA         MW         SAIF         NASDAQ
FFHH         FSF Financial Corp.                 Hutchinson                  MN         MW         SAIF         NASDAQ
FFHS         First Franklin Corp.                Cincinnati                  OH         MW         SAIF         NASDAQ
FFIC         Flushing Financial Corp.            Flushing                    NY         MA          BIF         NASDAQ
FFKY         First Federal Financial Corp.       Elizabethtown               KY         MW         SAIF         NASDAQ
FFLC         FFLC Bancorp Inc.                   Leesburg                    FL         SE         SAIF         NASDAQ
FFOH         Fidelity Financial of Ohio          Cincinnati                  OH         MW         SAIF         NASDAQ
FFSL         First Independence Corp.            Independence                KS         MW         SAIF         NASDAQ
FFWC         FFW Corp.                           Wabash                      IN         MW         SAIF         NASDAQ
FFWD         Wood Bancorp Inc.                   Bowling Green               OH         MW         SAIF         NASDAQ
FFYF         FFY Financial Corp.                 Youngstown                  OH         MW         SAIF         NASDAQ
FGHC         First Georgia Holding Inc.          Brunswick                   GA         SE         SAIF         NASDAQ
FISB         First Indiana Corp.                 Indianapolis                IN         MW         SAIF         NASDAQ
FKFS         First Keystone Financial            Media                       PA         MA         SAIF         NASDAQ
FKKY         Frankfort First Bancorp Inc.        Frankfort                   KY         MW         SAIF         NASDAQ
FLAG         FLAG Financial Corp.                LaGrange                    GA         SE         SAIF         NASDAQ
FLFC         First Liberty Financial Corp.       Macon                       GA         SE         SAIF         NASDAQ
FLGS         Flagstar Bancorp Inc.               Bloomfield Hills            MI         MW         SAIF         NASDAQ
FLKY         First Lancaster Bancshares          Lancaster                   KY         MW         SAIF         NASDAQ
FMCO         FMS Financial Corp.                 Burlington                  NJ         MA         SAIF         NASDAQ
FMSB         First Mutual Savings Bank           Bellevue                    WA         WE          BIF         NASDAQ
FNGB         First Northern Capital Corp.        Green Bay                   WI         MW         SAIF         NASDAQ
FSBI         Fidelity Bancorp Inc.               Pittsburgh                  PA         MA         SAIF         NASDAQ
FSTC         First Citizens Corp.                Newnan                      GA         SE         SAIF         NASDAQ
FTF          Texarkana First Financial Corp      Texarkana                   AR         SE         SAIF          AMSE
FTFC         First Federal Capital Corp.         La Crosse                   WI         MW         SAIF         NASDAQ
FTNB         Fulton Bancorp Inc.                 Fulton                      MO         MW         SAIF         NASDAQ
FTSB         Fort Thomas Financial Corp.         Fort Thomas                 KY         MW         SAIF         NASDAQ
FWWB         First Washington Bancorp Inc.       Walla Walla                 WA         WE         SAIF         NASDAQ
GAF          GA Financial Inc.                   Pittsburgh                  PA         MA         SAIF          AMSE
GDW          Golden West Financial               Oakland                     CA         WE         SAIF          NYSE
GFCO         Glenway Financial Corp.             Cincinnati                  OH         MW         SAIF         NASDAQ
GPT          GreenPoint Financial Corp.          New York                    NY         MA          BIF          NYSE
                                                                            Current      Current
                                                                             Stock        Market
                                                                             Price        Value
Ticker       Short Name                                IPO Date               ($)          ($M)
DSL          Downey Financial Corp.                    01/01/71              23.813       669.26
EBSI         Eagle Bancshares                          04/01/86              18.250       106.03
EFBC         Empire Federal Bancorp Inc.               01/27/97              12.500        31.01
EFBI         Enterprise Federal Bancorp                10/17/94              28.000        61.91
EMLD         Emerald Financial Corp.                   10/05/93              11.500       118.15
EQSB         Equitable Federal Savings Bank            09/10/93              25.750        31.50
ESBF         ESB Financial Corp.                       06/13/90              16.250        91.47
ESBK         Elmira Savings Bank (The)                 03/01/85              25.750        18.71
FAB          FIRSTFED AMERICA BANCORP INC.             01/15/97              15.375       120.82
FBBC         First Bell Bancorp Inc.                   06/29/95              16.625       108.02
FBER         1st Bergen Bancorp                        04/01/96              17.250        44.60
FBHC         Fort Bend Holding Corp.                   06/30/93              18.000        32.70
FBSI         First Bancshares Inc.                     12/22/93              13.000        28.78
FCB          Falmouth Bancorp Inc.                     03/28/96              17.000        24.73
FCBF         FCB Financial Corp.                       09/24/93              28.625       110.41
FCME         First Coastal Corp.                          NA                 10.500        14.29
FDEF         First Defiance Financial                  10/02/95              12.500       101.97
FED          FirstFed Financial Corp.                  12/16/83              16.500       350.05
FESX         First Essex Bancorp Inc.                  08/04/87              16.688       126.20
FFBH         First Federal Bancshares of AR            05/03/96              20.250        97.57
FFBZ         First Federal Bancorp Inc.                07/13/92              11.125        35.05
FFCH         First Financial Holdings Inc.             11/10/83              18.375       250.55
FFDB         FirstFed Bancorp Inc.                     11/19/91              12.750        31.04
FFDF         FFD Financial Corp.                       04/03/96              16.000        23.13
FFES         First Federal of East Hartford            06/23/87              26.000        71.43
FFFD         North Central Bancshares Inc.             03/21/96              15.063        46.74
FFHH         FSF Financial Corp.                       10/07/94              15.625        45.75
FFHS         First Franklin Corp.                      01/26/88              15.125        26.97
FFIC         Flushing Financial Corp.                  11/21/95              21.750       169.88
FFKY         First Federal Financial Corp.             07/15/87              25.000       103.24
FFLC         FFLC Bancorp Inc.                         01/04/94              17.000        63.62
FFOH         Fidelity Financial of Ohio                03/04/96              13.500        75.59
FFSL         First Independence Corp.                  10/08/93              11.250        10.77
FFWC         FFW Corp.                                 04/05/93              17.125        24.97
FFWD         Wood Bancorp Inc.                         08/31/93              15.000        40.03
FFYF         FFY Financial Corp.                       06/28/93              32.125       128.85
FGHC         First Georgia Holding Inc.                02/11/87              11.125        53.39
FISB         First Indiana Corp.                       08/02/83              22.125       282.78
FKFS         First Keystone Financial                  01/26/95              12.750        30.77
FKKY         Frankfort First Bancorp Inc.              07/10/95              14.500        23.48
FLAG         FLAG Financial Corp.                      12/11/86              13.750        71.16
FLFC         First Liberty Financial Corp.             12/06/83              19.000       254.01
FLGS         Flagstar Bancorp Inc.                        NA                 25.500       348.59
FLKY         First Lancaster Bancshares                07/01/96              13.250        12.70
FMCO         FMS Financial Corp.                       12/14/88              11.500        83.03
FMSB         First Mutual Savings Bank                 12/17/85              14.000        59.42
FNGB         First Northern Capital Corp.              12/29/83              11.500       101.88
FSBI         Fidelity Bancorp Inc.                     06/24/88              19.500        38.49
FSTC         First Citizens Corp.                      03/01/86              27.250        76.23
FTF          Texarkana First Financial Corp            07/07/95              24.375        42.36
FTFC         First Federal Capital Corp.               11/02/89              14.750       273.36
FTNB         Fulton Bancorp Inc.                       10/18/96              17.750        30.17
FTSB         Fort Thomas Financial Corp.               06/28/95              15.750        23.22
FWWB         First Washington Bancorp Inc.             11/01/95              19.938       232.22
GAF          GA Financial Inc.                         03/26/96              15.250       110.11
GDW          Golden West Financial                     05/29/59              79.063     4,554.00
GFCO         Glenway Financial Corp.                   11/30/90              20.000        45.67
GPT          GreenPoint Financial Corp.                01/28/94              27.063     2,256.59

FERGUSON & COMPANY          EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------


                                                                                  Deposit                        Current    Current
                                                                                 Insurance                        Stock      Market
                                                                                  Agency                          Price      Value
Ticker    Short Name                          City             State  Region    (BIF/SAIF)  Exchange   IPO Date    ($)       (SM)
GSFC      Green Street Financial Corp.        Fayetteville      NC     SE         SAIF       NASDAQ    04/04/96   12.875     52.57
GSLA      GS Financial Corp.                  Metairie          LA     SW         SAIF       NASDAQ     4/01/97    2.250     40.02
GTPS      Great American Bancorp              Champaign         IL     MW         SAIF       NASDAQ    06/30/95   17.125     27.20
GUPB      GFSB Bancorp Inc.                   Gallup            NM     SW         SAIF       NASDAQ    06/30/95   13.875     16.66
HALL      Hallmark Capital Corp.              West Allis        WI     MW         SAIF       NASDAQ    01/03/94   12.000     35.20
HARL      Harleysville Savings Bank           Harleysville      PA     MA         SAIF       NASDAQ    08/04/87   29.625     49.63
HAVN      Haven Bancorp Inc.                  Westbury          NY     MA         SAIF       NASDAQ    09/23/93   17.188    152.10
HBFW      Home Bancorp                        Fort Wayne        IN     MW         SAIF       NASDAQ    03/30/95   28.000     65.83
HBNK      Highland Bancorp Inc.               Burbank           CA     WE         SAIF       NASDAQ       NA      38.500     89.68
HBS       Haywood Bancshares Inc.             Waynesville       NC     SE         SAIF        AMSE     12/18/87   19.000     23.76
HCFC      Home City Financial Corp.           Springfield       OH     MW         SAIF       NASDAQ    12/30/96   11.500     10.40
HFFB      Harrodsburg First Fin Bancorp       Harrodsburg       KY     MW         SAIF       NASDAQ    10/04/95   15.000     28.90
HFFC      HF Financial Corp.                  Sioux Falls       SD     MW         SAIF       NASDAQ    04/08/92   18.125     79.66
HFSA      Hardin Bancorp Inc.                 Hardin            MO     MW         SAIF       NASDAQ    09/29/95   18.250     14.90
HHFC      Harvest Home Financial Corp.        Cheviot           OH     MW         SAIF       NASDAQ    10/10/94   12.500     10.99
HIFS      Hingham Instit. for Savings         Hingham           MA     NE          BIF       NASDAQ    12/20/88   24.625     32.25
HMLK      Hemlock Federal Financial Corp      Oak Forest        IL     MW         SAIF       NASDAQ    04/02/97   15.063     29.60
HMNF      HMN Financial Inc.                  Spring Valley     MN     MW         SAIF       NASDAQ    06/30/94   14.375     77.81
HOMF      Home Federal Bancorp                Seymour           IN     MW         SAIF       NASDAQ    01/23/88   25.000    128.48
HPBC      Home Port Bancorp Inc.              Nantucket         MA     NE          BIF       NASDAQ    08/25/88   22.250     40.98
HRBF      Harbor Federal Bancorp Inc.         Baltimore         MD     MA         SAIF       NASDAQ    08/12/94   18.125     33.76
HRZB      Horizon Financial Corp.             Bellingham        WA     WE          BIF       NASDAQ    08/01/86   13.500    101.09
HTHR      Hawthorne Financial Corp.           El Segundo        CA     WE         SAIF       NASDAQ       NA      14.500     75.22
HWEN      Home Financial Bancorp              Spencer           IN     MW         SAIF       NASDAQ    07/02/96    8.000      7.43
HZFS      Horizon Financial Svcs Corp.        Oskaloosa         IA     MW         SAIF       NASDAQ    06/30/94   15.750     13.86
IFSB      Independence Federal Svgs Bank      Washington        DC     MA         SAIF       NASDAQ    06/06/85   13.000     16.65
INBI      Industrial Bancorp Inc.             Bellevue          OH     MW         SAIF       NASDAQ    08/01/95   18.500     92.78
IPSW      Ipswich Savings Bank                Ipswich           MA     NE          BIF       NASDAQ    05/26/93   12.000     28.68
ITLA      ITLA Capital Corp.                  La Jolla          CA     WE          BIF       NASDAQ    10/24/95   17.750    136.68
IWBK      InterWest Bancorp Inc.              Oak Harbor        WA     WE         SAIF       NASDAQ       NA      23.000    360.36
JSB       JSB Financial Inc.                  Lynbrook          NY     MA          BIF        NYSE     06/27/90   46.000    453.27
JSBA      Jefferson Savings Bancorp           Ballwin           MO     MW         SAIF       NASDAQ    04/08/93   19.000    190.73
JXVL      Jacksonville Bancorp Inc.           Jacksonville      TX     SW         SAIF       NASDAQ    04/01/96   16.250     39.35
KFBI      Klamath First Bancorp               Klamath Falls     OR     WE         SAIF       NASDAQ    10/05/95   15.500    153.71
KNK       Kankakee Bancorp Inc.               Kankakee          IL     MW         SAIF        AMSE     01/06/93   26.000     35.88
KSBK      KSB Bancorp Inc.                    Kingfield         ME     NE          BIF       NASDAQ    06/24/93   16.000     20.14
KYF       Kentucky First Bancorp Inc.         Cynthiana         KY     MW         SAIF        AMSE     08/29/95   13.875     17.22
LARK      Landmark Bancshares Inc.            Dodge City        KS     MW         SAIF       NASDAQ    03/28/94   21.625     33.50
LARL      Laurel Capital Group Inc.           Allison Park      PA     MA         SAIF       NASDAQ    02/20/87   19.000     41.64
LOGN      Logansport Financial Corp.          Logansport        IN     MW         SAIF       NASDAQ    06/14/95   15.000     18.93
LSBI      LSB Financial Corp.                 Lafayette         IN     MW          BIF       NASDAQ    02/03/95   31.000     29.48
LSBX      Lawrence Savings Bank               North Andover     MA     NE          BIF       NASDAQ    05/02/86   12.375     53.58
LVSB      Lakeview Financial Corp.            Paterson          NJ     MA         SAIF       NASDAQ    12/22/93   19.000     94.58
LXMO      Lexington B&L Financial Corp.       Lexington         MO     MW         SAIF       NASDAQ    06/06/96   14.000     14.12
MAFB      MAF Bancorp Inc.                    Clarendon Hills   IL     MW         SAIF       NASDAQ    01/12/90   23.750    536.20
MARN      Marion Capital Holdings             Marion            IN     MW         SAIF       NASDAQ    03/18/93   22.750     38.77
MASB      MASSBANK Corp.                      Reading           MA     NE          BIF       NASDAQ    05/28/86   45.125    162.46
MBLF      MBLA Financial Corp.                Macon             MO     MW         SAIF       NASDAQ    06/24/93   19.875     24.78
MCBN      Mid-Coast Bancorp Inc.              Waldoboro         ME     NE         SAIF       NASDAQ    11/02/89    9.000      6.42
MDBK      Medford Bancorp Inc.                Medford           MA     NE          BIF       NASDAQ    03/18/86   36.750    163.71
MECH      MECH Financial Inc.                 Hartford          CT     NE          BIF       NASDAQ    06/26/96   25.000    132.38
METF      Metropolitan Financial Corp.        Mayfield Heights  OH     MW         SAIF       NASDAQ       NA      12.500     88.14
MFBC      MFB Corp.                           Mishawaka         IN     MW         SAIF       NASDAQ    03/25/94   22.203     35.31
MFFC      Milton Federal Financial Corp.      West Milton       OH     MW         SAIF       NASDAQ    10/07/94   12.500     27.96
MFLR      Mayflower Co-operative Bank         Middleboro        MA     NE          BIF       NASDAQ    12/23/87   19.500     17.54
MRKF      Market Financial Corp.              Mount Healthy     OH     MW         SAIF       NASDAQ    03/27/97   10.750     14.36
MSBF      MSB Financial Inc.                  Marshall          MI     MW         SAIF       NASDAQ    02/06/95   16.875     22.58
MWBI      Midwest Bancshares Inc.             Burlington        IA     MW         SAIF       NASDAQ    11/12/92   12.250     12.87

FERGUSON & COMPANY          EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                                                           Deposit
                                                                                          Insurance
                                                                                           Agency
Ticker       Short Name                          City                State     Region    (BIF/SAIF)   Exchange      IPO Date
MWBX         MetroWest Bank                      Framingham          MA         NE          BIF         NASDAQ      10/10/86
NBN          Northeast Bancorp                   Auburn              ME         NE          BIF          AMSE       08/19/87
NEIB         Northeast Indiana Bancorp           Huntington          IN         MW         SAIF         NASDAQ      06/28/95
NHTB         New Hampshire Thrift Bncshrs        Newport             NH         NE         SAIF         NASDAQ      05/22/86
NMSB         NewMil Bancorp Inc.                 New Milford         CT         NE          BIF         NASDAQ      02/01/86
NSLB         NS&L Bancorp Inc.                   Neosho              MO         MW         SAIF         NASDAQ      06/08/95
NWEQ         Northwest Equity Corp.              Amery               WI         MW         SAIF         NASDAQ      10/11/94
OCFC         Ocean Financial Corp.               Toms River          NJ         MA         SAIF         NASDAQ      07/03/96
OFCP         Ottawa Financial Corp.              Holland             MI         MW         SAIF         NASDAQ      08/19/94
OHSL         OHSL Financial Corp.                Cincinnati          OH         MW         SAIF         NASDAQ      02/10/93
PBCI         Pamrapo Bancorp Inc.                Bayonne             NJ         MA         SAIF         NASDAQ      11/14/89
PBKB         People's Bancshares Inc.            New Bedford         MA         NE          BIF         NASDAQ      10/30/86
PCBC         Perry County Financial Corp.        Perryville          MO         MW         SAIF         NASDAQ      02/13/95
PDB          Piedmont Bancorp Inc.               Hillsborough        NC         SE         SAIF          AMSE       12/08/95
PEEK         Peekskill Financial Corp.           Peekskill           NY         MA         SAIF         NASDAQ      12/29/95
PERM         Permanent Bancorp Inc.              Evansville          IN         MW         SAIF         NASDAQ      04/04/94
PFDC         Peoples Bancorp                     Auburn              IN         MW         SAIF         NASDAQ      07/07/87
PFED         Park Bancorp Inc.                   Chicago             IL         MW         SAIF         NASDAQ      08/12/96
PFFB         PFF Bancorp Inc.                    Pomona              CA         WE         SAIF         NASDAQ      03/29/96
PFNC         Progress Financial Corp.            Blue Bell           PA         MA         SAIF         NASDAQ      07/18/83
PFSB         PennFed Financial Services Inc      West Orange         NJ         MA         SAIF         NASDAQ      07/15/94
PHBK         Peoples Heritage Finl Group         Portland            ME         NE          BIF         NASDAQ      12/04/86
PHFC         Pittsburgh Home Financial Corp      Pittsburgh          PA         MA         SAIF         NASDAQ      04/01/96
PRBC         Prestige Bancorp Inc.               Pleasant Hills      PA         MA         SAIF         NASDAQ      06/27/96
PSFC         Peoples-Sidney Financial Corp.      Sidney              OH         MW         SAIF         NASDAQ      04/28/97
PSFI         PS Financial Inc.                   Chicago             IL         MW         SAIF         NASDAQ      11/27/96
PTRS         Potters Financial Corp.             East Liverpool      OH         MW         SAIF         NASDAQ      12/31/93
PVFC         PVF Capital Corp.                   Bedford Heights     OH         MW         SAIF         NASDAQ      12/30/92
PVSA         Parkvale Financial Corp.            Monroeville         PA         MA         SAIF         NASDAQ      07/16/87
PWBK         Pennwood Bancorp Inc.               Pittsburgh          PA         MA         SAIF         NASDAQ      07/15/96
QCBC         Quaker City Bancorp Inc.            Whittier            CA         WE         SAIF         NASDAQ      12/30/93
QCFB         QCF Bancorp Inc.                    Virginia            MN         MW         SAIF         NASDAQ      04/03/95
QCSB         Queens County Bancorp Inc.          Flushing            NY         MA          BIF         NASDAQ      11/23/93
RARB         Raritan Bancorp Inc.                Bridgewater         NJ         MA          BIF         NASDAQ      03/01/87
RELY         Reliance Bancorp Inc.               Garden City         NY         MA         SAIF         NASDAQ      03/31/94
RIVR         River Valley Bancorp                Madison             IN         MW         SAIF         NASDAQ      12/20/96
RSLN         Roslyn Bancorp Inc.                 Roslyn              NY         MA          BIF         NASDAQ      01/13/97
SCBS         Southern Community Bancshares       Cullman             AL         SE         SAIF         NASDAQ      12/23/96
SCCB         S. Carolina Community Bancshrs      Winnsboro           SC         SE         SAIF         NASDAQ      07/07/94
SFFC         StateFed Financial Corp.            Des Moines          IA         MW         SAIF         NASDAQ      01/05/94
SFIN         Statewide Financial Corp.           Jersey City         NJ         MA         SAIF         NASDAQ      10/02/95
SGVB         SGV Bancorp Inc.                    West Covina         CA         WE         SAIF         NASDAQ      06/29/95
SKAN         Skaneateles Bancorp Inc.            Skaneateles         NY         MA          BIF         NASDAQ      06/02/86
SMBC         Southern Missouri Bancorp Inc.      Poplar Bluff        MO         MW         SAIF         NASDAQ      04/13/94
SOBI         Sobieski Bancorp Inc.               South Bend          IN         MW         SAIF         NASDAQ      03/31/95
SOPN         First Savings Bancorp Inc.          Southern Pines      NC         SE         SAIF         NASDAQ      01/06/94
SPBC         St. Paul Bancorp Inc.               Chicago             IL         MW         SAIF         NASDAQ      05/18/87
SRN          Southern Banc Co.                   Gadsden             AL         SE         SAIF          AMSE       10/05/95
SSM          Stone Street Bancorp Inc.           Mocksville          NC         SE         SAIF          AMSE       04/01/96
STFR         St. Francis Capital Corp.           Brookfield          WI         MW         SAIF         NASDAQ      06/21/93
STSA         Sterling Financial Corp.            Spokane             WA         WE         SAIF         NASDAQ         NA
SVRN         Sovereign Bancorp Inc.              Wyomissing          PA         MA         SAIF         NASDAQ      08/12/86
SZB          SouthFirst Bancshares Inc.          Sylacauga           AL         SE         SAIF          AMSE       02/14/95
THR          Three Rivers Financial Corp.        Three Rivers        MI         MW         SAIF          AMSE       08/24/95
THRD         TF Financial Corp.                  Newtown             PA         MA         SAIF         NASDAQ      07/13/94
TRIC         Tri-County Bancorp Inc.             Torrington          WY         WE         SAIF         NASDAQ      09/30/93
TSH          Teche Holding Co.                   Franklin            LA         SW         SAIF          AMSE       04/19/95
TWIN         Twin City Bancorp                   Bristol             TN         SE         SAIF         NASDAQ      01/04/95

                                                  Current     Current
                                                   Stock       Market
                                                   Price       Value
Ticker       Short Name                            ($M)         (SM)
MWBX         MetroWest Bank                        6.375        90.85
NBN          Northeast Bancorp                    12.125        29.84
NEIB         Northeast Indiana Bancorp            19.625        31.85
NHTB         New Hampshire Thrift Bncshrs         14.750        30.89
NMSB         NewMil Bancorp Inc.                  11.000        42.17
NSLB         NS&L Bancorp Inc.                    16.250        10.55
NWEQ         Northwest Equity Corp.               17.500        14.44
OCFC         Ocean Financial Corp.                15.000       230.76
OFCP         Ottawa Financial Corp.               23.875       135.71
OHSL         OHSL Financial Corp.                 15.500        38.69
PBCI         Pamrapo Bancorp Inc.                 25.000        71.07
PBKB         People's Bancshares Inc.             16.000        53.06
PCBC         Perry County Financial Corp.         20.000        16.56
PDB          Piedmont Bancorp Inc.                10.000        27.51
PEEK         Peekskill Financial Corp.            15.000        43.43
PERM         Permanent Bancorp Inc.               12.500        47.85
PFDC         Peoples Bancorp                      20.625        69.61
PFED         Park Bancorp Inc.                    13.500        32.64
PFFB         PFF Bancorp Inc.                     14.063       228.53
PFNC         Progress Financial Corp.             15.375        76.90
PFSB         PennFed Financial Services Inc       11.125       104.42
PHBK         Peoples Heritage Finl Group          17.000     1,491.11
PHFC         Pittsburgh Home Financial Corp       15.250        28.99
PRBC         Prestige Bancorp Inc.                14.375        15.12
PSFC         Peoples-Sidney Financial Corp.       19.125        34.15
PSFI         PS Financial Inc.                    11.625        22.64
PTRS         Potters Financial Corp.              14.750        14.03
PVFC         PVF Capital Corp.                    12.000        47.88
PVSA         Parkvale Financial Corp.             30.875       159.71
PWBK         Pennwood Bancorp Inc.                12.313         8.59
QCBC         Quaker City Bancorp Inc.             16.375        95.42
QCFB         QCF Bancorp Inc.                     29.500        40.26
QCSB         Queens County Bancorp Inc.           37.938        560.26
RARB         Raritan Bancorp Inc.                 27.250        64.66
RELY         Reliance Bancorp Inc.                25.000       239.12
RIVR         River Valley Bancorp                 15.375        18.30
RSLN         Roslyn Bancorp Inc.                  16.000       662.40
SCBS         Southern Community Bancshares        16.000        18.20
SCCB         S. Carolina Community Bancshrs       20.250        11.74
SFFC         StateFed Financial Corp.             12.000        18.79
SFIN         Statewide Financial Corp.            15.875        69.21
SGVB         SGV Bancorp Inc.                     15.000        35.22
SKAN         Skaneateles Bancorp Inc.             14.625        21.13
SMBC         Southern Missouri Bancorp Inc.       17.250        25.60
SOBI         Sobieski Bancorp Inc.                14.500        11.34
SOPN         First Savings Bancorp Inc.           22.000        81.64
SPBC         St. Paul Bancorp Inc.                18.594       754.32
SRN          Southern Banc Co.                    14.000        17.22
SSM          Stone Street Bancorp Inc.            16.750        30.21
STFR         St. Francis Capital Corp.            39.000       199.32
STSA         Sterling Financial Corp.             16.375       124.54
SVRN         Sovereign Bancorp Inc.               13.938     2,211.94
SZB          SouthFirst Bancshares Inc.           16.875        16.33
THR          Three Rivers Financial Corp.         16.500        13.60
THRD         TF Financial Corp.                   19.375        56.16
TRIC         Tri-County Bancorp Inc.              12.000        14.01
TSH          Teche Holding Co.                    14.750        50.72
TWIN         Twin City Bancorp                    13.000        16.14

FERGUSON & COMPANY                  EXHIBIT 11.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                                                        Deposit
                                                                                       Insurance
                                                                                        Agency
Ticker       Short Name                          City              State     Region    (BIF/SAIF)     Exchange      IPO Date
UFBS         Union Financial Bcshs Inc.          Union              SC         SE         SAIF         NASDAQ         NA
WAMU         Washington Mutual Inc.              Seattle            WA         WE          BIF         NASDAQ      03/11/83
WBST         Webster Financial Corp.             Waterbury          CT         NE         SAIF         NASDAQ      12/12/86
WEFC         Wells Financial Corp.               Wells              MN         MW         SAIF         NASDAQ      04/11/95
WFI          Winton Financial Corp.              Cincinnati         OH         MW         SAIF          AMSE       08/04/88
WFSL         Washington Federal Inc.             Seattle            WA         WE         SAIF         NASDAQ      11/17/82
WHGB         WHG Bancshares Corp.                Lutherville        MD         MA         SAIF         NASDAQ      04/01/96
WRNB         Warren Bancorp Inc.                 Peabody            MA         NE          BIF         NASDAQ      07/09/86
WSB          Washington Savings Bank, FSB        Bowie              MD         MA         SAIF          AMSE          NA
WSFS         WSFS Financial Corp.                Wilmington         DE         MA          BIF         NASDAQ      11/26/86
WSTR         WesterFed Financial Corp.           Missoula           MT         WE         SAIF         NASDAQ      01/10/94
WVFC         WVS Financial Corp.                 Pittsburgh         PA         MA         SAIF         NASDAQ      11/29/93
YFCB         Yonkers Financial Corp.             Yonkers            NY         MA         SAIF         NASDAQ      04/18/96
YFED         York Financial Corp.                York               PA         MA         SAIF         NASDAQ      02/01/84

Maximum
Minimum
Average
Median

                                                       Current     Current
                                                        Stock       Market
                                                        Price       Value
Ticker       Short Name                                 ($)          ($M)
UFBS         Union Financial Bcshs Inc.                15.500        19.77
WAMU         Washington Mutual Inc.                    31.688    12,270.69
WBST         Webster Financial Corp.                   22.688       869.39
WEFC         Wells Financial Corp.                     17.500        32.12
WFI          Winton Financial Corp.                    12.250        49.18
WFSL         Washington Federal Inc.                   24.688     1,295.09
WHGB         WHG Bancshares Corp.                      11.000        15.28
WRNB         Warren Bancorp Inc.                        9.500        75.14
WSB          Washington Savings Bank, FSB               5.063        22.38
WSFS         WSFS Financial Corp.                      17.000       212.92
WSTR         WesterFed Financial Corp.                 18.375       102.63
WVFC         WVS Financial Corp.                       15.563        56.29
YFCB         Yonkers Financial Corp.                   14.500        39.53
YFED         York Financial Corp.                      19.250       172.63

Maximum                                                79.063    12,270.69
Minimum                                                 5.063         6.42
Average                                                18.015       222.50
Median                                                 16.250        48.53


                      ---------------------------------
                      Start                      374
                      Less:
                      Merger Targets             343
                      PE Ratio > 35              323
                      Non-Reporting              257
                      MHC's                      246
                      End                        246
                      ---------------------------------

FERGUSON & COMPANY            EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                                                                       Tangible            Core
                 Price/      Current     Current                 Current        Total      Equity/     Equity/      Core   Income/
                  LTM        Price/    Price/ Tang   Price/      Dividend       Assets      Assets    Tang Assets    EPS  Avg Assets
                Core EPS   Book Value  Book Value    Assets       Yield         ($000)       (%)         (%)         ($)     (%)
Ticker            (x)         (%)         (%)          (%)         (%)         Mst RctQ    Mst RctQ    Mst RctQ      LTM     LTM
AABC              7.50      108.41       108.41       8.59        -            116,921       7.93        7.93       1.10   1.24
ABBK             16.90      151.02       165.65       9.62        1.35         546,208       6.37        5.84       0.88   0.65
ABCL             12.54      116.70       117.66      10.19        2.39       2,068,197       8.73        8.67       1.47   0.89
ABCW             22.00      299.32       303.87      19.07        0.91       2,057,635       6.36        6.27       1.00   0.97
AFBC             16.15       99.00        99.00      13.95        2.23         110,668      14.09       14.09       0.89   0.84
AHCI             24.12       96.69        96.69       9.98        1.75         565,387      10.32       10.32       0.57   0.41
ALBC             20.31      116.49       116.49       9.90        1.23          74,118       8.49        8.49       0.48   0.50
ALLB             32.26      220.75       220.75      23.59        -            277,490      10.68       10.68       0.62   0.76
AMFC             24.18       95.65        95.65      12.13        1.90         111,338      12.68       12.68       0.61   0.53
ANA              16.78      109.16       109.16      16.07        2.30         298,148      14.72       14.72       1.14   0.98
ANDB             14.41      187.39       187.39      15.36        2.18       1,392,342       8.20        8.20       2.29   1.16
ANE              25.00      139.24       142.30      10.87        1.82         252,287       7.81        7.65       0.44   0.46
ASBI             18.75      133.64       136.07      16.25        3.41         375,297      12.16       11.97       1.00   0.84
ASBP             15.99      124.14       124.14      15.46        3.68         116,437      12.44       12.44       0.68   0.94
ASFC             13.25      115.38       161.05       8.90        2.06      11,575,551       8.14        6.09       2.93   0.76
BANC             32.50      140.09       181.23       9.52        0.99       3,756,571       6.79        5.34       0.30   0.38
BDJI             14.80      114.17       114.17      11.93        -            121,315      10.45       10.45       0.98   0.71
BFD              17.79      114.34       118.44       9.43        2.16       1,058,207       7.80        7.55       1.04   0.58
BFSB             16.28      137.20       137.20      18.17        2.59         156,509      13.25       13.25       0.76   1.23
BKC              14.49      172.92       178.28      14.96        3.66         685,545       8.65        8.41       1.51   1.15
BKCT             15.09      155.93       155.93      15.43        3.62         495,178       9.89        9.89       0.99   1.22
BKUNA            33.20       90.35       108.10       4.61        -          3,584,123       5.44        4.64       0.28   0.19
BNKU             10.09      153.37       168.83       7.84        1.97      13,095,947       5.11        4.67       3.22   0.84
BPLS             15.91       91.62        99.89       3.96        -          4,286,237       4.32        3.98       0.55   0.27
BVCC             12.33       91.35       140.87       6.29        2.25       5,720,109       6.89        4.58       1.44   0.58
CAFI             19.56      156.69       166.58      15.49        2.33         588,220       9.89        9.36       0.85   0.89
CASB             19.78      179.78       179.78      12.73        -            444,155       7.07        7.07       0.67   0.75
CASH             20.43      115.85       129.69      11.79        2.53         421,258      10.18        9.19       0.93   0.64
CATB             15.28       87.47        87.47      19.92        2.69         309,566      22.04       22.04       0.90   1.30
CBCI              9.52       96.43        96.43      17.10        -            491,961      17.74       17.74       2.81   1.97
CBES             23.75      105.91       105.91      14.43        2.53         123,710      13.63       13.63       0.80   0.67
CBSA              9.24      125.00       143.46       4.76        1.71       2,980,528       3.85        3.37       2.03   0.54
CEBK             18.33      116.16       127.54      11.32        1.46         381,857       9.74        8.96       1.20   0.63
CENB             13.33       94.98        94.98      18.37        4.86          96,866      19.34       19.34       1.05   1.21
CFB              11.25      147.16       166.05      10.69        0.98       8,852,640       7.26        6.49       2.00   0.95
CFCP             22.89      326.46       326.46      19.27        1.47         616,887       5.90        5.90       0.83   0.99
CFFC             18.94      124.38       124.88      17.53        -            183,230      14.09       14.04       0.66   0.96
CFNC             13.79      116.03       116.03      15.68        2.56         113,911      13.51       13.51       0.68   1.06
CFSB             17.98      269.18       269.18      20.95        2.39         847,769       7.78        7.78       1.21   1.23
CFTP             27.59      107.74       107.74      26.73        2.00         263,246      22.27       22.27       0.58   1.07
CIBI             17.86      149.34       149.34      16.40        1.92         101,734      10.99       10.99       0.70   0.95
CKFB             17.38      100.49       100.49      23.35        3.11          62,759      21.57       21.57       1.00   1.34
CLAS             25.00       96.58       112.30      14.36        2.10         137,984      14.87       13.06       0.61   0.56
CMRN             16.63       92.26        92.26      18.33        1.68         220,784      19.86       19.86       1.00   1.12
CMSB             23.33      108.44       137.66       9.15        2.29       2,368,247       8.43        6.77       0.60   0.41
CNIT             15.21      168.36       181.77      13.99        2.19         651,857       7.91        7.37       1.20   0.84
CNSB             34.44      105.01       105.01      26.02        1.94          97,988      24.78       24.78       0.45   0.76
CNY              26.49       71.73        74.22       6.02        -            427,371       8.40        8.14       0.42   0.22
COFI             14.96      229.72       244.04      17.15        2.10      19,813,254       7.47        7.06       1.78   1.16
COOP             21.32      145.00       145.00      11.52        -            381,054       7.95        7.95       0.68   0.60
CRSB             11.64      222.77       235.19      25.61        -            202,034      11.49       10.96       1.16   2.13
CRZY             16.72       90.39        90.39      21.19        2.88          61,478      23.43       23.43       0.83   1.23
CSBF             30.36       79.65        84.39      18.47        -             47,218      23.20       22.18       0.35   0.60
CVAL             20.07      215.64       215.64      18.21        1.49         377,012       8.45        8.45       1.47   0.98
DCBI             17.92      108.66       108.66      26.24        1.49         113,585      24.15       24.15       0.90   1.45
DCOM             17.31      117.65       135.03      13.50        2.22       1,623,926      11.48       10.15       1.04   0.86
DME              23.76      194.65       236.65      12.38        0.88      20,913,891       6.36        5.29       0.96   0.51
DNFC             13.99      162.34       163.61       9.05        1.07       1,898,004       5.57        5.53       1.34   0.71

                 Core
                Income/
               Avg Equity
                 (%)
Ticker           LTM
AABC           15.11
ABBK            9.70
ABCL            9.76
ABCW           14.73
AFBC            5.55
AHCI            3.52
ALBC            5.82
ALLB            6.88
AMFC            3.77
ANA             6.07
ANDB           14.67
ANE             6.20
ASBI            7.33
ASBP            6.67
ASFC            9.18
BANC            6.43
BDJI            6.72
BFD             6.81
BFSB            8.79
BKC            13.62
BKCT           11.90
BKUNA           3.70
BNKU           16.70
BPLS            6.35
BVCC            8.57
CAFI            9.23
CASB           10.78
CASH            5.95
CATB            5.39
CBCI           11.86
CBES            4.36
CBSA           15.00
CEBK            6.45
CENB            4.88
CFB            14.11
CFCP           16.06
CFFC            7.01
CFNC            5.85
CFSB           15.79
CFTP            4.28
CIBI            8.17
CKFB            5.97
CLAS            3.72
CMRN            5.36
CMSB            4.42
CNIT           11.65
CNSB            3.09
CNY             2.65
COFI           16.13
COOP            7.68
CRSB           26.04
CRZY            5.15
CSBF            2.55
CVAL           11.68
DCBI            5.56
DCOM            6.75
DME             8.82
DNFC           12.86

FERGUSON & COMPANY        EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------


                                                                                       Tangible             Core        Core
            Price/    Current      Current            Current    Total      Equity/     Equity/    Core    Income/     Income/
             LTM       Price/    Price/ Tang  Price/  Dividend   Assets      Assets   Tang Assets  EPS    Avg Assets  Avg Equity
           Core EPS  Book Value  Book Value   Assets   Yield     ($000)       (%)         (%)      ($)       (%)         (%)
Ticker       (x)        (%)          (%)       (%)      (%)     Mst RctQ    Mst RctQ   Mst RctQ    LTM       LTM         LTM
DSL         14.01     145.82      147.36      11.48     1.34     5,832,102    7.87      7.79       1.70     0.82        11.21
EBSI        12.76     136.60      136.60       9.46     3.51     1,120,232    6.92      6.92       1.43     0.89        11.51
EFBC        18.66      80.03       80.03      29.00     2.56       106,940   36.22     36.22       0.67     1.45         3.94
EFBI        28.28     168.98      172.63      15.21     3.57       406,893    9.00      8.83       0.99     0.66         6.30
EMLD        19.49     225.05      227.72      19.14     1.22       617,369    8.50      8.41       0.59     1.04        12.96
EQSB        15.51     175.53      175.53       8.99     -          350,555    5.12      5.12       1.66     0.66        12.91
ESBF        15.78     137.25      153.74       9.63     2.22       956,146    7.01      6.31       1.03     0.66         8.61
ESBK        20.93     126.54      126.54       8.07     2.49       231,725    6.27      6.27       1.23     0.38         6.11
FAB         21.96      97.56       97.56       9.67     1.30     1,315,743    8.86      8.86       0.70     0.48         4.44
FBBC        13.09     141.13      141.13      14.34     2.41       756,638   10.16     10.16       1.27     1.08        10.17
FBER        20.54     127.87      127.87      14.83     1.62       300,755   11.60     11.60       0.84     0.72         5.49
FBHC        28.57     143.77      152.03      10.27     2.22       318,348    7.15      6.79       0.63     0.44         6.65
FBSI        15.48     118.07      123.11      16.71     0.92       172,173   14.15     13.65       0.84     1.09         7.86
FCB         28.33     104.68      104.68      22.38     1.41       110,523   21.38     21.38       0.60     0.84         3.59
FCBF        18.00     146.49      146.49      21.42     3.07       515,516   14.62     14.62       1.59     1.16         8.14
FCME        13.13      92.92       92.92       8.32     -          171,719    8.95      8.95       0.80     0.73         7.42
FDEF        19.84      98.74       98.74      17.52     2.88       582,124   17.74     17.74       0.63     0.89         4.72
FED         12.79     145.63      146.54       8.73     -        4,010,381    5.99      5.96       1.29     0.68        12.49
FESX        14.51     134.47      185.22       9.60     3.36     1,314,752    7.14      5.28       1.15     0.73         9.96
FFBH        17.16     115.98      115.98      17.06     1.38       578,142   14.71     14.71       1.18     0.99         6.63
FFBZ        23.67     212.72      212.72      16.90     1.26       207,381    7.95      7.95       0.47     0.77        10.08
FFCH        16.70     206.00      206.00      13.36     2.29     1,874,198    6.49      6.49       1.10     0.85        13.51
FFDB        19.32     174.42      188.89      17.25     2.20       179,893    9.89      9.21       0.66     0.89         9.22
FFDF        30.77     103.69      103.69      23.10     1.88       100,104   22.28     22.28       0.52     0.79         3.30
FFES        11.50     101.05      101.05       7.27     2.62       980,415    7.20      7.20       2.26     0.64         9.39
FFFD        11.86      95.76      110.51      14.22     2.12       331,124   14.85     13.13       1.27     1.49         8.16
FFHH        14.88      95.45       95.45      11.07     3.20       414,072   10.44     10.44       1.05     0.75         6.91
FFHS        16.81     124.38      124.90      11.35     1.98       237,679    9.12      9.09       0.90     0.70         7.65
FFIC        16.23     121.51      126.16      15.56     1.66     1,091,908   12.80     12.39       1.34     0.95         7.20
FFKY        17.01     188.82      198.89      25.20     2.40       409,651   13.35     12.76       1.47     1.53        11.38
FFLC        17.17     120.48      120.48      15.42     2.12       412,443   12.80     12.80       0.99     0.95         7.23
FFOH        15.88     114.50      128.69      14.21     2.37       531,926   12.41     11.19       0.85     0.86         6.90
FFSL        13.24      91.17       91.17       8.73     2.67       123,366    9.58      9.58       0.85     0.72         7.31
FFWC        14.89     130.53      141.88      12.28     2.45       203,311    9.41      8.72       1.15     0.86         9.02
FFWD        21.43     177.51      177.51      24.09     2.40       166,150   13.57     13.57       0.70     1.17         9.09
FFYF        16.56     152.98      152.98      19.77     2.49       651,746   12.92     12.92       1.94     1.21         9.10
FGHC        29.28     362.38      387.63      29.52     -          180,806    8.15      7.67       0.38     1.16        14.15
FISB        22.13     176.44      178.28      16.15     2.17     1,750,819    9.15      9.06       1.00     0.83         8.69
FKFS        11.92     121.08      121.08       7.87     1.57       390,970    6.50      6.50       1.07     0.67         9.87
FKKY        15.10     103.42      103.42      17.46     5.52       134,485   16.88     16.88       0.96     1.19         7.01
FLAG        27.50     184.32      184.32      16.07     1.75       442,879    8.71      8.71       0.50     0.68         7.69
FLFC        23.46     216.40      236.32      16.80     1.58     1,511,776    7.76      7.15       0.81     0.76        10.18
FLGS        11.86     244.25      250.98      13.55     1.10     2,573,280    5.55      5.41       2.15     1.37        23.46
FLKY        25.00      88.81       88.81      23.66     4.53        53,002   26.65     26.65       0.53     1.04         3.46
FMCO        16.20     202.11      203.54      12.29     1.04       673,699    6.08      6.04       0.71     0.85        13.56
FMSB        14.14     174.56      174.56      12.62     1.43       470,866    7.23      7.23       0.99     0.93        13.55
FNGB        17.16     135.45      135.45      14.76     3.13       690,372   10.89     10.89       0.67     0.91         8.20
FSBI        14.03     137.03      137.03       9.72     1.85       396,180    7.09      7.09       1.39     0.72        10.49
FSTC        18.05     200.96      244.83      20.06     1.17       379,694    9.98      8.34       1.51     1.28        12.77
FTF         13.93     150.18      150.18      22.34     2.30       189,557   14.88     14.88       1.75     1.66        10.88
FTFC        25.88     229.75      241.41      17.24     1.90     1,584,405    7.50      7.17       0.57     0.71        10.26
FTNB        29.10     117.86      117.86      27.54     1.35       109,622   23.37     23.37       0.61     0.95         3.88
FTSB        19.44     142.53      142.53      22.91     1.59       101,352   16.07     16.07       0.81     1.18         7.39
FWWB        17.19     121.94      147.58      17.12     1.81     1,362,063   12.56     10.62       1.16     1.06         7.88
GAF         14.25     102.07      103.04      13.14     -          838,272   12.87     12.77       1.07     0.96         6.67
GDW         11.63     155.76      155.76      11.66     0.63    39,067,229    7.48      7.48       6.80     1.00        14.59
GFCO        18.35     158.73      160.13      15.19     2.20       300,448    9.57      9.49       1.09     0.87         9.21
GPT         13.53     153.33      271.17      17.56     2.37    12,853,902    9.92      5.87       2.00     1.14        11.83

FERGUSON & COMPANY        EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------


                                                                                        Tangible              Core         Core
            Price/    Current      Current            Current     Total     Equity/     Equity/      Core    Income/      Income/
             LTM       Price/    Price/ Tang  Price/  Dividend    Assets     Assets   Tang Assets    EPS    Avg Assets   Avg Equity
           Core EPS  Book Value  Book Value   Assets   Yield      ($000)      (%)         (%)        ($)       (%)          (%)
Ticker       (x)        (%)          (%)       (%)      (%)      Mst RctQ   Mst RctQ   Mst RctQ      LTM       LTM          LTM
GSFC         18.93      86.93       86.93      30.34   3.73       173,265    34.90      34.90        0.68     1.58         4.46
GSLA         28.49      76.51       76.51      27.57   2.29       145,151    36.04      36.04        0.43     1.01         2.41
GTPS         28.07     100.32      100.32      18.34   2.57       148,342    18.28      18.28        0.61     0.70         3.60
GUPB         17.56     114.29      114.29      14.10   2.16       118,175    12.33      12.33        0.79     0.90         6.67
HALL         13.79      99.67       99.67       8.03   -          438,374     7.63       7.63        0.87     0.63         8.30
HARL         14.67     195.67      195.67      12.55   -          395,383     6.41       6.41        2.02     0.97        14.71
HAVN         16.69     128.94      134.91       6.71   1.75     2,265,248     5.21       4.99        1.03     0.48         8.32
HBFW         22.40     153.26      153.26      18.27   1.14       360,286    11.92      11.92        1.25     0.83         6.68
HBNK         14.42     198.86      198.86      15.64   1.30       573,412     7.87       7.87        2.67     1.20        15.59
HBS          10.73     107.47      110.98      15.66   3.16       151,718    14.57      14.17        1.77     1.44         9.97
HCFC         11.27      96.07       96.07      13.33   3.13        78,042    13.87      13.87        1.02     1.29         6.93
HFFB         18.52      92.71       92.71      26.56   2.67       109,033    26.54      26.54        0.81     1.35         5.06
HFFC         14.74     140.72      140.72      13.97   -          570,060     9.93       9.93        1.23     0.98        10.18
HFSA         20.05     110.54      110.54      11.18   3.07       133,326    10.11      10.11        0.91     0.61         5.40
HHFC         21.93     106.84      106.84      11.44   3.52        96,085    10.71      10.71        0.57     0.56         4.98
HIFS         11.84     142.42      142.42      13.42   2.27       239,148     9.43       9.43        2.08     1.25        12.94
HMLK         17.52     101.71      101.71      15.40   2.12       192,271    15.14      15.14        0.86     0.92         5.28
HMNF         22.82     110.24      120.09      10.76   1.67       725,180     9.76       9.03        0.63     0.57         4.50
HOMF         16.78     191.86      196.85      17.86   1.60       719,549     9.30       9.09        1.49     1.16        13.09
HPBC         11.96     180.60      180.60      15.73   3.60       260,456     8.71       8.71        1.86     1.57        15.76
HRBF         19.08     113.71      113.71      14.32   2.61       235,733    12.60      12.60        0.95     0.75         5.88
HRZB         12.39     118.42      118.42      18.28   3.26       553,063    15.44      15.44        1.09     1.53         9.74
HTHR          8.06      96.22       96.22       3.83   -        1,201,331     3.97       3.97        1.80     1.18        23.83
HWEN         22.22      99.01       99.01      17.46   1.25        42,560    17.64      17.64        0.36     0.71         4.09
HZFS         19.21     163.21      163.21      15.41   1.14        89,947     9.44       9.44        0.82     0.79         8.26
IFSB         19.70      78.69       86.15       6.26   1.92       265,940     7.96       7.32        0.66     0.32         4.39
INBI         16.82     151.76      151.76      24.23   3.24       382,841    15.97      15.97        1.10     1.47         8.80
IPSW         11.54     219.78      219.78      12.27   1.33       233,662     5.58       5.58        1.04     1.18        21.92
ITLA         10.32     128.16      128.53      13.38   -        1,021,343    10.43      10.41        1.72     1.44        13.74
IWBK         18.70     214.55      221.37      15.33   2.32     2,351,248     7.15       6.94        1.23     0.80        11.66
JSB          12.04     119.02      119.02      28.93   3.48     1,563,460    24.31      24.31        3.82     2.52        10.72
JSBA         24.36     145.82      180.09      15.26   1.47     1,248,923     9.71       8.01        0.78     0.62         6.66
JXVL         12.90     112.22      112.22      16.22   3.08       242,673    14.46      14.46        1.26     1.33         9.13
KFBI         16.85      96.75      105.66      15.24   2.32     1,008,688    13.98      12.96        0.92     0.91         6.03
KNK          13.98      91.45      107.04       8.93   1.85       401,934     9.76       8.46        1.86     0.75         7.21
KSBK         11.59     160.48      182.65      12.77   0.63       157,745     7.96       7.06        1.38     1.11        14.65
KYF          18.75     119.51      119.51      20.99   3.60        82,046    17.56      17.56        0.74     1.06         6.23
LARK         18.17     111.81      111.81      14.61   -          229,337    13.07      13.07        1.19     0.90         6.45
LARL         14.07     177.07      177.07      18.84   3.16       220,986    10.64      10.64        1.35     1.46        13.93
LOGN         14.71     111.44      111.44      20.96   2.93        90,264    18.82      18.82        1.02     1.50         7.90
LSBI         19.02     151.52      151.52      13.52   1.29       218,633     8.40       8.40        1.63     0.72         8.52
LSBX          6.19     128.64      128.64      15.53   -          344,874    12.07      12.07        2.00     2.55        24.90
LVSB         18.81     156.90      230.02      15.26   1.32       619,638     9.73       6.85        1.01     0.86         8.20
LXMO         22.58      92.29       98.94      14.82   2.14        95,301    16.06      15.14        0.62     0.77         3.80
MAFB         15.63     191.53      214.54      15.02   1.18     3,569,656     7.84       7.06        1.52     1.04        13.42
MARN         17.91     102.99      105.23      19.99   3.87       193,963    19.41      19.08        1.27     1.25         5.94
MASB         17.91     148.24      150.22      17.44   -          929,672    11.76      11.63        2.52     1.00         8.98
MBLF         13.80      88.81       88.81      11.99   3.02       207,453    13.50      13.50        1.44     0.86         6.74
MCBN         16.98     122.45      122.45       9.83   2.22        65,309     8.02       8.02        0.53     0.61         7.27
MDBK         15.38     161.33      169.98      14.42   2.18     1,135,299     8.94       8.52        2.39     1.02        11.25
MECH         15.53     142.78      142.78      13.87   -          954,671     9.71       9.71        1.61     0.96         9.63
METF         15.63     222.82      240.38       8.32   -        1,058,887     3.73       3.47        0.80     0.61        15.47
MFBC         17.62     106.69      106.69      12.14   1.53       290,936    11.38      11.38        1.26     0.78         6.28
MFFC         21.93      99.36       99.36      11.89   4.80       235,105    11.07      11.07        0.57     0.56         4.70
MFLR         14.03     135.32      137.32      12.94   4.10       135,518     9.56       9.44        1.39     0.98        10.22
MRKF         21.50      91.26       91.26      26.76   2.61        53,653    29.33      29.33        0.50     1.09         3.15
MSBF         20.83     169.60      169.60      28.24   1.78        79,967    16.65      16.65        0.81     1.35         8.10
MWBI         11.67     112.90      112.90       8.07   2.61       159,460     7.15       7.15        1.05     0.76        10.90

FERGUSON & COMPANY        EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------


                                                                                        Tangible             Core        Core
            Price/    Current       Current            Current     Total      Equity/    Equity/    Core    Income/     Income/
             LTM       Price/     Price/ Tang  Price/  Dividend    Assets     Assets   Tang Assets  EPS    Avg Assets  Avg Equity
           Core EPS  Book Value   Book Value   Assets   Yield      ($000)      (%)         (%)      ($)       (%)         (%)
Ticker       (x)        (%)           (%)       (%)      (%)      Mst RctQ   Mst RctQ   Mst RctQ    LTM       LTM         LTM
MWBX        11.81     188.05       188.05      13.80    3.14       658,462     7.34       7.34      0.54      1.26      16.88
NBN         16.17     124.74       137.32       8.73    1.75       310,623     7.64       7.05      0.75      0.72       9.20
NEIB        13.82     122.12       122.12      15.93    1.73       203,263    13.04      13.04      1.42      1.18       8.55
NHTB        11.61     117.06       133.97       9.53    4.07       324,320     8.14       7.19      1.27      0.86      11.02
NMSB        18.97     126.29       126.29      11.47    -          367,569     9.09       9.09      0.58      0.69       7.10
NSLB        25.00      96.27        96.96      17.79    3.08        62,648    18.48      18.37      0.65      0.67       3.48
NWEQ        12.68     122.89       122.89      14.97    -           96,452    12.19      12.19      1.38      1.13       9.74
OCFC        15.63     110.54       111.11      15.15    3.20     1,538,264    13.71      13.65      0.96      0.92       6.37
OFCP        20.94     180.46       220.25      14.84    1.68       919,865     8.23       6.84      1.14      0.79       9.33
OHSL        19.62     140.65       140.65      15.61    3.23       247,853    10.83      10.83      0.79      0.79       7.32
PBCI        15.63     144.51       145.26      18.03    4.48       394,271    12.47      12.42      1.60      1.21       9.36
PBKB        24.24     163.43       170.58       6.18    3.50       858,377     3.78       3.63      0.66      0.30       7.18
PCBC        18.69      99.90        99.90      18.45    2.50        89,761    18.47      18.47      1.07      0.97       5.11
PDB         16.95     127.39       127.39      21.07    4.80       130,541    16.55      16.55      0.59      1.23       7.50
PEEK        22.39     100.54       100.54      21.68    2.40       200,341    21.57      21.57      0.67      1.01       4.11
PERM        21.55     115.42       141.40      10.19    1.92       506,725     8.58       7.11      0.58      0.58       5.97
PFDC        16.37     151.99       151.99      22.75    2.13       304,320    14.97      14.97      1.26      1.45       9.56
PFED        17.31      81.57        81.57      16.58    -          196,812    20.34      20.34      0.78      0.93       4.36
PFFB        15.12      94.26        95.28       7.58    -        3,007,845     8.04       7.97      0.93      0.56       5.94
PFNC        21.06     193.40       216.85      13.39    0.99       602,326     6.92       6.22      0.73      0.74      13.03
PFSB         9.93      93.72       107.70       6.73    1.26     1,551,938     6.68       5.86      1.12      0.76      10.63
PHBK        13.08     205.81       247.81      15.24    2.59     9,768,079     7.41       6.23      1.30      1.20      16.11
PHFC        14.66     116.23       117.49       8.06    1.57       372,533     6.93       6.87      1.04      0.62       7.19
PRBC        20.54      94.95        94.95       9.18    1.21       164,656     9.67       9.67      0.70      0.45       4.29
PSFC        25.84     156.89       156.89      32.24    1.46       105,903    18.53      18.53      0.74      1.18       5.44
PSFI        17.10     103.06       103.06      27.61    4.13        85,000    26.78      26.78      0.68      1.72       5.52
PTRS        16.76     128.37       128.37      10.95    -          128,149     8.53       8.53      0.88      0.69       7.69
PVFC        10.17     158.73       158.73      11.43    -          418,928     7.20       7.20      1.18      1.27      17.72
PVSA        14.70     190.00       190.94      14.58    1.94     1,095,373     7.67       7.64      2.10      1.08      14.59
PWBK        33.28      99.78        99.78      18.64    2.27        46,080    17.28      17.28      0.37      0.53       2.91
QCBC        14.62     123.49       123.49      10.75    -          887,480     8.71       8.71      1.12      0.76       8.80
QCFB        13.66     147.65       147.65      26.13    -          154,089    17.70      17.70      2.16      1.66       9.55
QCSB        22.45     290.27       290.27      33.05    2.64     1,715,164     9.89       9.89      1.69      1.49      14.16
RARB        17.36     203.06       205.51      14.88    2.20       434,606     7.33       7.25      1.57      0.98      12.82
RELY        13.23     122.73       175.93       9.62    2.88     2,485,729     7.84       5.60      1.89      0.82       9.66
RIVR        15.07      99.00       100.23      13.49    1.43       135,683    13.63      13.48      1.02      0.82       6.27
RSLN        14.29     111.42       111.89      17.19    2.50     3,853,282    15.43      15.37      1.12      1.23       7.13
SCBS        17.58     154.44       154.44      26.79    1.88        67,920    17.34      17.34      0.91      1.22       6.49
SCCB        27.36     124.39       124.39      25.35    3.16        46,305    20.38      20.38      0.74      1.01       4.19
SFFC        18.18     116.85       116.85      20.92    1.67        89,802    17.91      17.91      0.66      1.16       6.49
SFIN        13.23     109.41       109.56      10.63    3.28       656,635     9.72       9.71      1.20      0.75       7.85
SGVB        25.42     109.25       110.54       8.63    -          408,346     7.89       7.81      0.59      0.36       4.69
SKAN        14.06     115.16       117.94       7.92    1.92       266,730     6.88       6.73      1.04      0.60       8.70
SMBC        24.64     106.22       106.22      16.42    2.90       155,924    15.46      15.46      0.70      0.69       4.23
SOBI        22.66      81.28        81.28      12.33    2.21        89,848    14.10      14.10      0.64      0.57       3.89
SOPN        16.92     117.46       117.46      26.85    4.55       304,088    22.86      22.86      1.30      1.76       7.64
SPBC        13.47     145.84       146.41      14.00    3.23     4,564,869     9.60       9.56      1.38      1.04      11.38
SRN         32.56      93.65        94.34      16.29    2.50       105,719    17.40      17.29      0.43      0.49       2.84
SSM         20.94     100.66       100.66      27.51    2.75       112,253    27.33      27.33      0.80      1.40       4.84
STFR        18.06     151.28       169.12      11.36    -        1,754,803     7.46       6.73      2.16      0.68       8.56
STSA        15.45     117.81       299.36       6.00    -        2,076,759     5.09       2.07      1.06      0.44       8.04
SVRN        16.79     198.55       225.17      11.27    0.57    18,847,318     5.51       4.88      0.83      0.71      12.80
SZB         25.57     100.75       103.34      10.02    3.56       162,975     9.94       9.72      0.66      0.41       3.71
THR         16.50     102.61       102.93      13.87    2.67        98,063    13.52      13.49      1.00      0.81       5.97
THRD        18.81     108.60       127.97       8.97    2.48       689,284     7.49       6.43      1.03      0.57       6.40
TRIC        16.22      98.44        98.44      16.19    3.67        86,549    16.44      16.44      0.74      1.03       6.60
TSH         12.83      88.86        88.86      12.30    3.39       412,426    13.84      13.84      1.15      0.93       6.84
TWIN        18.06     115.15       115.15      14.59    3.08       110,610    12.67      12.67      0.72      0.82       6.41

FERGUSON & COMPANY      EXHIBIT II.1 -- SELECT PUBLICITY HELD THRIFTS
------------------

                                                                                         Tangible               Core        Core
         Price/    Current       Current             Current     Total        Equity/    Equity/       Core    Income/     Income/
          LTM       Price/     Price/ Tang  Price/   Dividend    Assets       Assets     Tang Assets   EPS    Avg Assets  Avg Equity
        Core EPS  Book Value   Book Value   Assets    Yield      ($000)        (%)           (%)       ($)       (%)         (%)
Ticker    (x)        (%)           (%)       (%)       (%)      Mst RctQ     Mst RctQ     Mst RctQ     LTM       LTM         LTM
UFBS       16.67      134.08        NA        10.80     2.40        183,066      8.06         NA        0.93        0.70        8.86
WAMU       13.31      212.81       226.18     11.86     2.61    103,396,952      5.45         5.15      2.38        0.92       16.78
WBST       12.33      158.55       187.04      9.46     1.94      9,189,143      5.97         5.11      1.84        0.73       13.54
WEFC       15.22      113.42       113.42     17.43     3.43        188,677     15.37        15.37      1.15        1.10        7.63
WFI        17.01      188.75       191.71     13.71     2.04        358,573      7.26         7.15      0.72        0.90       12.34
WFSL       12.10      167.60       180.47     23.29     3.73      5,558,970     13.90        13.04      2.04        1.92       14.69
WHGB       22.45       75.76        75.76     11.58        -        131,967     15.29        15.29      0.49        0.59        3.21
WRNB       13.38      189.24       189.24     19.86     3.79        378,137     10.49        10.49      0.71        1.54       14.31
WSB        16.88       97.18        97.18      8.18     1.98        273,549      8.42         8.42      0.30        0.50        5.92
WSFS       12.98      223.10       224.27     13.72     0.71      1,551,631      6.15         6.12      1.31        1.09       18.58
WSTR       14.24       93.56       114.77     10.04        -      1,022,136     10.73         8.93      1.29        0.72        6.73
WVFC       14.68      170.65       170.65     18.95     3.86        297,054     11.10        11.10      1.06        1.29       11.27
YFCB       14.95       97.25        97.25     10.01        -        401,565     10.30        10.30      0.97        0.81        6.16
YFED       22.92      158.05       158.05     14.04     2.70      1,229,268      8.89         8.89      0.84        0.67        7.58

Maximum    34.44      362.38       387.63     33.05     5.52    103,396,952     36.22        36.22      6.80        2.55       26.04
Minimum     6.19       71.73        74.22      3.83        -         42,560      3.73         2.07      0.28        0.19        2.41
Average    17.82      137.11       144.01     15.17     1.96      1,757,760     11.83        11.55      1.11        0.94        8.79
Median     16.87      123.19       128.53     14.60     2.10        373,915      9.93         9.71      1.00        0.89        7.86

FERGUSON & COMPANY          EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------


                                                            Core       Core
                              NPAs/    Price/    Core      Income/    Income/
        Merger   Current     Assets    Core      EPS     Avg Assets  Avg Equity
        Target?  Pricing      (%)      EPS       ($)        (%)         (%)
Ticker   (Y/N)    Date      Mst RctQ   (x)     Mst RctQ  Mst RctQ    Mst RctQ
AABC      N      08/28/98     0.08    103.13     0.02      0.10        1.25
ABBK      N      08/28/98     0.14     23.24     0.16      0.46        7.25
ABCL      N      08/28/98     0.13     14.40     0.32      0.80        8.86
ABCW      N      08/28/98     0.58     20.37     0.27      1.00       15.11
AFBC      N      08/28/98     0.20     14.38     0.25      0.90        6.17
AHCI      N      08/28/98     0.52     21.48     0.16      0.40        3.56
ALBC      N      08/28/98     0.47     20.31     0.12      0.47        5.56
ALLB      N      08/28/98     0.99     31.25     0.16      0.75        7.05
AMFC      N      08/28/98     0.19     23.05     0.16      0.49        3.68
ANA       N      08/28/98     0.29     18.39     0.26      0.82        5.40
ANDB      N      08/28/98     0.38     10.86     0.76      1.49       18.75
ANE       N      08/28/98     0.47     21.15     0.13      0.54        6.88
ASBI      N      08/28/98     0.49     19.53     0.24      0.83        7.02
ASBP      N      08/28/98     0.28     14.31     0.19      1.04        7.51
ASFC      N      08/28/98     0.38     12.60     0.77      0.76        9.25
BANC      N      08/28/98     0.72     22.16     0.11      0.53        8.91
BDJI      N      08/28/98     0.16     12.95     0.28      0.80        7.48
BFD       N      08/28/98     0.17     19.27     0.24      0.50        6.25
BFSB      N      08/28/98     0.21     14.06     0.22      1.33        9.92
BKC       N      08/28/98     2.08     13.02     0.42      1.22       14.64
BKCT      N      08/28/98     0.61     13.83     0.27      1.26       12.52
BKUNA     N      08/28/98     0.46        NM        -      0.02        0.49
BNKU      N      08/28/98     0.68     12.13     0.67      0.66       13.09
BPLS      N      08/28/98     1.75        NM        -         -        0.12
BVCC      N      08/28/98     0.38     11.99     0.37      0.58        7.96
CAFI      N      08/28/98     0.47     27.71     0.15      0.84        8.49
CASB      N      08/28/98     0.54     19.49     0.17      0.75       10.24
CASH      N      08/28/98     1.24     15.32     0.31      0.81        7.82
CATB      N      08/28/98     0.22     14.95     0.23      1.26        5.57
CBCI      N      08/28/98     1.21     16.72     0.40      1.12        6.39
CBES      N      08/28/98       NA     26.39     0.18      0.54        3.90
CBSA      N      08/28/98     0.49      9.19     0.51      0.54       14.16
CEBK      N      08/28/98     0.40     18.97     0.29      0.60        6.11
CENB      N      08/28/98     0.35     14.00     0.25      1.17        6.33
CFB       N      08/28/98     0.78     11.72     0.48      0.89       12.87
CFCP      N      08/28/98     0.48     21.59     0.22      0.95       15.91
CFFC      N      08/28/98     1.30     19.53     0.16      0.95        6.78
CFNC      N      08/28/98     0.14     12.34     0.19      1.15        6.36
CFSB      N      08/28/98     0.21     16.99     0.32      1.33       17.02
CFTP      N      08/28/98     0.28     26.67     0.15      1.01        4.51
CIBI      N      08/28/98     0.05     18.38     0.17      0.92        8.16
CKFB      N      08/28/98     0.08     19.74     0.22      1.12        5.21
CLAS      N      08/28/98     0.28     23.83     0.16      0.58        3.83
CMRN      N      08/28/98     0.40     14.84     0.28      1.19        5.88
CMSB      N      08/28/98     0.41     35.00     0.10      0.25        2.87
CNIT      N      08/28/98     0.17     16.90     0.27      0.76       10.30
CNSB      N      08/28/98     0.07     48.44     0.08      0.58        2.33
CNY       N      08/28/98     1.91     19.87     0.14      0.29        3.59
COFI      N      08/28/98     0.31     13.31     0.50      1.33       17.87
COOP      N      08/28/98        -     17.26     0.21      0.70        8.93
CRSB      N      08/28/98     0.64     11.25     0.30      2.22       19.82
CRZY      N      08/28/98     0.13     18.26     0.19      1.12        4.73
CSBF      N      08/28/98     1.13     22.14     0.12      0.77        3.34
CVAL      N      08/28/98     0.33     23.79     0.31      0.82        9.54
DCBI      N      08/28/98        -     17.53     0.23      1.41        5.76
DCOM      N      08/28/98     0.39     14.52     0.31      0.94        8.01
DME       N      08/28/98     1.03     40.74     0.14      0.31        5.11
DNFC      N      08/28/98     0.50     13.79     0.34      0.71       12.47

FERGUSON & COMPANY                   EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                                                Core            Core
                                        NPAs/        Price/         Core        Income/       Income/
          Merger       Current          Assets        Core           EPS      Avg Assets    Avg Equity
          Target?      Pricing           (%)           EPS           ($)          (%)           (%)
Ticker    (Y/N)          Date          Mst RctQ        (x)        Mst RctQ    Mst RctQ        Mst RctQ
DSL        N          08/28/98           0.84        14.88          0.40         0.77        10.05
EBSI       N          08/28/98           1.20        10.14          0.45         0.95        14.68
EFBC       N          08/28/98              -        18.38          0.17         1.44         3.95
EFBI       N          08/28/98           0.03        22.58          0.31         0.74         7.84
EMLD       N          08/28/98           0.25        17.97          0.16         1.13        13.59
EQSB       N          08/28/98             NA        16.94          0.38         0.58        11.33
ESBF       N          08/28/98           0.60        15.63          0.26         0.63         8.83
ESBK       N          08/28/98           0.82        14.97          0.43         0.53         8.48
FAB        N          08/28/98           0.29        21.35          0.18         0.44         4.61
FBBC       N          08/28/98           0.05        12.59          0.33         1.10        10.27
FBER       N          08/28/98           0.96        18.75          0.23         0.71         5.93
FBHC       N          08/28/98           0.27        28.13          0.16         0.47         6.81
FBSI       N          08/28/98           0.03        17.11          0.19         0.99         7.18
FCB        N          08/28/98              -        30.36          0.14         0.75         3.44
FCBF       N          08/28/98           0.22        19.34          0.37         1.09         7.52
FCME       N          08/28/98           0.21        13.82          0.19         0.65         6.88
FDEF       N          08/28/98           0.29        16.45          0.19         1.00         5.62
FED        N          08/28/98           0.84        11.46          0.36         0.78        13.29
FESX       N          08/28/98           0.45        17.38          0.24         0.60         8.07
FFBH       N          08/28/98           0.85        16.88          0.30         0.99         6.72
FFBZ       N          08/28/98           0.54        21.39          0.13         0.83        10.67
FFCH       N          08/28/98           1.16        16.41          0.28         0.83        12.96
FFDB       N          08/28/98           0.89        21.25          0.15         0.83         8.49
FFDF       N          08/28/98           0.08        33.33          0.12         0.69         2.96
FFES       N          08/28/98           0.30        11.61          0.56         0.64         9.08
FFFD       N          08/28/98           0.12        10.76          0.35         1.35         8.79
FFHH       N          08/28/98           0.20        16.28          0.24         0.66         6.31
FFHS       N          08/28/98           0.34        16.44          0.23         0.68         7.39
FFIC       N          08/28/98           0.31        14.70          0.37         0.99         7.79
FFKY       N          08/28/98           0.03        16.89          0.37         1.51        11.38
FFLC       N          08/28/98           0.26        14.66          0.29         1.07         8.36
FFOH       N          08/28/98           0.26        16.07          0.21         0.84         6.79
FFSL       N          08/28/98           0.49        10.42          0.27         0.87         9.15
FFWC       N          08/28/98           0.43        23.78          0.18         0.51         5.37
FFWD       N          08/28/98           0.02        23.44          0.16         1.04         7.79
FFYF       N          08/28/98           0.51        16.73          0.48         1.15         8.81
FGHC       N          08/28/98           1.65        27.81          0.10         1.15        14.40
FISB       N          08/28/98           1.11        25.14          0.22         0.69         7.43
FKFS       N          08/28/98           1.21        10.99          0.29         0.68        10.30
FKKY       N          08/28/98             NA        15.10          0.24         1.26         7.43
FLAG       N          08/28/98           1.26        31.25          0.11         0.58         6.74
FLFC       N          08/28/98           0.77        22.62          0.21         0.83        10.98
FLGS       N          08/28/98           2.26         8.73          0.73         1.49        29.40
FLKY       N          08/28/98           1.70        23.66          0.14         0.95         3.44
FMCO       N          08/28/98           0.70        15.97          0.18         0.79        13.27
FMSB       N          08/28/98           0.05        14.58          0.24         0.92        12.99
FNGB       N          08/28/98           0.12        16.91          0.17         0.91         8.31
FSBI       N          08/28/98           0.17        14.34          0.34         0.70        10.04
FSTC       N          08/28/98           1.08        20.04          0.34         1.11        11.10
FTF        N          08/28/98              -        12.97          0.47         1.73        11.49
FTFC       N          08/28/98           0.23        36.88          0.10         0.51         7.02
FTNB       N          08/28/98           0.70        40.34          0.11         0.66         2.80
FTSB       N          08/28/98           1.93        19.69          0.20         1.16         7.30
FWWB       N          08/28/98           0.42        17.19          0.29         0.98         7.44
GAF        N          08/28/98           0.24        15.89          0.24         0.82         5.99
GDW        N          08/28/98           0.97        10.98          1.80         1.06        14.58
GFCO       N          08/28/98           0.19        16.67          0.30         0.93         9.91
GPT        N          08/28/98           2.54        12.53          0.54         1.21        12.57

FERGUSON & COMPANY                   EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS
------------------

                                                           Core        Core
                             NPAs/    Price/     Core     Income/     Income/
       Merger   Current     Assets     Core       EPS    Avg Assets  Avg Equity
       Target?  Pricing       (%)       EPS       ($)       (%)         (%)
Ticker  (Y/N)    Date       Mst RctQ    (x)    Mst RctQ   Mst RctQ    Mst RctQ
GSFC     N      08/28/98      0.07     18.93      0.17     1.60          4.52
GSLA     N      08/28/98      0.12     51.04      0.06     0.54          1.38
GTPS     N      08/28/98      0.01     23.78      0.18     0.75          4.09
GUPB     N      08/28/98      0.37     16.52      0.21     0.87          7.00
HALL     N      08/28/98      0.31     13.64      0.22     0.62          8.02
HARL     N      08/28/98         -     14.24      0.52     0.95         14.49
HAVN     N      08/28/98      0.45     21.49      0.20     0.35          6.53
HBFW     N      08/28/98         -     21.21      0.33     0.84          6.99
HBNK     N      08/28/98      1.84     12.18      0.79     1.37         17.38
HBS      N      08/28/98      0.60     14.39      0.33     1.09          7.38
HCFC     N      08/28/98      0.59     11.06      0.26     1.24          7.64
HFFB     N      08/28/98         -     17.86      0.21     1.38          5.22
HFFC     N      08/28/98      0.44     17.43      0.26     0.86          8.67
HFSA     N      08/28/98      0.14     21.73      0.21     0.52          4.99
HHFC     N      08/28/98      0.09     22.32      0.14     0.56          5.13
HIFS     N      08/28/98      0.17     11.62      0.53     1.22         12.77
HMLK     N      08/28/98      0.06     17.93      0.21     0.79          5.04
HMNF     N      08/28/98      0.05     23.96      0.15     0.45          4.18
HOMF     N      08/28/98      0.59     17.86      0.35     1.10         11.88
HPBC     N      08/28/98         -     11.35      0.49     1.45         16.38
HRBF     N      08/28/98      0.32     16.78      0.27     0.85          6.71
HRZB     N      08/28/98      0.02     12.98      0.26     1.47          9.55
HTHR     N      08/28/98      5.28      6.47      0.56     1.17         27.46
HWEN     N      08/28/98      1.10     25.00      0.08     0.63          3.53
HZFS     N      08/28/98        NA     18.75      0.21     0.76          8.17
IFSB     N      08/28/98        NA      7.56      0.43     0.82         10.87
INBI     N      08/28/98      0.23     15.95      0.29     1.47          9.14
IPSW     N      08/28/98      0.80     12.50      0.24     1.03         19.19
ITLA     N      08/28/98      1.07      9.65      0.46     1.45         13.92
IWBK     N      08/28/98      0.67     20.54      0.28     0.77         10.90
JSB      N      08/28/98      0.14      9.06      1.27     3.31         13.90
JSBA     N      08/28/98      0.70     29.69      0.16     0.53          5.53
JXVL     N      08/28/98        NA     13.10      0.31     1.26          8.64
KFBI     N      08/28/98      0.05     15.50      0.25     0.93          6.51
KNK      N      08/28/98      0.71     17.11      0.38     0.56          5.80
KSBK     N      08/28/98      1.74     11.76      0.34     1.11         14.16
KYF      N      08/28/98      0.04     21.68      0.16     0.96          5.56
LARK     N      08/28/98      0.06     20.79      0.26     0.76          5.59
LARL     N      08/28/98      0.32     12.50      0.38     1.39         13.04
LOGN     N      08/28/98      0.26     15.00      0.25     1.44          7.65
LSBI     N      08/28/98      1.20     19.87      0.39     0.68          8.05
LSBX     N      08/28/98      0.24      7.73      0.40     2.10         18.14
LVSB     N      08/28/98      0.96     14.39      0.33     0.98         10.06
LXMO     N      08/28/98      0.47     23.33      0.15     0.66          3.88
MAFB     N      08/28/98      0.50     15.22      0.39     1.03         13.24
MARN     N      08/28/98      1.02     15.80      0.36     1.33          6.64
MASB     N      08/28/98      0.20     18.20      0.62     1.00          8.52
MBLF     N      08/28/98      0.55     12.74      0.39     0.93          7.10
MCBN     N      08/28/98      0.38     32.14      0.07     0.33          4.01
MDBK     N      08/28/98      0.18     15.06      0.61     1.03         11.23
MECH     N      08/28/98      0.46     13.30      0.47     1.06         10.97
METF     N      08/28/98      1.30     20.83      0.15     0.43         11.01
MFBC     N      08/28/98      0.06     19.14      0.29     0.65          5.57
MFFC     N      08/28/98      0.16     22.32      0.14     0.52          4.72
MFLR     N      08/28/98      0.59     13.18      0.37     1.01         10.44
MRKF     N      08/28/98         -     24.43      0.11     1.03          3.17
MSBF     N      08/28/98      0.41     19.18      0.22     1.32          7.89
MWBI     N      08/28/98      0.66     11.78      0.26     0.73         10.41

FERGUSON & COMPANY       EXHIBIT II.1 - SELECT PUBLICLY HELD THRIFTS


                                                                               Core           Core
                                       NPAs/        Price/        Core        Income/        Income/
          Merger        Current       Assets         Core          EPS       Avg Assets     Avg Equity
         Target?        Pricing         (%)          EPS           ($)          (%)            (%)
Ticker    (Y/N)          Date        Mst RctQ        (x)        Mst RctQ      Mst RctQ       Mst RctQ
MWBX        N           08/28/98         0.45        11.38         0.14          1.23          16.28
NBN         N           08/28/98         1.08        11.66         0.26          0.96          12.11
NEIB        N           08/28/98         0.41        12.91         0.38          1.16           8.82
NHTB        N           08/28/98         1.00        11.52         0.32          0.86          10.76
NMSB        N           08/28/98         0.29        68.75         0.04          0.18           2.02
NSLB        N           08/28/98         0.01        19.35         0.21          0.87           4.68
NWEQ        N           08/28/98         1.71        12.15         0.36          1.22          10.40
OCFC        N           08/28/98         0.40        17.05         0.22          0.81           5.91
OFCP        N           08/28/98         0.49        19.90         0.30          0.81           9.91
OHSL        N           08/28/98         0.04        19.38         0.20          0.80           7.44
PBCI        N           08/28/98         1.48        16.89         0.37          1.10           8.52
PBKB        N           08/28/98         0.35        26.67         0.15          0.24           6.18
PCBC        N           08/28/98            -        19.23         0.26          0.92           4.94
PDB         N           08/28/98         0.71        19.23         0.13          1.14           6.96
PEEK        N           08/28/98         0.61        22.06         0.17          0.93           4.18
PERM        N           08/28/98         0.18        24.04         0.13          0.53           5.28
PFDC        N           08/28/98         0.16        17.19         0.30          1.32           8.86
PFED        N           08/28/98         0.07        14.06         0.24          1.08           5.35
PFFB        N           08/28/98         1.06        13.52         0.26          0.56           6.54
PFNC        N           08/28/98         0.41        20.23         0.19          0.76          11.55
PFSB        N           08/28/98         0.44         9.93         0.28          0.72          10.28
PHBK        N           08/28/98         0.68        12.88         0.33          1.26          16.82
PHFC        N           08/28/98         1.24        14.12         0.27          0.55           7.81
PRBC        N           08/28/98         0.35        18.91         0.19          0.45           4.65
PSFC        N           08/28/98           NA        34.15         0.14          0.85           3.90
PSFI        N           08/28/98         0.41        16.15         0.18          1.65           6.05
PTRS        N           08/28/98         0.32        16.76         0.22          0.68           7.74
PVFC        N           08/28/98         0.68        10.34         0.29          1.18          16.34
PVSA        N           08/28/98         0.43        14.29         0.54          1.08          14.49
PWBK        N           08/28/98         0.72       153.91         0.02          0.09           0.48
QCBC        N           08/28/98         1.11        13.21         0.31          0.82           9.30
QCFB        N           08/28/98         0.35        12.94         0.57          1.70           9.63
QCSB        N           08/28/98         0.39        19.76         0.48          1.63          16.30
RARB        N           08/28/98         0.43        17.03         0.40          0.96          12.80
RELY        N           08/28/98         0.40        13.59         0.46          0.77           9.20
RIVR        N           08/28/98         0.55        14.78         0.26          0.87           6.38
RSLN        N           08/28/98         0.23        13.33         0.30          1.24           7.79
SCBS        N           08/28/98         0.18        13.79         0.29          1.57           9.46
SCCB        N           08/28/98         1.26        23.01         0.22          1.07           5.20
SFFC        N           08/28/98           NA        18.75         0.16          1.12           6.31
SFIN        N           08/28/98         0.42        16.54         0.24          0.62           6.23
SGVB        N           08/28/98           NA        22.06         0.17          0.43           5.41
SKAN        N           08/28/98         1.74        13.54         0.27          0.61           8.92
SMBC        N           08/28/98         0.97        19.60         0.22          0.89           5.45
SOBI        N           08/28/98         0.29        22.66         0.16          0.54           3.80
SOPN        N           08/28/98         0.18        16.67         0.33          1.76           7.68
SPBC        N           08/28/98         0.22        13.67         0.34          1.02          10.75
SRN         N           08/28/98            -        26.92         0.13          0.57           3.25
SSM         N           08/28/98            -        26.17         0.16          1.07           4.02
STFR        N           08/28/98         0.18        16.81         0.58          0.69           9.03
STSA        N           08/28/98         0.52        25.59         0.16          0.25           4.57
SVRN        N           08/28/98         0.54        15.15         0.23          0.77          13.84
SZB         N           08/28/98         0.05        60.27         0.07          0.15           1.49
THR         N           08/28/98         0.98        19.64         0.21          0.67           4.94
THRD        N           08/28/98         0.31        20.18         0.24          0.47           6.08
TRIC        N           08/28/98            -        17.65         0.17          0.99           6.11
TSH         N           08/28/98         0.18        12.29         0.30          0.96           6.91
TWIN        N           08/28/98         0.37        18.06         0.18          0.80           6.29

FERGUSSON & COMPANY             EXHIBIT II.1 - SELECT PUBLICITY HELD THRIFTS
-------------------

                                                                                 Core         Core
                                       NPAs/          Price/                    Income/     Income/
           Merger         Current      Assets         Core          EPS       Avg Assets   Avg Equity
          Target?         Pricing        (%)          EPS           ($)          (%)           (%)
Ticker     (Y/N)           Date       Mst RctQ        (x)        Mst RctQ      Mst RctQ      Mst RctQ
UFBS          N          08/28/98           NA          16.85        0.23          0.68          8.70
WAMU          N          08/28/98         0.74          12.00        0.66          0.97         18.15
WBST          N          08/28/98         0.41          15.33        0.37          0.61         11.10
WEFC          N          08/28/98         0.14          15.63        0.28          1.12          7.63
WFI           N          08/28/98           NA          16.12        0.19          0.92         12.60
WFSL          N          08/28/98         0.70          11.87        0.52          1.98         14.34
WHGB          N          08/28/98         0.59          18.33        0.15          0.63          3.93
WRNB          N          08/28/98         1.15          13.19        0.18          1.57         14.64
WSB           N          08/28/98           NA          15.82        0.08          0.51          5.96
WSFS          N          08/28/98         1.12          12.50        0.34          1.12         18.11
WSTR          N          08/28/98         0.43          14.82        0.31          0.70          6.44
WVFC          N          08/28/98         0.20          14.41        0.27          1.29         11.52
YFCB          N          08/28/98         0.15          18.13        0.20          0.59          5.10
YFED          N          08/28/98         0.98          22.92        0.21          0.64          7.30

Maximum                                   5.28         153.91        1.80          3.31         29.40
Minimum                                      -           6.47           -             -          0.12
Average                                   0.54          19.22        0.28          0.90          8.56
Median                                    0.40          16.89        0.24          0.86          7.71

FERGUSON & COMPANY      EXHIBIT II.2 - SELECT SOUTHEAST REGION PUBLICITY
------------------                        HELD THRIFTS

                                                                                   Deposit                             Current
                                                                                  Insurance                             Stock
                                                                                    Agency                              Price
Ticker    Short Name                       City              State      Region    (BIF/SAIF)    Exchange   IPO Date      ($)
AFBC      Advance Financial Bancorp        Wellsburg           WV         SE         SAIF        NASDAQ    01/02/97    14.375
BANC      BankAtlantic Bancorp Inc.        Fort Lauderdale     FL         SE         SAIF        NASDAQ    11/29/83     9.750
BFSB      Bedford Bancshares Inc.          Bedford             VA         SE         SAIF        NASDAQ    08/22/94    12.375
BKUNA     BankUnited Financial Corp.       Coral Gables        FL         SE         SAIF        NASDAQ    12/11/85     9.297
CENB      Century Bancorp Inc.             Thomasville         NC         SE         SAIF        NASDAQ    12/23/96    14.000
CFCP      Coastal Financial Corp.          Myrtle Beach        SC         SE         SAIF        NASDAQ    09/26/90    19.000
CFFC      Community Financial Corp.        Staunton            VA         SE         SAIF        NASDAQ    03/30/88    12.500
CFNC      Carolina Fincorp Inc.            Rockingham          NC         SE         SAIF        NASDAQ    11/25/96     9.375
CFTP      Community Federal Bancorp        Tupelo              MS         SE         SAIF        NASDAQ    03/26/96    16.000
CNIT      CENIT Bancorp Inc.               Norfolk             VA         SE         SAIF        NASDAQ    08/06/92    18.250
COOP      Cooperative Bankshares Inc.      Wilmington          NC         SE         SAIF        NASDAQ    08/21/91    14.500
EBSI      Eagle Bancshares                 Tucker              GA         SE         SAIF        NASDAQ    04/01/86    18.250
FFBH      First Federal Bancshares of AR   Harrison            AR         SE         SAIF        NASDAQ    05/03/96    20.250
FFCH      First Financial Holdings Inc.    Charleston          SC         SE         SAIF        NASDAQ    11/10/83    18.375
FFDB      FirstFed Bancorp Inc.            Bessemer            AL         SE         SAIF        NASDAQ    11/19/91    12.750
FFLC      FFLC Bancorp Inc.                Leesburg            FL         SE         SAIF        NASDAQ    01/04/94    17.000
FGHC      First Georgia Holding Inc.       Brunswick           GA         SE         SAIF        NASDAQ    02/11/87    11.125
FLAG      FLAG Financial Corp.             LaGrange            GA         SE         SAIF        NASDAQ    12/11/86    13.750
FLFC      First Liberty Financial Corp.    Macon               GA         SE         SAIF        NASDAQ    12/06/83    19.000
FSTC      First Citizens Corp.             Newnan              GA         SE         SAIF        NASDAQ    03/01/86    27.250
FTF       Texarkana First Financial Corp   Texarkana           AR         SE         SAIF         AMSE     07/07/95    24.375
GSFC      Green Street Financial Corp.     Fayetteville        NC         SE         SAIF        NASDAQ    04/04/96    12.875
HBS       Haywood Bancshares Inc.          Waynesville         NC         SE         SAIF         AMSE     12/18/87    19.000
PDB       Piedmont Bancorp Inc.            Hillsborough        NC         SE         SAIF         AMSE     12/08/95    10.000
SCBS      Southern Community Bancshares    Cullman             AL         SE         SAIF        NASDAQ    12/23/96    16.000
SCCB      S. Carolina Community Bancshrs   Winnsboro           SC         SE         SAIF        NASDAQ    07/07/94    20.250
SOPN      First Savings Bancorp Inc.       Southern Pines      NC         SE         SAIF        NASDAQ    01/06/94    22.000
SRN       Southern Banc Co.                Gadsden             AL         SE         SAIF         AMSE     10/05/95    14.000
SSM       Stone Street Bancorp Inc.        Mocksville          NC         SE         SAIF         AMSE     04/01/96    16.750
SZB       SouthFirst Bancshares Inc.       Sylacauga           AL         SE         SAIF         AMSE     02/14/95    16.875
TWIN      Twin City Bancorp                Bristol             TN         SE         SAIF        NASDAQ    01/04/95    13.000
UFBS      Union Financial Bcshs Inc.       Union               SC         SE         SAIF        NASDAQ       NA       15.500

Maximum                                                                                                                27.250
Minimum                                                                                                                 9.297
Average                                                                                                                15.869
Median                                                                                                                 15.750

                                                                     Current
                                                                     Market
                                                                      Value
 Ticker    Short Name                       City                       ($M)
 AFBC      Advance Financial Bancorp        Wellsburg                 15.43
 BANC      BankAtlantic Bancorp Inc.        Fort Lauderdale          336.60
 BFSB      Bedford Bancshares Inc.          Bedford                   28.44
 BKUNA     BankUnited Financial Corp.       Coral Gables             165.35
 CENB      Century Bancorp Inc.             Thomasville               17.79
 CFCP      Coastal Financial Corp.          Myrtle Beach             118.86
 CFFC      Community Financial Corp.        Staunton                  32.13
 CFNC      Carolina Fincorp Inc.            Rockingham                17.86
 CFTP      Community Federal Bancorp        Tupelo                    70.37
 CNIT      CENIT Bancorp Inc.               Norfolk                   91.58
 COOP      Cooperative Bankshares Inc.      Wilmington                43.90
 EBSI      Eagle Bancshares                 Tucker                   106.03
 FFBH      First Federal Bancshares of AR   Harrison                  97.57
 FFCH      First Financial Holdings Inc.    Charleston               250.55
 FFDB      FirstFed Bancorp Inc.            Bessemer                  31.04
 FFLC      FFLC Bancorp Inc.                Leesburg                  63.62
 FGHC      First Georgia Holding Inc.       Brunswick                 53.39
 FLAG      FLAG Financial Corp.             LaGrange                  71.16
 FLFC      First Liberty Financial Corp.    Macon                    254.01
 FSTC      First Citizens Corp.             Newnan                    76.23
 FTF       Texarkana First Financial Corp   Texarkana                 42.36
 GSFC      Green Street Financial Corp.     Fayetteville              52.57
 HBS       Haywood Bancshares Inc.          Waynesville               23.76
 PDB       Piedmont Bancorp Inc.            Hillsborough              27.51
 SCBS      Southern Community Bancshares    Cullman                   18.20
 SCCB      S. Carolina Community Bancshrs   Winnsboro                 11.74
 SOPN      First Savings Bancorp Inc.       Southern Pines            81.64
 SRN       Southern Banc Co.                Gadsden                   17.22
 SSM       Stone Street Bancorp Inc.        Mocksville                30.21
 SZB       SouthFirst Bancshares Inc.       Sylacauga                 16.33
 TWIN      Twin City Bancorp                Bristol                   16.14
 UFBS      Union Financial Bcshs Inc.       Union                     19.77

 Maximum                                                             336.60
 Minimum                                                              11.74
 Average                                                              71.86
 Median                                                               43.13

FERGUSON & COMPANY   EXHIBIT II.2 - SELECT SOUTHEAST REGION PUBLICY HELD THRIFTS
------------------

                                                                                       Tangible               Core          Core
          Price/   Current     Current               Current     Total       Equity/    Equity/      Core    Income/       Income/
           LTM      Price/    Price/ Tang  Price/    Dividend    Assets      Assets    Tang Assets    EPS   Avg Assets   Avg Equity
         Core EPS  Book Value Book Value   Assets    Yield       ($000)        (%)        (%)         ($)       (%)           (%)
Ticker      (x)      (%)         (%)        (%)       (%)       Mst RctQ     Mst RctQ    Mst RctQ     LTM       LTM           LTM
AFBC      16.15     99.00      99.00       13.95      2.23        110,668      14.09     14.09       0.89         0.84         5.55
BANC      32.50    140.09     181.23        9.52      0.99      3,756,571       6.79      5.34       0.30         0.38         6.43
BFSB      16.28    137.20     137.20       18.17      2.59        156,509      13.25     13.25       0.76         1.23         8.79
BKUNA     33.20     90.35     108.10        4.61         -      3,584,123       5.44      4.64       0.28         0.19         3.70
CENB      13.33     94.98      94.98       18.37      4.86         96,866      19.34     19.34       1.05         1.21         4.88
CFCP      22.89    326.46     326.46       19.27      1.47        616,887       5.90      5.90       0.83         0.99        16.06
CFFC      18.94    124.38     124.88       17.53         -        183,230      14.09     14.04       0.66         0.96         7.01
CFNC      13.79    116.03     116.03       15.68      2.56        113,911      13.51     13.51       0.68         1.06         5.85
CFTP      27.59    107.74     107.74       26.73      2.00        263,246      22.27     22.27       0.58         1.07         4.28
CNIT      15.21    168.36     181.77       13.99      2.19        651,857       7.91      7.37       1.20         0.84        11.65
COOP      21.32    145.00     145.00       11.52         -        381,054       7.95      7.95       0.68         0.60         7.68
EBSI      12.76    136.60     136.60        9.46      3.51      1,120,232       6.92      6.92       1.43         0.89        11.51
FFBH      17.16    115.98     115.98       17.06      1.38        578,142      14.71     14.71       1.18         0.99         6.63
FFCH      16.70    206.00     206.00       13.36      2.29      1,874,198       6.49      6.49       1.10         0.85        13.51
FFDB      19.32    174.42     188.89       17.25      2.20        179,893       9.89      9.21       0.66         0.89         9.22
FFLC      17.17    120.48     120.48       15.42      2.12        412,443      12.80     12.80       0.99         0.95         7.23
FGHC      29.28    362.38     387.63       29.52         -        180,806       8.15      7.67       0.38         1.16        14.15
FLAG      27.50    184.32     184.32       16.07      1.75        442,879       8.71      8.71       0.50         0.68         7.69
FLFC      23.46    216.40     236.32       16.80      1.58      1,511,776       7.76      7.15       0.81         0.76        10.18
FSTC      18.05    200.96     244.83       20.06      1.17        379,694       9.98      8.34       1.51         1.28        12.77
FTF       13.93    150.18     150.18       22.34      2.30        189,557      14.88     14.88       1.75         1.66        10.88
GSFC      18.93     86.93      86.93       30.34      3.73        173,265      34.90     34.90       0.68         1.58         4.46
HBS       10.73    107.47     110.98       15.66      3.16        151,718      14.57     14.17       1.77         1.44         9.97
PDB       16.95    127.39     127.39       21.07      4.80        130,541      16.55     16.55       0.59         1.23         7.50
SCBS      17.58    154.44     154.44       26.79      1.88         67,920      17.34     17.34       0.91         1.22         6.49
SCCB      27.36    124.39     124.39       25.35      3.16         46,305      20.38     20.38       0.74         1.01         4.19
SOPN      16.92    117.46     117.46       26.85      4.55        304,088      22.86     22.86       1.30         1.76         7.64
SRN       32.56     93.65      94.34       16.29      2.50        105,719      17.40     17.29       0.43         0.49         2.84
SSM       20.94    100.66     100.66       27.51      2.75        112,253      27.33     27.33       0.80         1.40         4.84
SZB       25.57    100.75     103.34       10.02      3.56        162,975       9.94      9.72       0.66         0.41         3.71
TWIN      18.06    115.15     115.15       14.59      3.08        110,610      12.67     12.67       0.72         0.82         6.41
UFBS      16.67    134.08         NA       10.80      2.40        183,066       8.06        NA       0.93         0.70         8.86

Maximum   33.20    362.38     387.63       30.34      4.86      3,756,571      34.90     34.90       1.77         1.76        16.06
Minimum   10.73     86.93      86.93        4.61         -         46,305       5.44      4.64       0.28         0.19         2.84
Average   20.28    146.24     152.54       17.87      2.27        572,906      13.53     13.48       0.87         0.99         7.89
Median    18.06    125.89     124.88       16.93      2.26        183,148      13.03     13.25       0.78         0.98         7.37

FERGUSON & COMPANY  EXHIBIT II.2 - SELECT SOUTHEAST REGION PUBLICLY HELD THRIFTS
------------------

                                                            Core        Core
                               NPAs/   Price/    Core     Income/      Income/
         Merger    Current    Assets    Core      EPS    Avg Assets  Avg Equity
         Target?   Pricing      (%)     EPS       ($)       (%)          (%)
Ticker    (Y/N)     Date     Mst RctQ   (x)    Mst RctQ   Mst RctQ    Mst RctQ
AFBC        N      08/28/98    0.20    14.38      0.25      0.90         6.17
BANC        N      08/28/98    0.72    22.16      0.11      0.53         8.91
BFSB        N      08/28/98    0.21    14.06      0.22      1.33         9.92
BKUNA       N      08/28/98    0.46       NM         -      0.02         0.49
CENB        N      08/28/98    0.35    14.00      0.25      1.17         6.33
CFCP        N      08/28/98    0.48    21.59      0.22      0.95        15.91
CFFC        N      08/28/98    1.30    19.53      0.16      0.95         6.78
CFNC        N      08/28/98    0.14    12.34      0.19      1.15         6.36
CFTP        N      08/28/98    0.28    26.67      0.15      1.01         4.51
CNIT        N      08/28/98    0.17    16.90      0.27      0.76        10.30
COOP        N      08/28/98       -    17.26      0.21      0.70         8.93
EBSI        N      08/28/98    1.20    10.14      0.45      0.95        14.68
FFBH        N      08/28/98    0.85    16.88      0.30      0.99         6.72
FFCH        N      08/28/98    1.16    16.41      0.28      0.83        12.96
FFDB        N      08/28/98    0.89    21.25      0.15      0.83         8.49
FFLC        N      08/28/98    0.26    14.66      0.29      1.07         8.36
FGHC        N      08/28/98    1.65    27.81      0.10      1.15        14.40
FLAG        N      08/28/98    1.26    31.25      0.11      0.58         6.74
FLFC        N      08/28/98    0.77    22.62      0.21      0.83        10.98
FSTC        N      08/28/98    1.08    20.04      0.34      1.11        11.10
FTF         N      08/28/98       -    12.97      0.47      1.73        11.49
GSFC        N      08/28/98    0.07    18.93      0.17      1.60         4.52
HBS         N      08/28/98    0.60    14.39      0.33      1.09         7.38
PDB         N      08/28/98    0.71    19.23      0.13      1.14         6.96
SCBS        N      08/28/98    0.18    13.79      0.29      1.57         9.46
SCCB        N      08/28/98    1.26    23.01      0.22      1.07         5.20
SOPN        N      08/28/98    0.18    16.67      0.33      1.76         7.68
SRN         N      08/28/98       -    26.92      0.13      0.57         3.25
SSM         N      08/28/98       -    26.17      0.16      1.07         4.02
SZB         N      08/28/98    0.05    60.27      0.07      0.15         1.49
TWIN        N      08/28/98    0.37    18.06      0.18      0.80         6.29
UFBS        N      08/28/98     NA     16.85      0.23      0.68         8.70

Maximum                        1.65    60.27      0.47      1.76        15.91
Minimum                           -    10.14         -      0.02         0.49
Average                        0.54    20.23      0.22      0.97         7.98
Median                         0.37    18.06      0.22      0.97         7.53

FERGUSON & COMPANY    EXHIBIT II.1 - SELECT NORTH CAROLINA PUBLICLY HELD THRIFTS
------------------

                                                                                 Deposit                         Current    Current
                                                                                Insurance                         Stock     Market
                                                                                  Agency                          Price      Value
Ticker    Short Name                       City                State   Region   (BIF/SAIF)  Exchange  IPO Date     ($)        ($M)
CENB      Century Bancorp Inc.             Thomasville         NC        SE        SAIF     NASDAQ    12/23/96    14.000     17.79
CFNC      Carolina Fincorp Inc.            Rockingham          NC        SE        SAIF     NASDAQ    11/25/96     9.375     17.86
COOP      Cooperative Bankshares Inc.      Wilmington          NC        SE        SAIF     NASDAQ    08/21/91    14.500     43.90
GSFC      Green Street Financial Corp.     Fayetteville        NC        SE        SAIF     NASDAQ    04/04/96    12.875     52.57
HBS       Haywood Bancshares Inc.          Waynesville         NC        SE        SAIF      AMSE     12/18/87    19.000     23.76
PDB       Piedmont Bancorp Inc.            Hillsborough        NC        SE        SAIF      AMSE     12/08/95    10.000     27.51
SOPN      First Savings Bancorp Inc.       Southern Pines      NC        SE        SAIF     NASDAQ    01/06/94    22.000     81.64
SSM       Stone Street Bancorp Inc.        Mocksville          NC        SE        SAIF      AMSE     04/01/96    16.750     30.21

Maximum                                                                                                           22.000     81.64
Minimum                                                                                                            9.375     17.79
Average                                                                                                           14.813     36.91
Median                                                                                                            14.250     28.86

FERGUSON & COMPANY    EXHIBIT II.3 - SELECT NORTH CAROLINA PUBLICLY HELD THRIFTS

                                                                                        Tangible           Core        Core
        Price/     Current     Current               Current     Total      Equity/      Equity/   Core    Income/    Income/
         LTM        Price/    Price/ Tang  Price/   Dividend    Assets     Assets     Tang Assets  EPS   Avg Assets   Avg Equity
       Core EPS   Book Value  Book Value   Assets    Yield      ($000)       (%)          (%)      ($)      (%)         (%)
Ticker   (x)          (%)         (%)        (%)      (%)      Mst RctQ   Mst RctQ      Mst RctQ   LTM      LTM         LTM
CENB     13.33      94.98      94.98       18.37      4.86     96,866      19.34         19.34      1.05    1.21        4.88
CFNC     13.79     116.03     116.03       15.68      2.56    113,911      13.51         13.51      0.68    1.06        5.85
COOP     21.32     145.00     145.00       11.52         -    381,054       7.95          7.95      0.68    0.60        7.68
GSFC     18.93      86.93      86.93       30.34      3.73    173,265      34.90         34.90      0.68    1.58        4.46
HBS      10.73     107.47     110.98       15.66      3.16    151,718      14.57         14.17      1.77    1.44        9.97
PDB      16.95     127.39     127.39       21.07      4.80    130,541      16.55         16.55      0.59    1.23        7.50
SOPN     16.92     117.46     117.46       26.85      4.55    304,088      22.86         22.86      1.30    1.76        7.64
SSM      20.94     100.66     100.66       27.51      2.75    112,253      27.33         27.33      0.80    1.40        4.84

Maximum  21.32     145.00     145.00       30.34      4.?6    381,054      34.90         34.90      1.77    1.76        9.97
Minimum  10.73      86.93      86.93       11.52         -     96,866       7.95          7.95      0.59    0.60        4.46
Average  16.61     111.99     112.43       20.88      3.30    182,962      19.63         19.63      0.94    1.29        6.60
Median   16.94     111.75     113.51       19.72      3.44    141,130      17.95         17.95      0.74    1.32        6.68

FERGUSON & COMPANY          EXHIBIT II.3 - SELECT NORTH CAROLINA PUBLICLY HELD
------------------
                                           THRIFTS

                                                                          Core          Core
                                  NPAs/       Price/        Core         Income/       Income/
          Merger    Current      Assets        Core          EPS        Avg Assets   Avg Equity
          Target?   Pricing       (%)          EPS           ($)           (%)           (%)
Ticker    (Y/N)      Date       Mst RctQ       (x)         Mst RctQ      Mst RctQ     Mst RctQ
CENB        N       08/28/98      0.35        14.00          0.25         1.17          6.33
CFNC        N       08/28/98      0.14        12.34          0.19         1.15          6.36
COOP        N       08/28/98         -        17.26          0.21         0.70          8.93
GSFC        N       08/28/98      0.07        18.93          0.17         1.60          4.52
HBS         N       08/28/98      0.60        14.39          0.33         1.09          7.38
PDB         N       08/28/98      0.71        19.23          0.13         1.14          6.96
SOPN        N       08/28/98      0.18        16.67          0.33         1.76          7.68
SSM         N       08/28/98         -        26.17          0.16         1.07          4.02

Maximum                           0.71        26.17          0.33         1.76          8.93
Minimum                              -        12.34          0.13         0.70          4.02
Average                           0.26        17.37          0.22         1.21          6.52
Median                            0.16        16.97          0.20         1.15          6.66

FERGUSON & COMPANY               EXHIBIT II.4 - COMPARATIVES GENERAL
------------------

                                                                            Total                    Current     Current
                                                               Number       Assets                    Stock       Market
                                                                 of         ($000)                    Price       Value
Ticker   Short Name                    City            State   Offices     Mst RctQ     IPO Date       ($)         ($M)
AMFC     AMB Financial Corp.           Munster          IN          4       111,338.0     1-Apr-96    14.75       13.51
CLAS     Classic Bancshares Inc.       Ashlandnc.       KY          5       137,984.0    29-Dec-95    15.25       19.82
FCME     First Coastal Corp.           Westbrook        ME          8       171,719.0           NA    10.50       14.29
FFDB     FirstFed Banchares Inc.       Bessemer         AL          8       179,893.0    19-Nov-91    12.75       31.04
HBS      Haywood Bancshares Inc.       Waynesville      NC          4       151,718.0    18-Dec-87    19.00       23.76
HIFS     Hingham Instit. for Savings   HinghamSavings   MA          5       239,148.0    20-Dec-88    24.63       32.25
HRBF     Harbor Federal Bancorp Inc.   Baltimore Inc.   MD          9       235,733.0    12-Aug-94    18.13       33.76
IPSW     Ipswich Savings Bank          Ipswich          MA          7       233,662.0    26-May-93    12.00       28.68
JXVL     Jacksonville Bancorp Inc.     Jacksonville     TX          7       242,673.0     1-Apr-96    16.25       39.35
LARL     Laurel Capital Group Inc.     Allison Park     PA          6       220,986.0    20-Feb-87    19.00       41.64
MFLR     Mayflower Co-operative Bank   MiddleboroBank   MA          4       135,518.0    23-Dec-87    19.50       17.54

Maximum                                                             9       242,673.0                 24.63       41.64
Minimum                                                             4       111,338.0                 10.50       13.51
Average                                                             6       187,306.5                 16.52       26.88
Median                                                              6       179,893.0                 16.25       28.68

FERGUSON & COMPANY      EXHIBIT II.5 - COMPARATIVES BALANCE SHEET
------------------


                                                                                   Cash and                  Mortgage-
                                                           Total      Cash  and    Inv. Sec.    Mortgage-      Backed
                                               Total      Cash and    Inv. Sec.    Less MBS      Backed      Securities      Net
                                              Assets    Investments    Less MBS     % of TA    Securities     % of TA       Loans
                                              ($000)       ($000)       ($000)       (%)         ($000)         (%)         ($000)
             Short Name                      Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ      Mst RctQ     Mst RctQ     Mst RctQ
AMFC         AMB Financial Corp.              111,338        18,617      15,591       14.00         3,026         2.72      87,349
CLAS         Classic Bancshares Inc.          137,984        35,461          NA          NA            NA           NA      92,337
FCME         First Coastal Corp.              171,719        58,246      34,312       19.98        23,934        13.94     101,369
FFDB         FirstFed Bancorp Inc.            179,893        55,211          NA          NA            NA           NA     116,462
HBS          Haywood Bancshares Inc.          151,718        32,712          NA          NA            NA           NA     113,169
HIFS         Hingham Instit. for Savings      239,148        52,258      39,551       16.54        12,707         5.31     181,552
HRBF         Harbor Federal Bancorp Inc.      235,733        79,473      60,155       25.52        19,318         8.19     150,794
IPSW         Ipswich Savings Bank             233,662        43,554      21,052        9.01        22,502         9.63     167,161
JXVL         Jacksonville Bancorp Inc.        242,673        49,385      31,218       12.86        18,167         7.49          NA
LARL         Laurel Capital Group Inc.        220,986        64,801      56,990       25.79         7,811         3.53     151,124
MFLR         Mayflower Co-operative Bank      135,518        55,226      50,201       37.04         5,025         3.71      76,106

Maximum                                       242,673        79,473      60,155       37.04        23,934        13.94     181,552
Minimum                                       111,338        18,617      15,591        9.01         3,026         2.72      76,106
Average                                       187,307        49,540      38,634       20.09        14,061         6.82     123,742
Median                                        179,893        52,258      36,932       18.26        15,437         6.40     114,816

                                                Net
                                               Loans
                                              % of TA
                                                (%)
             Short Name                      Mst RctQ
AMFC         AMB Financial Corp.                78.45
CLAS         Classic Bancshares Inc.            66.92
FCME         First Coastal Corp.                59.03
FFDB         FirstFed Bancorp Inc.              64.74
HBS          Haywood Bancshares Inc.            74.59
HIFS         Hingham Instit. for Savings        75.92
HRBF         Harbor Federal Bancorp Inc.        63.97
IPSW         Ipswich Savings Bank               71.54
JXVL         Jacksonville Bancorp Inc.             NA
LARL         Laurel Capital Group Inc.          68.39
MFLR         Mayflower Co-operative Bank        56.16

Maximum                                         78.45
Minimum                                         56.16
Average                                         67.97
Median                                          67.65

FERGUSON & COMPANY      EXHIBIT II.5 - COMPARATIVES BALANCE SHEET
------------------

                                Investment &      Loan                                           Total                     Total
                                 Foreclosed    Servicing      Total        Other      Total     Deposits      Total      Borrowings
                                 Real Estate     Rights    Intangibles    Assets    Deposits    % of TA    Borrowings     % of TA
                                   ($000)        ($000)      ($000)       ($000)     ($000)       (%)        ($000)        (%)
Short Name                        Mst RctQ     Mst RctQ     Mst RctQ     Mst RctQ   Mst RctQ   Mst RctQ     Mst RctQ     Mst RctQ
AMB Financial Corp.                    1,391           -             -      3,981     75,700      67.99        20,074           18
Classic Bancshares Inc.                  271           -         2,872      7,043    108,400      78.56         7,350         5.33
First Coastal Corp.                      121          NA             -      9,328    139,002      80.95        17,179        10.00
FirstFed Bancorp Inc.                    844           -         1,362      4,744    161,324      89.68             -            -
Haywood Bancshares Inc.                    7       1,959           701      3,170    116,963      77.09        10,500         6.92
Hingham Instit. for Savings                -           -             -      5,338    170,381      71.25        44,166        18.47
Harbor Federal Bancorp Inc.                -           -             -      5,466    178,032      75.52        23,310         9.89
Ipswich Savings Bank                     864       1,060             -      4,148    175,773      75.23        41,568        17.79
Jacksonville Bancorp Inc.                498         508             -      6,477    198,904      81.96         4,051         1.67
Laurel Capital Group Inc.                143           -             -      3,285    175,390      79.37        17,033         7.71
Mayflower Co-operative Bank                -         106           190      3,890    105,518      77.86        16,000        11.81

                                       1,391       1,959         2,872      9,328    198,904      89.68        44,166        18.47
                                           -           -             -      3,170     75,700      67.99             -            -
                                         376         363           466      5,170    145,944      77.77        18,294         9.78
                                         143           -             -      4,744    161,324      77.86        17,033         9.89

                                         Other
                                      Liabilities
                                         ($000)
Short Name                              Mst RctQ
AMB Financial Corp.                         1,446
Classic Bancshares Inc.                     1,719
First Coastal Corp.                           166
FirstFed Bancorp Inc.                         771
Haywood Bancshares Inc.                     2,154
Hingham Instit. for Savings                 2,057
Harbor Federal Bancorp Inc.                 4,692
Ipswich Savings Bank                        3,277
Jacksonville Bancorp Inc.                   4,639
Laurel Capital Group Inc.                   5,057
Mayflower Co-operative Bank                 1,040

                                            5,057
                                              166
                                            2,456
                                            2,057

FERGUSON & COMPANY       EXHIBIT II.5 - COMPARATIVES BALANCE SHEET
------------------

                                                                          Regulatory    Regulatory   Regulatory
                                    Total         Common        Total      Tangible        Core         Total       Tangible
                                  Liabilities     Equity        Equity      Capital       Capital      Capital      Capital/
                                    ($000)        ($000)        ($000)       ($000)        ($000)       ($000)       Tangible
Short Name                         Mst RctQ      Mst RctQ      Mst RctQ     Mst RctQ      Mst RctQ     Mst RctQ     Assets (%)
AMB Financial Corp.                 97,220         14,118       14,118         9,900        9,900        10,300         13.41
Classic Bancshares Inc.            117,469         20,515       20,515         7,987        7,987         8,498            NA
First Coastal Corp.                156,347         15,372       15,372        14,582       14,582        15,797            NA
FirstFed Bancorp Inc.              162,095         17,798       17,798        16,419       16,419        17,484            NA
Haywood Bancshares Inc.            129,617         22,101       22,101            NA           NA            NA            NA
Hingham Instit. for Savings        216,604         22,544       22,544            NA       22,533        24,180            NA
Harbor Federal Bancorp Inc.        206,034         29,699       29,699            NA           NA            NA         10.98
Ipswich Savings Bank               220,618         13,044       13,044            NA       13,016        14,507            NA
Jacksonville Bancorp Inc.          207,594         35,079       35,079            NA           NA            NA         13.14
Laurel Capital Group Inc.          197,480         23,506       23,506            NA       22,841        24,286            NA
Mayflower Co-operative Bank        122,558         12,960       12,960            NA       12,960        13,929            NA

                                   220,618         35,079       35,079        16,419       22,841        24,286         13.41
                                    97,220         12,960       12,960         7,987        7,987         8,498         10.98
                                   166,694         20,612       20,612        12,222       15,030        16,123         12.51
                                   162,095         20,515       20,515        12,241       13,799        15,152         13.14

                                     Core          Risk-Based
                                   Capital/         Capital/
                                  Adj Tangible     Risk-Weightd
Short Name                         Assets (%)       Assets (%)
AMB Financial Corp.                  13.41             26.61
Classic Bancshares Inc.                 NA                NA
First Coastal Corp.                     NA                NA
FirstFed Bancorp Inc.                   NA                NA
Haywood Bancshares Inc.                 NA                NA
Hingham Instit. for Savings             NA                NA
Harbor Federal Bancorp Inc.          10.98             26.68
Ipswich Savings Bank                    NA                NA
Jacksonville Bancorp Inc.            13.14             26.65
Laurel Capital Group Inc.               NA                NA
Mayflower Co-operative Bank             NA                NA

                                     13.41             26.68
                                     10.98             26.61
                                     12.51             26.65
                                     13.14             26.65

FERGUSON & COMPANY          EXHIBIT II.5 - COMPARATIVES BALANCE SHEET
------------------

                                                                 Loan Loss     Publicly      Tangible    Earn Assets/  Full-Time
                                        NPAs/       Reserves/    Reserves/     Reported    Publicly Rep  Int Bearing   Equivalent
                                       Assets        Assets         NPLs      Book Value    Book Value   Liabilities   Employees
                                         (%)           (%)          (%)           ($)          ($)           (%)        (Actual)
Short Name                             Mst RctQ      Mst RctQ      Mst RctQ     Mst RctQ      Mst RctQ     Mst RctQ      Mst RctQ
AMB Financial Corp.                      0.19          0.41       214.55        15.42         15.42       113.76            NA
Classic Bancshares Inc.                  0.28          0.62       764.29        15.79         13.58       111.46            NA
First Coastal Corp.                      0.21          1.59        NM           11.30         11.30       108.98            76
FirstFed Bancorp Inc.                    0.89          0.59       139.22          7.31         6.75       107.91            NA
Haywood Bancshares Inc.                  0.60          0.49        83.04        17.68         17.12       115.07            NA
Hingham Instit. for Savings              0.17          0.69       396.87        17.29         17.29       112.87            65
Harbor Federal Bancorp Inc.              0.32          0.21        65.53        15.94         15.94       113.61            NA
Ipswich Savings Bank                     0.80          0.74       171.50         5.46          5.46       111.83            69
Jacksonville Bancorp Inc.                  NA           NA            NA        14.48         14.48       116.36            NA
Laurel Capital Group Inc.                0.32          0.84       330.12        10.73         10.73       114.06            45
Mayflower Co-operative Bank              0.59          0.85       144.38        14.41         14.20       105.56            51

                                         0.89          1.59       764.29        17.68         17.29       116.36            76
                                         0.17          0.21        65.53         5.46          5.46       105.56            45
                                         0.44          0.70       256.61        13.26         12.93       111.95            61
                                         0.32          0.66       171.50        14.48         14.20       112.87            65

                                          Loans
                                         Serviced
                                        For Others
                                         ($000)
Short Name                               Mst RctQ
AMB Financial Corp.                         -
Classic Bancshares Inc.                     -
First Coastal Corp.                      43,595
FirstFed Bancorp Inc.                        NA
Haywood Bancshares Inc.                      NA
Hingham Instit. for Savings               7,737
Harbor Federal Bancorp Inc.                  NA
Ipswich Savings Bank                     91,877
Jacksonville Bancorp Inc.                    NA
Laurel Capital Group Inc.                 1,118
Mayflower Co-operative Bank              36,590

                                         91,877
                                            -
                                         25,845
                                          7,737

FERGUSON & COMPANY        EXHIBIT II.6 - COMPARATIVE OPERATIONS
------------------

                                                                                    Net Income                      Return on
                                                     Average                          Before        Return on       Avg Assets
                                                      Assets        Net Income     Extra Items      Avg Assets     Before Extra
                                                      ($000)          ($000)          ($000)           (%)             (%)
             Short Name                                LTM             LTM             LTM             LTM             LTM
AMFC         AMB Financial Corp.                    103,036               863             863             0.84            0.84
CLAS         Classic Bancshares Inc.                132,589               980             980             0.74            0.74
FCME         First Coastal Corp.                    151,866             1,221           1,221             0.80            0.80
FFDB         FirstFed Bancorp Inc.                  178,734             1,595           1,595             0.89            0.89
HBS          Haywood Bancshares Inc.                152,336             1,394           1,394             0.92            0.92
HIFS         Hingham Instit. for Savings            223,458             2,819           2,819             1.26            1.26
HRBF         Harbor Federal Bancorp Inc.            225,190             1,759           1,759             0.78            0.78
IPSW         Ipswich Savings Bank                   219,574             2,605           2,605             1.19            1.19
JXVL         Jacksonville Bancorp Inc.              235,220             3,138           3,138             1.33            1.33
LARL         Laurel Capital Group Inc.              214,094             3,051           3,051             1.43            1.43
MFLR         Mayflower Co-operative Bank            129,364             1,494           1,494             1.15            1.15

Maximum                                             235,220             3,138           3,138             1.43            1.43
Minimum                                             103,036               863             863             0.74            0.74
Average                                             178,678             1,902           1,902             1.03            1.03
Median                                              178,734             1,595           1,595             0.92            0.92

                                                           Core
                                                         Income/        Return on
                                                        Avg Assets      Avg Equity
                                                           (%)             (%)
             Short Name                                    LTM             LTM
AMFC         AMB Financial Corp.                             0.53            5.93
CLAS         Classic Bancshares Inc.                         0.56            4.90
FCME         First Coastal Corp.                             0.73            8.23
FFDB         FirstFed Bancorp Inc.                           0.89            9.22
HBS          Haywood Bancshares Inc.                         1.44            6.34
HIFS         Hingham Instit. for Savings                     1.25           13.06
HRBF         Harbor Federal Bancorp Inc.                     0.75            6.09
IPSW         Ipswich Savings Bank                            1.18           21.98
JXVL         Jacksonville Bancorp Inc.                       1.33            9.13
LARL         Laurel Capital Group Inc.                       1.46           13.58
MFLR         Mayflower Co-operative Bank                     0.98           12.01

Maximum                                                      1.46           21.98
Minimum                                                      0.53            4.90
Average                                                      1.01           10.04
Median                                                       0.98            9.13

FERGUSON & COMPANY       EXHIBIT II.6 - COMPARATIVE OPERATIONS
------------------

           Return on       Core         Loan        Total         Total       Net Loan                    Common      Dividend
           Avg Equity     Income/       Loss     Noninterest   Noninterest   Chargeoffs/     LTM EPS     Dividends     Payout
          Before Extra   Avg Equity   Provision     Income        Expense     Avg Loans    After Extra   Per Share     Ratio
             (%)           (%)         ($000)       ($000)        ($000)         (%)           ($)          ($)         (%)
             LTM           LTM          LTM          LTM           LTM           LTM           LTM          LTM         LTM
AMFC              5.93         3.77          95          567         2,875          0.02          0.95        0.27       28.42
CLAS              4.90         3.72         135          509         4,082          0.09          0.79        0.28       35.44
FCME              8.23         7.42           -          642         5,253         (0.10)         0.88           -           -
FFDB              9.22         9.22         510          868         4,089          0.15          0.66        0.25       37.95
HBS               6.34         9.97          20          422         1,797             -          1.13        0.59       52.21
HIFS             13.06        12.94         174          646         4,550             -          2.10        0.64       30.48
HRBF              6.09         5.88          90          458         4,158             -          0.98        0.45       46.39
IPSW             21.98        21.92         150        2,184         5,112          0.03          1.04        0.15       14.42
JXVL              9.13         9.13          20        1,352         5,426            NA          1.26        0.50       39.68
LARL             13.58        13.93          18          759         3,747          0.07          1.32        0.43       32.83
MFLR             12.01        10.22          90          491         3,126          0.12          1.63        0.69       42.33

Maximum          21.98        21.92         510        2,184         5,426          0.15          2.10        0.69       52.21
Minimum           4.90         3.72           -          422         1,797         (0.10)         0.66           -           -
Average          10.04         9.83         118          809         4,020          0.04          1.16        0.39       32.74
Median            9.13         9.22          90          642         4,089          0.03          1.04        0.43       35.44

FERGUSON & COMPANY        EXHIBIT II.6 - COMPARATIVE OPERATIONS
------------------

          Interest      Interest    Net Interest   Gain on       Real      Noninterest    G&A        Noninterest    Net Oper
           Income/      Expense/      Income/      Sale/        Estate       Income/    Expense/       Expense/     Expenses/
        Avg Assets     Avg Assets   Avg Assets    Avg Assets    Expense     Avg Assets  Avg Assets   Avg Assets     Avg Assets
          (%)             (%)          (%)          (%)         ($000)          (%)       (%)           (%)             (%)
          LTM            LTM          LTM          LTM          LTM            LTM        LTM          LTM              LTM
AMFC      7.34           4.06        3.27          0.47          (3)          0.55         2.79         2.79            2.24
CLAS      7.20           3.66        3.54         (0.01)         33           0.38         2.96         3.08            2.58
FCME      8.01           3.85        4.16          0.12           3           0.42         3.46         3.46            3.03
FFDB      7.55           4.07        3.48             -        (481)          0.49         2.50         2.29            2.01
HBS       7.38           4.16        3.22             -      (1,217)          0.28         1.94         1.18            1.67
HIFS      7.77           3.91        3.85          0.02           -           0.29         2.04         2.04            1.75
HRBF      7.42           4.45        2.96          0.04           -           0.20         1.85         1.85            1.64
IPSW      7.07           3.81        3.26          0.01         (48)          0.99         2.35         2.33            1.36
JXVL      7.63           3.99        3.64             -        (158)          0.57         2.37         2.31            1.80
LARL      7.36           3.77        3.59          0.10          (5)          0.35         1.67         1.75            1.31
MFLR      7.43           3.71        3.72          0.22          20           0.38         2.39         2.42            2.01

Maximum   8.01           4.45        4.16          0.47          33           0.99         3.46         3.46            3.03
Minimum   7.07           3.66        2.96         (0.01)     (1,217)          0.20         1.67         1.18            1.31
Average   7.47           3.95        3.52          0.09        (169)          0.45         2.39         2.32            1.95
Median    7.42           3.91        3.54          0.02          (3)          0.38         2.37         2.31            1.80

FERGUSON & COMPANY         EXHIBIT II.6 - COMPARATIVE OPERATIONS
------------------

           Total          Amortization
        Nonrecurring          of             Tax          Efficiency
           Expense       Intangibles      Provision         Ratio
           ($000)           ($000)          ($000)           (%)
             LTM             LTM             LTM             LTM
AMFC            -                -            594           73.03
CLAS            -              124            369           75.45
FCME            -                -            664           75.47
FFDB            -              108            888           63.00
HBS         1,235               53            882           55.64
HIFS            -                -          1,755           49.16
HRBF            -                -          1,216           58.34
IPSW            -                -          1,486           55.23
JXVL            -                -          1,325           56.35
LARL          337                -          1,712           44.38
MFLR            -               18            937           58.22

Maximum     1,235              124          1,755           75.47
Minimum         -                -            369           44.38
Average       143               28          1,075           60.39
Median          -                -            937           58.22


                  Yield on        Cost of                         Interest
                Int Earning     Int Bearing      Effective         Yield
                  Assets       Liabilities       Tax Rate         Spread
                   (%)             (%)             (%)             (%)
                   LTM             LTM             LTM             LTM
AMFC                7.50            4.82          40.80             2.68
CLAS                7.70            4.37          27.35             3.33
FCME                8.61            4.49          35.23             4.12
FFDB                7.85            4.54          35.76             3.31
HBS                 7.68            4.95          38.75             2.73
HIFS                8.02            4.58          38.37             3.44
HRBF                7.57            5.17          40.87             2.40
IPSW                7.38            4.43          36.32             2.95
JXVL                7.82            4.78          29.69             3.04
LARL                7.54            4.50          35.94             3.04
MFLR                7.94            4.16          38.54             3.78

Maximum             8.61            5.17          40.87             4.12
Minimum             7.38            4.16          27.35             2.40
Average             7.78            4.62          36.15             3.17
Median              7.70            4.54          36.32             3.04

FERGUSON & COMPANY            EXHIBIT II.7 - COMPARATIVE RISK FACTORS
------------------

                                                      NPAs + Loans                                            Net Loan
                                            NPAs/     90+ Pst Due/     NPAs/      Reserves/     Reserves/   Chargeoffs/      Loans/
                                            Assets       Assets       Equity        Loans         NPAs       Avg Loans       Assets
                                             (%)          (%)           (%)          (%)           (%)          (%)            (%)
          Short Name                       Mst RctQ     Mst RctQ      Mst RctQ     Mst RctQ      Mst RctQ      Mst RctQ    Mst RctQ
AMFC      AMB Financial Corp.                  0.19         0.19          1.51         0.52        214.55          0.03       78.86
CLAS      Classic Bancshares Inc.              0.28         0.29          1.87         0.92        223.50             -       67.54
FCME      First Coastal Corp.                  0.21         0.24          2.37         2.55        748.90         (0.11)      62.17
FFDB      FirstFed Bancorp Inc.                0.89         1.41          9.04         0.90         66.19          0.24       66.04
HBS       Haywood Bancshares Inc.              0.60         0.60          4.11         0.66         82.40             -       75.09
HIFS      Hingham Instit. for Savings          0.17         0.17          1.84         0.90        396.87         (0.01)      76.60
HRBF      Harbor Federal Bancorp Inc.          0.32         0.32          2.57         0.33         65.53             -       64.18
IPSW      Ipswich Savings Bank                 0.80         0.80         14.40         0.94         92.60          0.03       79.51
JXVL      Jacksonville Bancorp Inc.              NA           NA            NA           NA            NA            NA          NA
LARL      Laurel Capital Group Inc.            0.32         0.32          2.99         1.20        263.07            NA       69.96
MFLR      Mayflower Co-operative Bank          0.59         0.59          6.17         1.49        144.38          0.01       57.01

Maximum                                        0.89         1.41         14.40         2.55        748.90          0.24       79.51
Minimum                                        0.17         0.17          1.51         0.33         65.53         (0.11)      57.01
Average                                        0.44         0.49          4.69         1.04        229.80          0.02       69.70
Median                                         0.32         0.32          2.78         0.91        179.47             -       68.75

FERGUSON & COMPANY          EXHIBIT II.7 - COMPARATIVES RISK FACTORS
------------------

                   Intangible      One Year                  Earn Assets/
                    Assets/        Cum Gap/      Net         Int Bearing
                    Equity         Assets       Loans        Liabilities
                      (%)            (%)        ($000)           (%)
                   Mst RctQ       Mst RctY     Mst RctQ       Mst RctQ
AMFC                    -             NA        87,349          113.76
CLAS                14.00             NA        92,337          111.46
FCME                    -          13.29       101,369          108.98
FFDB                 7.65          (7.67)      116,462          107.91
HBS                  3.17          (4.86)      113,169          115.07
HIFS                    -         (17.18)      181,552          112.87
HRBF                    -             NA       150,794          113.61
IPSW                    -         (12.48)      167,161          111.83
JXVL                    -             NA            NA          116.36
LARL                    -             NA       151,124          114.06
MFLR                 1.47         (33.63)       76,106          105.56

Maximum             14.00          13.29       181,552          116.36
Minimum                 -         (33.63)       76,106          105.56
Average              2.39         (10.42)      123,742          111.95
Median                  -         (10.08)      114,816          112.87

FERGUSON & COMPANY         EXHIBIT II.8 - COMPARATIVES PRICING
------------------

                                                                           Current     Current    Price/    Current      Current
                                                                            Stock       Market     LTM       Price/     Price/  Tang
            Abbreviated                                                     Price       Value    Core EPS  Book Value   Book Value
Ticker      Name                              City              State        ($)         ($M)       (x)        (%)          (%)
AMFC        AMBFinancial-IN                   Munster             IN        14.75       13.51     24.18       95.65       95.65
CLAS        ClassicBcsh_KY                    Ashland             KY        15.25       19.82     25.00       96.58      112.30
FCME        FirstCoastal-ME                   Westbrook           ME        10.50       14.29     13.13       92.92       92.92
FFDB        FirstFedBncpInc-AL                Bessemer            AL        12.75       31.04     19.32      174.42      188.89
HBS         HaywoodBcshs-NC                   Waynesville         NC        19.00       23.76     10.73      107.47      110.98
HIFS        Hingham-MA                        Hingham             MA        24.63       32.25     11.84      142.42      142.42
HRBF        HarborFedBncp-MD                  Baltimore           MD        18.13       33.76     19.08      113.71      113.71
IPSW        IpswichSB-MA                      Ipswich             MA        12.00       28.68     11.54      219.78      219.78
JXVL        Jacksonville-TX                   Jacksonville        TX        16.25       39.35     12.90      112.22      112.22
LARL        LaurelCapital-PA                  Allison Park        PA        19.00       41.64     14.07      117.07      177.07
MFLR        MayflowerCo-op-MA                 Middleboro          MA        19.50       17.54     14.03      135.32      137.32

Maximum                                                                     24.63       41.64     25.00      219.78      219.78
Minimum                                                                     10.50       13.51     10.73       92.92       92.92
Average                                                                     16.52       26.88     15.98      133.41      136.66
Median                                                                      16.25       28.68     14.03      113.71      113.71

FERGUSON & COMPANY    EXHIBIT II.8 - COMPARATIVES PRICING
------------------

                                                                 Tangible                         Core           Core        ROACE
                        Current      Total        Equity/         Equity/          Core          Income/        Income/      Before
             Price/    Dividend      Assets        Assets       Tang Assets         EPS        Avg Assets      Avg Equity    Extra
             Assets     Yield        ($000)         (%)             (%)             ($)           (%)             (%)         (%)
Ticker         (%)       (%)        Mst RctQ      Mst RctQ        Mst RctQ          LTM           LTM             LTM         LTM
AMFC         12.13        1.90      111,338         12.68           12.68           0.61          0.53            3.77        5.93
CLAS         14.36        2.10      137,984         14.87           13.06           0.61          0.56            3.72        4.90
FCME          8.32           -      171,719          8.95            8.95           0.80          0.73            7.42        8.23
FFDB         17.25        2.20      179,893          9.89            9.21           0.66          0.89            9.22        9.22
HBS          15.66        3.16      151,718         14.57           14.17           1.77          1.44            9.97        6.34
HIFS         13.42        2.27      239,148          9.43            9.43           2.08          1.25           12.94       13.06
HRBF         14.32        2.61      235,733         12.60           12.60           0.95          0.75            5.88        6.09
IPSW         12.27        1.33      233,662          5.58            5.58           1.04          1.18           21.92       21.98
JXVL         16.22        3.08      242,673         14.46           14.46           1.26          1.33            9.13        9.13
LARL         18.84        3.16      220,986         10.64           10.64           1.35          1.46           13.93       13.58
MFLR         12.94        4.10      135,518          9.56            9.44           1.39          0.98           10.22       12.01

Maximum      18.84        4.10      242,673         14.87           14.46           2.08          1.46           21.92       21.98
Minimum       8.32           -      111,338          5.58            5.58           0.61          0.53            3.72        4.90
Average      14.16        2.35      187,307         11.20           10.93           1.14          1.01            9.83       10.04
Median       14.32        2.27      179,893         10.64           10.64           1.04          0.98            9.22        9.13

FERGUSON & COMPANY          EXHIBIT II.8 - COMPARATIVES PRICING
------------------

                                                                                         Core                  Core
                                          NPAs/            Price/         Core           Imcome/               Income
               Merger        Current      Assets           Core            EPS          Avg Assets          Avg Equity
              Target?        Pricing       (%)             EPS             ($)             (%)                  (%)
Ticker         (Y/N)            Date     Mst RctQ          (x)           Mst RctQ        Mst RctQ            Mst RctQ
AMFC             N          08/28/98       0.19           23.05            0.16            0.49                    3.68
CLAS             N          08/28/98       0.28           23.83            0.16            0.58                    3.83
FCME             N          08/28/98       0.21           13.82            0.19            0.65                    6.88
FFDB             N          08/28/98       0.89           21.25            0.15            0.83                    8.49
HBS              N          08/28/98       0.60           14.39            0.33            1.09                    7.38
HIFS             N          08/28/98       0.17           11.62            0.53            1.22                   12.77
HRBF             N          08/28/98       0.32           16.78            0.27            0.85                    6.71
IPSW             N          08/28/98       0.80           12.50            0.24            1.03                   19.19
JXVL             N          08/28/98        NA            13.10            0.31            1.26                    8.64
LARL             N          08/28/98       0.32           12.50            0.38            1.39                   13.04
MFLR             N          08/28/98       0.59           13.18            0.37            1.01                   10.44

Maximum                                    0.89           23.83            0.53            1.39                   19.19
Minimum                                    0.17           11.62            0.15            0.49                    3.68
Average                                    0.44           16.00            0.28            0.95                    9.19
Median                                     0.32           13.82            0.27            1.01                    8.49

                                  EXHIBIT III

FERGUSON & COMPANY
------------------

                      CITIZENS SAVINGS BANK OF SALISBURY
                           SALISBURY, NC 28144-4232

                                                                       Financial Highlights
                                             Mar-97       Jun-97      Sep-97          Dec-97      Mar-98      Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                   199,216      200,804     199,677         196,568     193,561         193,561
Securities                                      15,881       15,052      14,484          13,429      12,582          12,582
Held-to-Maturity Secs(AmortCost)                 2,468        2,436       2,328           2,199       2,125           2,125
Avail for Sale Secs (Fair Value)                13,413       12,616      12,156          11,230      10,457          10,457
Total Loans & Leases(C)                        174,621      167,525     166,618         167,070     166,064         166,064
Total Deposits                                 157,054      160,106     161,647         161,251     160,909         160,909
Total Loans/Total Deposits                         111          105         103             104         103             103
Provision for Credit Loss                          -            -           -               -           -               -

CAPITAL:
Total Equity Capital                            14,070       14,344      14,629          14,894      15,267          15,267
Total Capital (Tier 1+2+3)                      15,238       15,485      15,730          15,990      16,352          16,352
Tangible Equity Ratio                             7.10         7.17        7.28            7.51        7.79            7.79
Risk-Adjusted Capital Ratio                      15.22        15.28       15.67           16.02       16.35           16.35
Core Capital/Risk Weighted Assets                14.01        14.07       14.45           14.79       15.13           15.13
Core Capital/Adjusted Total Assets                7.10         7.17        7.28            7.51        7.79            7.79
Dividend Payout                                    -            -           -               -           -               -

PROFITABILITY:
Net Income (Loss)                                  212          238         262             262         362             362
Return on Average Assets                          0.43         0.48        0.52            0.53        0.74            0.74
Return on Average Equity                          6.07         6.70        7.23            7.10        9.60            9.60
Net Interest Spread/AEA                           2.11         2.17        2.17            2.30        2.54            2.54
Net Interest Margin/AA                            2.07         2.13        2.12            2.25        2.48            2.48

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv              0.01         1.36        2.21            1.15        0.75            0.75
Loan Loss Reserve/Nonperf Loans              60,800.00       580.57      351.44          664.67    1,003.28        1,003.28
Adjusted Nonperf Assets/TA                        0.05         0.14        0.17            0.09        0.06            0.06
PastDue 90 Days:Loans & Leases/GL                  -            -           -               -           -               -
Loan Loss Reserve/TL                              0.70         0.73        0.73            0.73        0.74            0.74
Net Charge-Offs(YTD)/Average Loans                 -          (0.01)        -               -           -               -
Real Estate Loans/GDL                            91.94        95.99       95.15           94.04       94.68           94.68

LIQUIDITY:
Brokered Deposits/TD                               -            -           -               -           -               -
$100,000+ Time Deposits/TDD                      10.55        10.81       11.14           10.93       10.99           10.99
Avg Int-Bear Asset/Avg Int-Bear Liab            107.38       107.80      107.71          107.84      108.39          108.39
Pledged Securities/Total Securities               6.28         9.89       13.51           13.39       15.97           15.97
Tot Secs:Fair Val to Amrtzd Cost                100.58       101.15      101.54          101.75      102.02          102.02

                                  EXHIBIT IV

FERGUSON & COMPANY               EXHIBIT IV
------------------

                                     AMFC

                            AMERICAN SAVINGS, FSB,
                               MUNSTER, IN 46321

                                                                        S&L Financial Highlights
                                       Mar-97       Jun-97        Sep-97         Dec-97       Mar-98        Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                               92,961      92,670        101,168        97,353       103,215          103,215
%CH:Total Assets                              N/A         N/A            N/A            14            11               11
Total Loans $(000)                         69,577      71,481         75,821        77,803        83,896           83,896
Total Deposits                             68,637      65,758         73,981        71,949        74,561           74,561
Deps:Broker Originated                        695         694            694             -             -                -

CAPITAL:
Consol:Equity Capital                      11,274      11,569          9,298         9,563         9,726            9,726
Total Equity Capital                       11,274      11,569          9,298         9,563         9,726            9,726
Tier 1 (Core) Capital                      11,342      11,562          9,251         9,502         9,665            9,665
Total Risk-based Capital                   11,677      11,926          9,624         9,897        10,083           10,083
Total Equity Capital/TA                     12.13       12.48           9.19          9.82          9.42             9.42
Tier 1 Risk-Based Capital Ratio             22.17       23.62          17.49         17.79         16.97            16.97
Tier 1 Leverage Capital Ratio               12.19       12.48           9.15          9.77          9.37             9.37
Tangible Capital/Tang Assets                12.19       12.48           9.15          9.77          9.37             9.37
Total Risk-Based Capital Ratio              22.82       24.36          18.20         18.53         17.70            17.70

PROFITABILITY
Net Income (Loss)                             196         187            172           129           147              147
Return on Average Assets                     0.88        0.81           0.71          0.52          0.59             0.59
Return on Average Equity                     6.98        6.55           6.59          5.47          6.10             6.10
Net Interest Margin/AA                       3.56        3.41           3.19          3.05          3.18             3.18
Total Noninterest Income/AA                  0.54        0.72           0.69          0.65          0.58             0.58
Total Overhead Expense/AA                    2.66        2.73           2.68          2.58          2.81             2.81
Yield on Average Earning Assets              7.87        7.85           7.84          7.76          7.85             7.85

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab       112.05      111.20         109.22        107.74        108.14           108.14
Brokered Deposits/TD                         1.00        1.05           0.93             -             -                -

ASSET QUALITY:
Nonaccruing Loans/GL                         0.79        0.94           0.27          0.40          0.39             0.39
Nonperf Lns/Loan Loss Reserve              155.71      176.25          52.06         75.12         75.29            75.29
Repossessed Assets (incl OREO)/TA               -        0.11           0.12          0.03          0.03             0.03
Net Charge-Offs(YTD)/Average Loans           0.01           -           0.01          0.01             -                -

FERGUSON & COMPANY                EXHIBIT IV
------------------


                             First NB of Paintsville
                           Paintsville, KY 41240-0710


                                                                            Financial Highlights
                                           Mar-97        Jun-97       Sep-97            Dec-97        Mar-98      Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                   71,378        68,227       69,693            69,660        72,226          72,226
Securities                                     19,494        20,894       19,910            20,086        16,751          16,751
Held-to-Maturity Secs(AmortCost)                    -             -            -                 -             -               -
Avail for Sale Secs (Fair Value)               19,494        20,894       19,910            20,086        16,751          16,751
Total Loans & Leases(C)                        36,217        35,926       36,719            37,598        37,561          37,561
Total Deposits                                 54,969        52,853       54,181            53,638        56,228          56,228
Total Loans/Total Deposits                      65.89         67.97        67.77             70.10         66.80           66.80
Provision for Credit Loss                       33.00         37.00        37.00             16.00         15.00           15.00

CAPITAL:
Total Equity Capital                           10,376        10,558       10,877            11,200        11,441          11,441
Total Capital (Tier 1+2+3)                      7,837         8,057        8,378             8,658         8,925           8,925
Tangible Equity Ratio                           11.19         11.51        11.88             12.22         12.39           12.39
Risk-Adjusted Capital Ratio                     21.90         22.74        22.82             23.16         23.20           23.20
Core Capital/Risk Weighted Assets               20.65         21.49        21.57             21.91         21.95           21.95
Core Capital/Adjusted Total Assets              11.19         11.51        11.88             12.22         12.39           12.39
Dividend Payout                                109.33             -        14.15                 -             -               -

PROFITABILITY:
Net Income (Loss)                                 193           194          318               239           224             224
Return on Average Assets                         1.10          1.11         1.84              1.37          1.26            1.26
Return on Average Equity                         7.43          7.41        11.87              8.66          7.91            7.91
Net Interest Spread/AEA                          5.15          4.93         4.92              4.80          4.60            4.60
Net Interest Margin/AA                           4.58          4.39         4.39              4.29          4.13            4.13

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv             1.92          2.61         1.21              0.55          1.33            1.33
Loan Loss Reserve/Nonperf Loans                318.54        226.54       496.08          1,043.75        430.25          430.25
Adjusted Nonperf Assets/TA                       0.68          0.80         0.53              0.37          0.45            0.45
PastDue 90 Days:Loans & Leases/GL                0.27          0.45         0.17              0.06          0.30            0.30
Loan Loss Reserve/TL                             1.33          1.33         1.38              1.33          1.36            1.36
Net Charge-Offs(YTD)/Average Loans               0.11          0.11         0.02              0.06             -               -
Real Estate Loans/GDL                           74.84         77.03        77.34             77.37         76.44           76.44

LIQUIDITY:
Brokered Deposits/TD                                -             -            -                 -             -               -
$100,000+ Time Deposits/TDD                     10.15         11.99        11.89             12.92         13.25           13.25
Avg Int-Bear Asset/Avg Int-Bear Liab           122.03        122.80       123.27            124.11        124.07          124.07
Pledged Securities/Total Securities             48.05         41.03        36.15             40.96         44.12           44.12
Tot Secs:Fair Val to Amrtzd Cost                99.68         99.62        99.95            100.59        100.86          100.86

FERGUSON & COMPANY                EXHIBIT IV
------------------


                                     CLAS

                                 Classic Bank
                            Ashland, KY 41105-1527

                                                                            Financial Highlights
                                             Mar-97         Jun-97         Sep-97          Dec-97       Mar-98       Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                    63,235         65,827         66,261          66,993       69,080           69,080
%CH:Total Assets                                   N/A            N/A            N/A              10            9                9
Total Loans $(000)                              46,682         51,334         52,571          52,606       53,721           53,721
Total Deposits                                  46,662         46,568         45,774          46,025       49,115           49,115
Deps:Broker Originated                             695            695            198             -            -                -

CAPITAL:
Consol:Equity Capital                            7,575          7,735          7,804           7,912        8,107            8,107
Total Equity Capital                             7,575          7,735          7,804           7,912        8,107            8,107
Tier 1 (Core) Capital                            7,593          7,676          7,674           7,747        7,919            7,919
Total Risk-based Capital                         7,913          8,003          8,001           8,073        8,238            8,238
Total Equity Capital/TA                          11.98          11.75          11.78           11.81        11.74            11.74
Tier 1 Risk-Based Capital Ratio                  24.58          23.00          22.23           22.52        21.58            21.58
Tier 1 Leverage Capital Ratio                    12.00          11.67          11.62           11.59        11.49            11.49
Tangible Capital/Tang Assets                     12.00          11.67          11.62           11.59        11.49            11.49
Total Risk-Based Capital Ratio                   25.62          23.98          23.18           23.46        22.45            22.45

PROFITABILITY
Net Income (Loss)                                  106             73             (2)             73           49               49
Return on Average Assets                          0.68           0.45          (0.01)           0.44         0.29             0.29
Return on Average Equity                          5.61           3.81          (0.10)           3.72         2.45             2.45
Net Interest Margin/AA                            2.56           2.60           2.46            2.59         2.59             2.59
Total Noninterest Income/AA                       0.64           0.35           0.20            0.37         0.41             0.41
Total Overhead Expense/AA                         2.40           2.36           2.71            2.39         2.67             2.67
Yield on Average Earning Assets                   7.16           7.45           7.36            7.46         7.45             7.45


LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab            111.07         111.29         112.77          112.22       112.13           112.13
Brokered Deposits/TD                              1.49           1.49           0.43             -            -                -


ASSET QUALITY:
Nonaccruing Loans/GL                              1.02           0.86           0.46            0.37         0.37             0.37
Nonperf Lns/Loan Loss Reserve                   176.56         187.16         153.82           85.63        67.40            67.40
Repossessed Assets (incl OREO)/TA                  -              -             0.02            0.03         0.03             0.03
Net Charge-Offs(YTD)/Average Loans                 -             0.01           0.03            0.02         0.04             0.04

FERGUSON & COMPANY                     EXHIBIT IV
------------------
                                     Coastal Bank
                              Westbrook, ME 04092

                                                                    Financial Highlights
                                      Mar-97         Jun-97       Sep-97        Dec-97        Mar-98     Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                              148,099       149,302      145,441       143,218       146,775       146,775
Securities                                 30,605        29,554       22,195        24,202        23,344        23,344
Held-to-Maturity Secs(AmortCost)            7,803         7,801        7,800         7,000         3,197         3,197
Avail for Sale Secs (Fair Value)           22,802        21,753       14,395        17,202        20,147        20,147
Total Loans & Leases(C)                   101,615       104,151      106,310       107,730       108,505       108,505
Total Deposits                            117,199       117,900      116,608       115,133       119,005       119,005
Total Loans/Total Deposits                     87            88           91            94            91            91
Provision for Credit Loss                      --            --           --            --            --            --

CAPITAL:
Total Equity Capital                       13,813        14,534       14,079        14,504        14,389        14,389
Total Capital (Tier 1+2+3)                 13,937        14,635       14,349        15,050        15,145        15,145
Tangible Equity Ratio                        8.73          9.16         9.02          9.58          9.65          9.65
Risk-Adjusted Capital Ratio                 15.67         16.33        15.95         16.30         16.43         16.43
Core Capital/Risk Weighted Assets           14.40         15.06        14.68         15.03         15.16         15.16
Core Capital/Adjusted Total Assets           8.73          9.16         9.02          9.58          9.65          9.65
Dividend Payout                            135.87            --       217.86            --        128.53        128.53

PROFITABILITY:
Net Income (Loss)                             368           441          459           412           389           389
Return on Average Assets                     1.01          1.19         1.25          1.14          1.07          1.07
Return on Average Equity                    10.52         12.45        12.83         11.53         10.77         10.77
Net Interest Spread/AEA                      4.34          4.63         4.75          5.01          4.90          4.90
Net Interest Margin/AA                       4.09          4.37         4.49          4.74          4.65          4.65

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv        14.31         17.79        14.30          2.95          2.20          2.20
Loan Loss Reserve/Nonperf Loans            121.54         91.49       116.84        546.11        736.61        736.61
Adjusted Nonperf Assets/TA                   1.64          1.98         1.63          0.33          0.28          0.28
PastDue 90 Days:Loans & Leases/GL            0.11          0.08         0.08          0.09          0.10          0.10
Loan Loss Reserve/TL                         2.65          2.52         2.49          2.47          2.48          2.48
Net Charge-Offs(YTD)/Average Loans          (0.03)         0.07        (0.02)        (0.01)        (0.03)        (0.03)
Real Estate Loans/GDL                       90.96         90.78        90.89         90.03         88.27         88.27

LIQUIDITY:
Brokered Deposits/TD                           --            --           --            --            --            --
$100,000+ Time Deposits/TDD                  2.84          3.12         2.78          2.63          3.41          3.41
Avg Int-Bear Asset/Avg Int-Bear Liab       109.11        109.31       110.78        112.00        111.99        111.99
Pledged Securities/Total Securities          7.02          7.27         0.68          0.62          3.43          3.43
Tot Secs:Fair Val to Amrtzd Cost            98.31         99.50       100.04        100.34        100.37        100.37

FERGUSON & COMPANY                EXHIBIT IV
------------------

                                     FFDB

                          FIRST FEDERAL SAVINGS BANK
                            BESSEMER, AL 35021-0340

                                                                                Financial Highlights
                                           Mar-97         Jun-97         Sep-97        Dec-97         Mar-98        Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                   140,431        137,903        137,981       137,298        138,622        138,622
%CH:Total Assets                                   N/A            N/A            N/A            (2)            (1)            (1)
Total Loans $(000)                             106,935        104,448        102,660        99,185         95,877         95,877
Total Deposits                                 127,486        124,601        125,271       126,008        126,567        126,567
Deps:Broker Originated                               -              -              -             -              -              -

CAPITAL:
Consol:Equity Capital                           10,916         11,322         10,938        11,012         10,679         10,679
Total Equity Capital                            10,916         11,322         10,938        11,012         10,679         10,679
Tier 1 (Core) Capital                           10,933         11,336         10,945        11,016         10,679         10,679
Total Risk-based Capital                        11,360         11,764         11,413        11,866         11,471         11,471
Total Equity Capital/TA                           7.77           8.21           7.93          8.02           7.70           7.70
Tier 1 Risk-Based Capital Ratio                  13.26          14.06          13.32         14.20          13.28          13.28
Tier 1 Leverage Capital Ratio                     7.78           8.22           7.93          8.02           7.70           7.70
Tangible Capital/Tang Assets                      7.78           8.22           7.93          8.02           7.70           7.70
Total Risk-Based Capital Ratio                   13.78          14.59          13.89         15.30          14.26          14.26

PROFITABILITY
Net Income (Loss)                                  418            387            343            38            309            309
Return on Average Assets                          1.19           1.11           0.99          0.11           0.90           0.90
Return on Average Equity                         15.63          13.92          12.33          1.38          11.40          11.40
Net Interest Margin/AA                            3.30           3.54           3.49          3.32           3.30           3.30
Total Noninterest Income/AA                       0.57           0.35           0.34          0.41           0.43           0.43
Total Overhead Expense/AA                         2.04           2.11           2.23          2.29           2.35           2.35
Yield on Average Earning Assets                   8.15           8.37           8.33          8.22           8.10           8.10

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab            105.00         105.33         104.40        103.38         104.92         104.92
Brokered Deposits/TD                                 -              -              -             -              -              -

ASSET QUALITY:
Nonaccruing Loans/GL                              0.59           0.48           0.82          1.01           1.12           1.12
Nonperf Lns/Loan Loss Reserve                   401.87         279.21         286.54        183.29         197.47         197.47
Repossessed Assets (incl OREO)/TA                 0.09           0.55           0.60          0.44           0.46           0.46
Net Charge-Offs(YTD)/Average Loans               (0.02)             -              -          0.01           0.08           0.08

FERGUSON & COMPANY                 EXHIBIT IV
------------------
                                     FFDB

                            FIRST ST BK OF BIBB CTY
                            WEST BLOCTON, AL 35184

                                                               Financial Highlights
                                   Mar-97          Jun-97      Sep-97      Dec-97      Mar-98      Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                              37,863      38,882      37,817      41,515      43,471            43,471
Securities                                10,584      10,370      11,159      12,535      12,040            12,040
Held-to-Maturity Secs(AmortCost)           2,094       2,068       2,022       2,326       2,720             2,720
Avail for Sale Secs (Fair Value)           8,490       8,302       9,137      10,209       9,320             9,320
Total Loans & Leases(C)                   21,763      21,935      21,846      23,483      24,594            24,594
Total Deposits                            32,034      32,835      32,966      36,524      38,221            38,221
Total Loans/Total Deposits                    68          67          66          64          64                64
Provision for Credit Loss                      6           6           6           6           6                 6

CAPITAL:
Total Equity Capital                       4,546       4,698       4,373       4,480       4,301             4,301
Total Capital (Tier 1+2+3)                 3,373       3,505       3,181       3,332       3,190             3,190
Tangible Equity Ratio                       8.81        8.83        7.94        7.70        7.08              7.08
Risk-Adjusted Capital Ratio                16.24       16.88       15.40       14.66       13.53             13.53
Core Capital/Risk Weighted Assets          14.99       15.62       14.15       13.41       12.28             12.28
Core Capital/Adjusted Total Assets          8.81        8.83        7.94        7.70        7.08              7.08
Dividend Payout                              -           -        450.00         -           -                 -

PROFITABILITY:
Net Income (Loss)                             73         104         100          99         105               105
Return on Average Assets                    0.78        1.08        1.04        1.00        0.99              0.99
Return on Average Equity                    6.45        9.00        8.82        8.95        9.57              9.57
Net Interest Spread/AEA                     4.59        4.75        4.64        4.65        4.58              4.58
Net Interest Margin/AA                      4.00        4.15        4.13        4.18        4.14              4.14

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv        4.97        5.07        7.04       10.04        9.01              9.01
Loan Loss Reserve/Nonperf Loans           180.00      171.11      138.16       91.10      108.65            108.65
Adjusted Nonperf Assets/TA                  0.45        0.46        0.61        0.82        0.71              0.71
PastDue 90 Days:Loans & Leases/GL           0.34        0.33        0.36        0.87        0.59              0.59
Loan Loss Reserve/TL                        1.41        1.40        1.44        1.31        1.28              1.28
Net Charge-Offs(YTD)/Average Loans          0.02        0.02          -         0.06         -                  -
Real Estate Loans/GDL                      58.60       58.98       62.98       60.87       62.53             62.53

LIQUIDITY:
Brokered Deposits/TD                         -           -           -           -           -                 -
$100,000+ Time Deposits/TDD                20.38       20.36       20.43       18.97       17.34             17.34
Avg Int-Bear Asset/Avg Int-Bear Liab      124.11      125.16      127.21      125.23      124.74            124.74
Pledged Securities/Total Securities        21.28       21.83       20.33       40.17       50.20             50.20
Tot Secs:Fair Val to Amrtzd Cost           99.32      100.12      100.55      100.70      100.65            100.65

FERGUSON & COMPANY                EXHIBIT IV
------------------
                                      HBS


                              HAYWOOD SAVINGS BANK
                           WAYNESVILLE, NC 28786-3844


                                                                           Financial Highlights
                                             Mar-97        Jun-97        Sep-97            Dec-97       Mar-98     Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                146,679      150,693        152,868           153,591       152,266        152,266
Securities                                   26,379       26,428         27,381            28,476        29,141         29,141
Held-to-Maturity Secs(AmortCost)             10,572       10,495         10,405            11,243        12,054         12,054
Avail for Sale Secs (Fair Value)             15,807       15,933         16,976            17,233        17,087         17,087
Total Loans & Leases(C)                     111,103      112,350        115,271           114,896       115,003        115,003
Total Deposits                              113,559      117,125        118,377           118,753       116,691        116,691
Total Loans/Total Deposits                       98           96             97                97            99             99
Provision for Credit Loss                        -            10              5                 5             5              5

CAPITAL:
Total Equity Capital                         20,577       20,926         21,687            21,994        22,592         22,592
Total Capital (Tier 1+2+3)                   20,858       21,045         21,795            21,717        22,351         22,351
Tangible Equity Ratio                         14.31        13.71          13.88             13.74         14.22          14.22
Risk-Adjusted Capital Ratio                   27.26        27.27          27.54             27.17         28.67          28.67
Core Capital/Risk Weighted Assets             26.32        26.32          26.62             26.25         27.71          27.71
Core Capital/Adjusted Total Assets            14.31        13.71          13.88             13.74         14.22          14.22
Dividend Payout                               54.01        46.30          19.84             50.13         28.10          28.10

PROFITABILITY:
Net Income (Loss)                               324          378            882               375           669            669
Return on Average Assets                       0.93         1.02           2.32              0.98          1.75           1.75
Return on Average Equity                       6.31         7.29          16.56              6.87         12.00          12.00
Net Interest Spread/AEA                        3.33         3.45           3.20              3.32          3.47           3.47
Net Interest Margin/AA                         3.15         3.25           3.02              3.15          3.30           3.30

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv           6.08         4.92           3.73              2.85          2.65           2.65
Loan Loss Reserve/Nonperf Loans               56.66        70.37          90.28            119.42        125.68         125.68
Adjusted Nonperf Assets/TA                     2.08         1.87           0.67              0.56          0.39           0.39
PastDue 90 Days:Loans & Leases/GL                -            -              -                 -             -              -
Loan Loss Reserve/TL                           0.65         0.65           0.64              0.64          0.65           0.65
Net Charge-Offs(YTD)/Average Loans               -            -              -                 -             -              -
Real Estate Loans/GDL                         99.32        99.36          99.48             99.50         99.30          99.30

LIQUIDITY:
Brokered Deposits/TD                             -            -              -                 -             -              -
$100,000+ Time Deposits/TDD                   11.43        11.95          11.94             11.77         11.72          11.72
Avg Int-Bear Asset/Avg Int-Bear Liab         112.93       111.49         111.97            113.01        113.44         113.44
Pledged Securities/Total Securities              -          2.27           2.19              -             1.03           1.03
Tot Secs:Fair Val to Amrtzd Cost              98.39        99.82         100.19            100.07         99.85          99.85

FERGUSON & COMPANY                 EXHIBIT IV
------------------

                                     HIFS


                         Hingham Institute For Savings
                            Hingham, MA 02043-2590

                                                                          Financial Highlights
                                            Mar-97       Jun-97        Sep-97        Dec-97          Mar-98          Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                  205,631       217,524       216,214       222,540         231,687          231,687
Securities                                     33,768        38,008        37,836        37,292          40,347           40,347
Held-to-Maturity Secs(AmortCost)                    -             -             -             -               -                -
Avail for Sale Secs (Fair Value)               33,768        38,008        37,836        37,292          40,347           40,347
Total Loans & Leases(C)                       157,441       165,386       166,656       174,399         179,371          179,371
Total Deposits                                155,047       158,404       159,648       161,011         164,108          164,108
Total Loans/Total Deposits                        102           104           104           108             109              109
Provision for Credit Loss                          39            39            48            48              39               39

CAPITAL:
Total Equity Capital                           19,642        20,358        20,987        21,377          21,954           21,954
Total Capital (Tier 1+2+3)                     21,448        22,021        22,595        22,987          23,577           23,577
Tangible Equity Ratio                            9.85          9.83          9.77          9.80            9.72             9.72
Risk-Adjusted Capital Ratio                     16.15         15.67         15.97         15.66           15.54            15.54
Core Capital/Risk Weighted Assets               15.07         14.62         14.90         14.60           14.49            14.49
Core Capital/Adjusted Total Assets               9.85          9.83          9.77          9.80            9.72             9.72
Dividend Payout                                 20.66         23.68         22.91         48.02           23.67            23.67

PROFITABILITY:
Net Income (Loss)                                 634           663           681           681             714              714
Return on Average Assets                         1.25          1.25          1.26          1.24            1.26             1.26
Return on Average Equity                        13.05         13.26         13.18         12.86           13.18            13.18
Net Interest Spread/AEA                          3.95          4.04          4.03          4.00            3.99             3.99
Net Interest Margin/AA                           3.82          3.90          3.90          3.87            3.86             3.86

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv             5.32          4.05          8.54          7.43            4.08             4.08
Loan Loss Reserve/Nonperf Loans                125.50        165.13         78.90         91.33          166.84           166.84
Adjusted Nonperf Assets/TA                       0.55          0.41          0.89          0.77            0.42             0.42
PastDue 90 Days:Loans & Leases/GL                   -             -             -             -               -                -
Loan Loss Reserve/TL                             0.91          0.89          0.91          0.89            0.89             0.89
Net Charge-Offs(YTD)/Average Loans                  -             -             -          0.01               -                -
Real Estate Loans/GDL                           98.56         99.07         99.27         99.31           99.33            99.33

LIQUIDITY:
Brokered Deposits/TD                                -             -             -             -               -                -
$100,000+ Time Deposits/TDD                     12.91         12.90         12.88         14.17           13.66            13.66
Avg Int-Bear Asset/Avg Int-Bear Liab           112.39        113.59        114.61        113.79          113.10           113.10
Pledged Securities/Total Securities              2.93          2.62          2.64          2.68            2.48             2.48
Tot Secs:Fair Val to Amrtzd Cost                98.14         99.15         99.62         99.77           99.93            99.93

FERGUSON & COMPANY               EXHIBIT IV
------------------

                                     HRBF

                          Harbor Federal Savings Bank
                           Baltimore, MD 21204-2562

                                                                          Financial Highlights
                                       Mar-97          Jun-97          Sep-97        Dec-97         Mar-98        Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                220,318         217,517         218,343       234,486        232,305           232,305
%CH:Total Assets                                N/A             N/A             N/A             7              5                 5
Total Loans $(000)                          147,849         150,816         152,812       151,365        151,469           151,469
Total Deposits                              179,296         177,347         182,242       187,191        183,174           183,174
Deps:Broker Originated                            -               -               -             -              -                 -

CAPITAL:
Consol:Equity Capital                        24,143          24,970          21,607        22,110         22,450            22,450
Total Equity Capital                         24,143          24,970          21,607        22,110         22,450            22,450
Tier 1 (Core) Capital                        24,479          24,905          21,353        21,775         22,215            22,215
Total Risk-based Capital                     24,859          25,315          21,773        22,235         22,705            22,705
Total Equity Capital/TA                       10.96           11.48            9.90          9.43           9.66              9.66
Tier 1 Risk-Based Capital Ratio               26.75           25.10           21.34         21.34          21.59             21.59
Tier 1 Leverage Capital Ratio                 11.24           11.61            9.92          9.41           9.69              9.69
Tangible Capital/Tang Assets                  11.24           11.61            9.92          9.41           9.69              9.69
Total Risk-Based Capital Ratio                27.17           25.51           21.76         21.79          22.07             22.07

PROFITABILITY
Net Income (Loss)                               420             420             417           390            421               421
Return on Average Assets                       0.76            0.77            0.77          0.69           0.72              0.72
Return on Average Equity                       6.98            6.84            7.16          7.14           7.56              7.56
Net Interest Margin/AA                         2.81            2.88            2.85          2.58           2.78              2.78
Total Noninterest Income/AA                    0.20            0.23            0.32          0.46           0.36              0.36
Total Overhead Expense/AA                      1.76            1.81            1.91          1.86           1.75              1.75
Yield on Average Earning Assets                7.45            7.50            7.52          7.38           7.60              7.60

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab         110.90          111.77          110.86        108.45         108.72            108.72
Brokered Deposits/TD                              -               -               -             -              -                 -

ASSET QUALITY:
Nonaccruing Loans/GL                           0.20            0.07            0.15          0.27           0.55              0.55
Nonperf Lns/Loan Loss Reserve                137.80           86.13           72.21        266.59         235.64            235.64
Repossessed Assets (incl OREO)/TA              0.21               -            0.03             -              -                 -
Net Charge-Offs(YTD)/Average Loans                -               -               -             -              -                 -

FERGUSON & COMPANY                EXHIBIT IV
------------------


                                     IPSW

                             Ipswich Savings Bank
                            Ipswich, MA 01938-2212

                                                                            FINANCIAL HIGHLIGHTS
                                             MAR-97         JUN-97         SEP-97          DEC-97        MAR-98      MAR 1998 (YTD)
BALANCE SHEET:
Total Assets                                   165,512        189,379        202,509         227,244       237,575         237,575
Securities                                      31,277         37,666         39,614          42,991        36,610          36,610
Held-to-Maturity Secs(AmortCost)                12,739         22,153         25,575          27,351        23,066          23,066
Avail for Sale Secs (Fair Value)                18,538         15,513         14,039          15,640        13,544          13,544
Total Loans & Leases(C)                        125,545        139,468        153,391         173,485       192,180         192,180
Total Deposits                                 139,173        154,476        166,651         173,669       173,499         173,499
Total Loans/Total Deposits                          90             90             92             100           111             111
Provision for Credit Loss                           30             30             30              30            45              45

CAPITAL:
Total Equity Capital                            10,203         10,818         11,370          11,833        12,538          12,538
Total Capital (Tier 1+2+3)                      11,307         11,904         12,496          13,192        14,017          14,017
Tangible Equity Ratio                             6.39           6.13           5.79            5.56          5.43            5.43
Risk-Adjusted Capital Ratio                      13.31          12.56          12.29           11.60         11.51           11.51
Core Capital/Risk Weighted Assets                12.05          11.31          11.03           10.35         10.26           10.26
Core Capital/Adjusted Total Assets                6.39           6.13           5.79            5.56          5.43            5.43
Dividend Payout                                  12.58          12.82          12.57           15.42         11.94           11.94

PROFITABILITY:
Net Income (Loss)                                  477            546            573             616           804             804
Return on Average Assets                          1.18           1.23           1.17            1.15          1.38            1.38
Return on Average Equity                         19.03          20.78          20.66           21.24         26.39           26.39
Net Interest Spread/AEA                           3.91           3.85           3.53            3.50          3.45            3.45
Net Interest Margin/AA                            3.72           3.65           3.35            3.34          3.30            3.30

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv              7.99           2.40           7.82            7.07          8.78            8.78
Loan Loss Reserve/Nonperf Loans                 167.94         551.85         165.34          176.11        137.00          137.00
Adjusted Nonperf Assets/TA                        1.50           0.91           1.02            0.95          0.89            0.89
PastDue 90 Days:Loans & Leases/GL                 0.49           0.17           0.23            -             0.12            0.12
Loan Loss Reserve/TL                              1.26           1.18           1.09            0.96          0.89            0.89
Net Charge-Offs(YTD)/Average Loans               (0.01)         (0.02)          -               0.01          0.01            0.01
Real Estate Loans/GDL                            99.26          99.19          99.02           99.07         99.21           99.21

LIQUIDITY:
Brokered Deposits/TD                              -               -              -               -            -               -
$100,000+ Time Deposits/TDD                       6.77           7.10           7.75            6.73          5.71            5.71
Avg Int-Bear Asset/Avg Int-Bear Liab            110.39         110.39         110.44          110.32        111.72          111.72
Pledged Securities/Total Securities               0.30           0.26           0.50            0.85          1.54            1.54
Tot Secs:Fair Val to Amrtzd Cost                100.54         101.02         101.30          101.16        101.23          101.23

FERGUSON & COMPANY               EXHIBIT IV
------------------

                                     JXVL

                         Jacksonville Saving Bank, SSB
                            Jacksonville, TX 75766

                                                          Financial Highlights
                                     Mar-97    Jun-97    Sep-97     Dec-97          Mar-98      Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                              N/A       N/A    233,771    235,523         236,937         236,937
Securities                                N/A       N/A     48,993     49,525          44,951          44,951
Held-to-Maturity Secs(AmortCost)          N/A       N/A     32,287     31,090          28,513          28,513
Avail for Sale Secs (Fair Value)          N/A       N/A     16,706     18,435          16,438          16,438
Total Loans & Leases(C)                   N/A       N/A    175,019    175,972         180,101         180,101
Total Deposits                            N/A       N/A    196,774    198,315         199,466         199,466
Total Loans/Total Deposits                N/A       N/A         89         89              90              90
Provision for Credit Loss                 N/A       N/A        105          -               5               5

CAPITAL:
Total Equity Capital                      N/A       N/A     31,716     32,451          32,929          32,929
Total Capital (Tier 1+2+3)                N/A       N/A     32,870     33,548          34,042          34,042
Tangible Equity Ratio                     N/A       N/A      13.66      13.76           14.04           14.04
Risk-Adjusted Capital Ratio               N/A       N/A      26.37      26.58           26.88           26.88
Core Capital/Risk Weighted Assets         N/A       N/A      25.41      25.66           25.97           25.97
Core Capital/Adjusted Total Assets        N/A       N/A      13.66      13.76           14.04           14.04
Dividend Payout                           N/A       N/A      10.58      37.20           47.69           47.69

PROFITABILITY:
Net Income (Loss)                         N/A       N/A      2,381        922             692             692
Return on Average Assets                  N/A       N/A       8.15       1.57            1.17            1.17
Return on Average Equity                  N/A       N/A      60.06      11.50            8.47            8.47
Net Interest Spread/AEA                   N/A       N/A      23.01       3.81            3.85            3.85
Net Interest Margin/AA                    N/A       N/A      22.32       3.69            3.73            3.73

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&Ln            N/A       N/A       1.96       2.14            2.36            2.36
Loan Loss Reserve/Nonperf Loans           N/A       N/A     185.09     162.03          144.21          144.21
Adjusted Nonperf Assets/TA                N/A       N/A       0.51       0.55            0.63            0.63
PastDue 90 Days:Loans & Leases/GL         N/A       N/A       -          -               -               -
Loan Loss Reserve/TL                      N/A       N/A       0.68       0.66            0.64            0.64
Net Charge-Offs(YTD)/Average Loans        N/A       N/A       0.01       0.02            0.01            0.01
Real Estate Loans/GDL                     N/A       N/A      93.70      93.06           92.67           92.67

LIQUIDITY:
Brokered Deposits/TD                      N/A       N/A       -          -               -               -
$100,000+ Time Deposits/TDD               N/A       N/A      11.79      12.54           11.95           11.95
Avg Int-Bear Asset/Avg Int-Bear Liab      N/A       N/A     116.47     115.84          115.78          115.78
Pledged Securities/Total Securities       N/A       N/A       -          -               -               -
Tot Secs:Fair Val to Amrtzd Cost          N/A       N/A     100.21     100.31          100.25          100.25

FERGUSON & COMPANY                EXHIBIT IV
------------------

                                     LARL


                              LAUREL SAVING BANK
                          ALLISON PARK, PA 15101-1402

                                                                            Financial Highlights
                                             Mar-97        Jun-97         Sep-97            Dec-97        Mar-98     Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                                 208,707       212,135        210,140           213,568       216,989        216,989
Securities                                    54,885        55,830         55,775            57,969        58,142         58,142
Held-to-Maturity Secs(AmortCost)              16,736        16,714         18,147            21,613        13,860         13,860
Avail for Sale Secs (Fair Value)              38,149        39,116         37,628            36,356        44,282         44,282
Total Loans & Leases(C)                      147,732       148,440        147,539           149,343       147,822        147,822
Total Deposits                               173,594       178,367        174,200           176,427       174,234        174,234
Total Loans/Total Deposits                        85            83             85                85            85             85
Provision for Credit Loss                          7             8              7                 2             4              4

CAPITAL:
Total Equity Capital                          21,526        21,028         21,746            22,283        22,690         22,690
Total Capital (Tier 1+2+3)                    22,854        22,175         22,760            23,282        23,737         23,737
Tangible Equity Ratio                          10.40          9.91          10.19             10.33         10.36          10.36
Risk-Adjusted Capital Ratio                    21.41         20.61          21.27             21.13         21.71          21.71
Core Capital/Risk Weighted Assets              20.15         19.35          20.02             19.88         20.45          20.45
Core Capital/Adjusted Total Assets             10.40          9.91          10.19             10.33         10.36          10.36
Dividend Payout                                23.32         22.88          22.11             28.23         34.30          34.30

PROFITABILITY:
Net Income (Loss)                                729           743            769               673           831            831
Return on Average Assets                        1.42          1.41           1.46              1.27          1.54           1.54
Return on Average Equity                       13.56         13.97          14.38             12.23         14.78          14.78
Net Interest Spread/AEA                         3.81          3.80           3.74              3.69          3.79           3.79
Net Interest Margin/AA                          3.77          3.76           3.70              3.64          3.74           3.74

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv            5.03          4.02           3.51              3.41          2.28           2.28
Loan Loss Reserve/Nonperf Loans               163.90        212.35         225.74            225.09        333.58         333.58
Adjusted Nonperf Assets/TA                      0.58          0.43           0.43              0.42          0.37           0.37
PastDue 90 Days:Loans & Leases/GL               0.10            -              -                 -             -              -
Loan Loss Reserve/TL                            1.31          1.31           1.25              1.22          1.24           1.24
Net Charge-Offs(YTD)/Average Loans                -             -            0.07              0.02         (0.01)         (0.01)
Real Estate Loans/GDL                          84.64         84.63          84.71             84.36         83.80          83.80

LIQUIDITY:
Brokered Deposits/TD                              -             -              -                 -             -              -
$100,000+ Time Deposits/TDD                     3.85          4.10           4.38              4.03          4.01           4.01
Avg Int-Bear Asset/Avg Int-Bear Liab          116.79        116.91         117.01            116.92        117.35         117.35
Pledged Securities/Total Securities             1.82          1.79           1.79              3.45          3.44           3.44
Tot Secs:Fair Val to Amrtzd Cost               99.71        100.59         101.07            101.22        101.05         101.05

FERGUSON & COMPANY                     EXHIBIT IV
------------------
                                         MFLR

                             Mayflower Co-Op Bank
                           Middleboro, MA 02346-2395

                                                                     Financial Highlights
                                       Mar-97       Jun-97         Sep-97         Dec-97        Mar-98        Mar 1998 (YTD)
BALANCE SHEET:
Total Assets                              123,765      125,116        127,590        133,249       135,701           135,701
Securities                                 38,611       41,665         44,631         47,568        46,893            46,893
Held-to-Maturity Secs(AmortCost)           14,986       14,889         17,495         17,056        12,545            12,545
Avail for Sale Secs (Fair Value)           23,625       26,776         27,136         30,512        34,348            34,348
Total Loans & Leases(C)                    73,921       72,579         72,895         76,272        75,933            75,933
Total Deposits                            101,721      100,611        100,673        104,843       106,041           106,041
Total Loans/Total Deposits                  72.67        72.14          72.41          72.75         71.61             71.61
Provision for Credit Loss                      30           30             30             20            15                15

CAPITAL:
Total Equity Capital                       11,536       11,949         12,294         12,651        12,847            12,847
Total Capital (Tier 1+2+3)                 12,445       12,670         12,896         13,282        13,555            13,555
Tangible Equity Ratio                        9.61         9.55           9.58           9.29          9.45              9.45
Risk-Adjusted Capital Ratio                 17.93        17.89          17.64          16.69         16.23             16.23
Core Capital/Risk Weighted Assets           16.67        16.64          16.38          15.44         14.97             14.97
Core Capital/Adjusted Total Assets           9.61         9.55           9.58           9.29          9.45              9.45
Dividend Payout                             40.12        39.70          47.20          37.78         45.92             45.92


PROFITABILITY:
Net Income (Loss)                             334          335            322            405           392               392
Return on Average Assets                     1.09         1.08           1.02           1.24          1.17              1.17
Return on Average Equity                    11.60        11.41          10.63          12.99         12.30             12.30
Net Interest Spread/AEA                      4.10         4.11           4.00           3.95          3.91              3.91
Net Interest Margin/AA                       3.88         3.87           3.78           3.75          3.71              3.71


ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv         9.32         8.34           6.66           6.58          5.90              5.90
Loan Loss Reserve/Nonperf Loans             96.46       102.60         129.67         128.65        143.42            143.42
Adjusted Nonperf Assets/TA                   1.02         0.99           0.74           0.66          0.59              0.59
PastDue 90 Days:Loans & Leases/GL            0.00         0.01           0.01           0.10          0.01              0.01
Loan Loss Reserve/TL                         1.55         1.52           1.55           1.49          1.52              1.52
Net Charge-Offs(YTD)/Average Loans          -0.02         0.10           0.00           0.02         -0.01             -0.01
Real Estate Loans/GDL                       94.12        94.29          94.42          94.15         94.46             94.46


LIQUIDITY:
Brokered Deposits/TD                         0.00         0.00           0.00           0.00          0.00              0.00
$100,000+ Time Deposits/TDD                  7.38         7.56           8.14           7.90          7.79              7.79
Avg Int-Bear Asset/Avg Int-Bear Liab       109.62       109.49         110.49         110.94        111.39            111.39
Pledged Securities/Total Securities          0.00         0.00           0.00           0.00          0.00              0.00
Tot Secs:Fair Val to Amrtzd Cost            98.37        99.71         100.44         100.66        100.57            100.57

                                   EXHIBIT V

FERGUSON & COMPANY          EXHIBIT V. - PRO FORMA ASSUMPTIONS
------------------          ----------------------------------

1. Net proceeds from the conversion were invested at the beginning of the period at 5.45%, which was the approximate rate on the one-year treasury bill on June 30, 1998. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

2. Citizen's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is 10% annually of the initial ESOP expense.

3. Citizen's RP will acquire 4% of the stock through open market purchases at $30 per share and the expense is recognized ratably over five years as the shares vest.

4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 38%.

5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

6. Earnings per share calculations have ignored AICPA OP 93-6. Calculating earnings per share under SOP 93-6 and assuming 10% of the ESOP shares are committed to be released and allocated to individual accounts at the beginning of the period would yield earnings per share of $4.69, $4.14, $3.73 and $3.38 and a price to earnings ratio of 11.50, 13.02, 14.44 and 15.94, at the minimum, midpoint, maximum and super maximum, respectively.

                                   EXHIBIT V
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MINIMUM OF THE CONVERSION VALUATION RANGE
                                   30-JUN-98

CITIZENS SAVINGS, FSB, SALISBURY, NC
--------------------------------------------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Value (Minimum)                                          $    17,850,000
      Less:  Estimated Expenses                                                        (934,000)
                                                                                ----------------
      Net Conversion Proceeds                                                   $    16,916,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                   $    16,916,000
      Less:  ESOP Contributions                                                      (1,428,000)
                  MRP Contributions                                                    (714,000)
                                                                                ----------------
      Net Conversion Proceeds after ESOP & MRP                                  $    14,774,000
      Estimated Incremental Rate of Return(1)                                              3.38%
                                                                                ----------------
      Estimated Additional Income                                               $       499,213
      Less:  ESOP Expense                                                               (88,536)
                  MRP Expense                                                           (88,536)
                                                                                ----------------
                                                                                $       322,141
                                                                                ================

3.    Pro Forma Calculations

                                                 Before              Conversion               After
      Period                                   Conversion              Results              Conversion
                                         -------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      30-Jun-98                            $         1,230,467     $     322,141        $       1,552,608

b.    Pro Forma Net Worth
      30-Jun-98                            $        15,611,497     $   14,774,000       $      30,385,497

c.    Pro Forma Net Assets
      30-Jun-98                            $       192,715,508     $   14,774,000       $     207,489,508

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   EXHIBIT V
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MIDPOINT OF THE CONVERSION VALUATION RANGE
                                   30-JUN-98

CITIZENS SAVINGS, FSB, SALISBURY, NC
--------------------------------------------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Valuation (Midpoint)                                              $       21,000,000
      Less:  Estimated Expenses                                                                  (1,000,000)
                                                                                         -------------------
      Net Conversion Proceeds                                                            $       20,000,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                            $       20,000,000
      Less:  ESOP Contributions                                                                  (1,680,000)
                  MRP Contributions                                                                (840,000)
                                                                                         -------------------
      Net Conversion Proceeds after ESOP & MRP                                           $       17,480,000
      Estimated Incremental Rate of Return(1)                                                          3.38%
                                                                                         -------------------
      Estimated Additional Income                                                        $          590,649
      Less:  ESOP Expense                                                                          (104,160)
                  MRP Expense                                                                      (104,160)
                                                                                         -------------------
                                                                                         $          382,329
                                                                                         ===================

3.    Pro Forma Calculations

                                                 Before              Conversion               After
      Period                                   Conversion              Results              Conversion
                                         -------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      30-Jun-98                           $        1,230,467    $       382,329   $          1,612,796

b.    Pro Forma Net Worth
      30-Jun-98                           $       15,611,497    $    17,480,000   $         33,091,497

c.    Pro Forma Net Assets
      30-Jun-98                           $      192,715,508    $    17,480,000   $        210,195,508


(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   EXHIBIT V
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MAXIMUM OF THE CONVERSION VALUATION RANGE
                                   30-JUN-98


CITIZENS SAVINGS, FSB, SALISBURY,NC
--------------------------------------------------------------------------------

1.   Conversion Proceeds
     Pro Forma Market Valuation (Maximum)                                                 $      24,150,000
     Less:  Estimated Expenses                                                                   (1,066,000)
                                                                                          ------------------
     Net Conversion Proceeds                                                              $      23,084,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                                              $      23,084,000
     Less:  ESOP Contributions                                                                   (1,932,000)
            MRP Contributions                                                                      (966,000)
                                                                                          ------------------
     Net Conversion Proceeds after ESOP & MRP                                             $      20,186,000
     Estimated Incremental Rate of Return(1)                                                           3.38%
                                                                                          ------------------
     Estimated Additional Income                                                          $         682,085
     Less:  ESOP Expense                                                                           (119,784)
            MRP Expense                                                                            (119,784)
                                                                                          ------------------
                                                                                          $         442,517
                                                                                          ==================

3.   Pro Forma Calculations


                                            Before              Conversion               After
Period                                    Conversion              Results              Conversion
                                    -------------------------------------------------------------------
Pro Forma Earnings
Twelve Months Ended
30-Jun-98                            $            1,230,467  $        442,517   $       1,672,984

Pro Forma Net Worth
30-Jun-98                            $           15,611,497  $     20,186,000   $      35,797,497

Pro Forma Net Assets
30-Jun-98                            $          192,715,508  $     20,186,000   $     212,901,508


(1)  Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   EXHIBIT V
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE SUPERMAX OF THE CONVERSION VALUATION RANGE
                                   30-JUN-98

CITIZENS SAVINGS, FSB, SALISBURY, NC
--------------------------------------------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Valuation (Final)                                                 $       27,772,500
      Less:  Estimated Expenses                                                          $       (1,142,000)
                                                                                         -------------------
      Net Conversion Proceeds                                                            $       26,630,500

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                            $       26,630,500
      Less:  ESOP Contributions                                                          $       (2,221,800)
                  MRP Contributions                                                      $       (1,110,900)
                                                                                         -------------------
      Net Conversion Proceeds after ESOP & MRP                                           $       23,297,800
      Estimated Incremental Rate of Return(1)                                                          3.38%
                                                                                         -------------------
      Estimated Additional Income                                                        $          787,233
      Less:  ESOP Expense                                                                $         (137,752)
                  MRP Expense                                                            $         (137,752)
                                                                                         -------------------
                                                                                         $          511,729
                                                                                         ===================

3.    Pro Forma Calculations

                                                 Before              Conversion               After
      Period                                   Conversion              Results              Conversion
                                         -------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      30-Jun-98                           $         1,230,467   $           511,729    $         1,742,196

b.    Pro Forma Net Worth
      30-Jun-98                           $        15,611,497   $        23,297,800    $        38,909,297

c.    Pro Forma Net Assets
      30-Jun-98                           $       192,715,508   $        23,297,800    $       216,013,308


(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   EXHIBIT V
                           PRO FORMA ANALYSIS SHEET

Name of Association:       CITIZENS SAVINGS, FSB, SALISBURY, NC
Date of Letter to Assn.:   Undated                                                    State of North Carolina
                                                                                      -----------------------
Date of Market Prices:     30-Jun-98                                                     Southeast Publicly       All Publicly
                                                                   Comparatives             Held Thrifts          Held Thrifts
                                                                   ------------             ------------          ------------
                             Symbols      Value                 Mean         Median       Mean      Median      Mean     Median
                           -------------------------            ----         ------       ----      ------      ----     ------
Price-Earnings Ratio           P/E
--------------------
     Last Twelve Months                    N/A
     At Minimum of Range                  11.50                                             16.61       16.94
                                                                                      -----------------------
     At Midpoint of Range                 13.02                15.98          14.03      20.28       18.06     17.82      16.87
     At Maximum of Range                  14.44
     At SuperMax of Range                 15.94

Price-Book Ratio               P/B
----------------
     Last Twelve Months                    N/A
     At Minimum of Range                  58.75%                                           111.99     111.75
                                                                                      -----------------------
     At Midpoint of Range                 63.46%               133.41        113.71      146.24     125.89     137.11    123.19
     At Maximum of Range                  67.46%
     At SuperMax of Range                 71.38%

Price-Asset Ratio              P/A
-----------------
     Last Twelve Months                    N/A
     At Minimum of Range                   8.60%                                            20.88       19.72
                                                                                      -----------------------
     At Midpoint of Range                  9.99%               14.16          14.32      17.87       16.93     15.17      14.60
     At Maximum of Range                  11.34%
     At SuperMax of Range                 12.86%

Twelve Mo. Earnings Base        Y                             $   1,230,467
     Period Ended           30-Jun-98

Book Value                      B                             $  15,611,497
     As of                  30-Jun-98

Total Assets                    A                             $ 192,715,508
     As of                  30-Jun-98

Return on Money (1)             R                                     3.38%

Conversion Expense              X                             $   1,000,000
Underwriting Commission         C                                      0.00%
Percentage Underwritten         S                                      0.00%
Estimate Dividend
     Dollar Amount             DA                             $           -
     Yield                     DY
ESOP Contributions              P                             $   1,680,000
MRP Contributions               I                             $     840,000
ESOP Annual Expense             E                             $     104,160
MRP Annual Contributions        M                             $     104,160
Cost of ESOP Borrowings         F                                      0.00%

(1) Investment rate of 5.45%, subject to an effective tax rate of 38%.

                                   EXHIBIT V
                           PRO FORMA ANALYSIS SHEET


Calculation of Estimated Value (V) at Midpoint Value

1.            V=                 P/A(A-X-P-I)            $       21,000,000
                           -------------------------
                                1-P/A(1-(CxS))

2.            V=                 P/B(B-X-P-I)            $       21,000,000
                           -------------------------
                                1-P/B(1-(CxX))

3.            V=           P/E(Y-R(X+P+I)-(E+M+ST))      $       21,000,000
                           ----------------------------
                               1-P/E(R(1-(CxX))

                                          Value
        Estimated Value                 Per Share           Total Shares                  Date
     ----------------------            -------------     -------------------          -------------
          $21,000,000                     $30.00                    700,000           30-Jun-98

Range of Value
$21.0 million x 1.15 = $24.150 million or 805,000 shares at $30.00 per share. $21.0million x .085 = $17.85 million or 595,000 shares at $30.00 per share.